As filed with the Securities and Exchange Commission on January 9, 1998
                           Registration No. __________
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                                    PHC, INC.
                 (Name of small business issuer in its charter)

       Massachusetts                 8069                  04-2601571
 (State or jurisdiction of     (Primary Standard         (IRS Employer
     incorporation or             Industrial           Identification No.)
      organization)           Classification Code
                                    Number)

                                 200 Lake Street
                                    Suite 102
                                Peabody, MA 01960
                                 (978) 536-2777
          (Address and telephone number of principal executive offices)

                                 200 Lake Street
                                    Suite 102
                                Peabody, MA 01960
                                 (978) 536-2777
(Address of principal place of business or intended principal place of business)


                                 BRUCE A. SHEAR
                      President and Chief Executive Officer
                                    PHC, Inc.
                                 200 Lake Street
                                    Suite 102
                                Peabody, MA 01960
                                 (978) 536-2777
            (Name, address and telephone number of agent for service)
           ----------------------------------------------------------

                                   Copies to:
                                ARNOLD WESTERMAN
                        ARENT FOX KINTNER PLOTKIN & KAHN
                           1050 Connecticut Avenue, NW
                              Washington, DC 20036
                                 (202) 857-6000

     Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Each Class of Securities   Amount    Proposed  Proposed
to be Registered                     to be     Maximum  Maximum     Amount of
                                  Registered  Offering Aggregate  Registration
                                               Price   Offering       Fee
                                                Per      Price (1)
                                              Share (1)

Class A Common Stock                429,621     $2.00    859,242       $261


     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

                               ----------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             =================================================
                             Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
                             ==================================================
                             Subject to Completion, dated January 9, 1998
                             =================================================
                              PROSPECTUS
                                429,621 Shares of Class A Common Stock of PHC, INC.

                                                 PIONEER HEALTHCARE (trademark)

     This Prospectus relates to the public offering that may be made from time to time of up to 429,621 shares of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of PHC, Inc., a Massachusetts corporation (the "Company"), by, or for the accounts of, the holders thereof (the "Selling Security Holders"). See "Selling Security Holders."

     172,414 shares of Class A Common Stock offered pursuant to this prospectus were issued by the company in October 1997 to ProFutures Special Equities Fund, L.P in a Private Placement, 86,207 shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of warrants issued by the Company in October 1997 to ProFutures Special Equities Fund, L.P. in a Private Placement, 15,000 shares of Class A. Common Stock offered pursuant to this Prospectus were issued by the Company in connection with an acquisition and employment agreement, 150,000 shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Brean Murray & Company and 6,000 shares of Class A. Common Stock offered pursuant to this prospectus are issuable upon the exercise of a remedy warrant to be issued by the Company to ProFutures Special Equities Fund, L. P. in connection with the late registration of the shares issued in the October 1997 Private Placement.

     The shares offered pursuant to this Prospectus may be sold from time to time by the Selling Security Holders or their transferees. No underwriting arrangements have been entered into by the Selling Security Holders as of the date hereof. The distribution of the shares offered pursuant to this Prospectus by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to such prevailing market prices, or negotiated prices. Underwriting discounts and usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Security Holders in connection with sales of such shares. See "Plan of Distribution."

     The Company will not receive any proceeds from the sale of the shares offered pursuant to this Prospectus. By agreement with the Selling Security Holders, the Company will pay all of the expenses incident to the registration of such shares under the Act (other than agent's or underwriter's commissions and discounts), estimated to be approximately $40,000.

     The Selling Security Holders, and any broker-dealers, agents, or underwriters through whom the shares offered pursuant to this Prospectus are sold, may be deemed "underwriters" within the meaning of the Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation.

     The Class A Common Stock and the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), are similar in all respects except that holders of Class B Common Stock have five votes per share and holders of Class A Common Stock have one vote per share on all matters on which stockholders may vote and that holders of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and holders of the Class B Common Stock are entitled to elect all of the remaining members of the Board of Directors. Subject to certain limitations, each share of the Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof or at any time at the option of the holder. See "Description of Securities." The Class A Common Stock and the Class B Common Stock are sometimes collectively referred to herein as the "Common Stock.") As of the date of this Prospectus, and without giving effect to the exercise of any options or warrants, the holders of Class A Common Stock own approximately 86.597% of the outstanding common stock and hold approximately 56.2% of the total voting power, and the holders of Class B Common Stock own approximately 13.5% of the outstanding Common Stock and hold approximately 43.8% of the total voting power. Bruce A. Shear, the President and Chief Executive Officer and a Director of the Company owns approximately 12.5% of the outstanding Common Stock and holds approximately 40.3% of the total voting power.

     The Class A Common Stock is traded on the Nasdaq SmallCap Market under the symbol PIHC. On December 10,1997 , the closing bid price of the Class A Common Stock was $ 2.00.

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Prospectus is ___________________________

     The Company intends to furnish its stockholders and holders of rights exercisable for publicly traded securities of the Company with annual reports containing audited financial statements and such other periodic reports as the Company may from time to time deem appropriate or as may be required by law.

                                EXPLANATORY NOTE

     This Registration Statement covers the registration of up to 429,621 shares of Class A Common Stock of PHC, Inc., a Massachusetts corporation (the "Company"), for sale by the holders thereof (the "Selling Security Holders"). The shares of Class A Common Stock offered pursuant to this Prospectus (or warrants exercisable for such shares) were issued by the Company in transactions exempt from registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. 172,414 shares of Class A Common Stock offered pursuant to this prospectus were issued by the Company in October 1997 to ProFutures Special Equities Fund, L.P in a Private Placement, 86,207 shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of warrants issued by the Company in October 1997 to ProFutures Special Equities Fund, L.P. in a Private Placement, 15,000 shares of Class A. Common Stock offered pursuant to this Prospectus were issued by the
Company in connection with an acquisition and employment agreement, 150,000 shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Brean Murray & Company and 6,000 shares of Class A. Common Stock offered pursuant to this prospectus are issuable upon the exercise of a remedy warrant to be issued by the Company to ProFutures Special Equities Fund, L. P. in connection with the late registration of the shares issued in the October 1997 Private Placement.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement, and the exhibits and schedules thereto which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed as exhibits to the Registration Statement.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the ""Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at 7 World Trade Center, New York, New York, 10048 and
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     A copy of the Company's Annual report on Form 10-KSB, as filed with the Commission, is available upon request, without charge, by writing to PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Bruce A. Shear.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and the Consolidated Financial Statements (including the Notes thereto) appearing elsewhere in this Prospectus.

                                   The Company

     PHC, Inc. (the "Company") is a national health care company specializing in the treatment of substance abuse, which includes alcohol and drug dependency and related disorders, and in the provision of psychiatric services and long-term care. The Company currently operates three substance abuse treatment facilities:
Highland Ridge Hospital, located in Salt Lake City, Utah, ("Highland Ridge"); Mount Regis Center, located in Salem, Virginia, near Roanoke ("Mount Regis"); and Good Hope Center, located in West Greenwich, Rhode Island ("Good Hope"). Until August 16, 1994, the Company operated Marin Grove, a substance abuse treatment facility in California ("Marin Grove"). The Company operates psychiatric facilities: Harbor Oaks Hospital ("Harbor Oaks"), a 64-bed psychiatric hospital located in New Baltimore, Michigan; Harmony Healthcare ("Harmony Healthcare"), a provider of outpatient behavioral health services in Las Vegas, Nevada; Total Concept EAP ("Total Concept"), a provider of outpatient behavioral health services in Shawnee Mission, Kansas; North Point-Pioneer, Inc. ("NPP") which operates five outpatient behavioral health centers under the name Pioneer Counseling Center in the greater Detroit metropolitan area, and Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary providing outpatient services through a physicians' practice in Roanoke, Virginia. The Company also operates a subacute long-term care facility, Franvale Nursing and Rehabilitation Center ("Franvale"), in Braintree, Massachusetts and BSC-NY, Inc. ("BSC") which provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area.

     The Company's substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care and subacute facilities (i.e., facilities designed to provide care to individuals who no longer require hospital care but who require some medical care), which permits the Company to provide its clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. The Company tailors these programs and services to "safety-sensitive" industries and concentrates its marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming, and health services industries.

     Harbor Oaks provides psychiatric care to children, adolescents and adults. The Company draws patients from the local population and uses the facility as a mental health resource to complement its substance abuse facilities. Harmony Healthcare and Total Concept provide psychiatric treatment for adults, adolescents and children with a concentration in the gaming industry. BSC is a manager of psychological service providers with contracts at over 35 long-term care facilities. Additionally, BSC is affiliated with a number of outpatient providers and has a contract to provide employee assistance services to the employees of Suffolk County, New York. NPP provides outpatient psychiatric treatment for adults, adolescents and children in the Metropolitan Detroit area. PCV is a physicians' practice specializing in the treatment of addictive behavior in adults, adolescents and children in the Roanoke Valley, Virginia area.

     Franvale provides traditional geriatric care services as well as specialized subacute services. The facility provides care to the high acuity segment (patients requiring a significant amount of medical care) of the geriatric population and to younger patients who require skilled nursing care for longer terms than typically associated with a general acute care hospital. The Company's long-term care services are offered in a larger, more traditional setting than the Company's substance abuse facilities, enabling the Company to take advantage of economies of scale to provide cost-effective treatment alternatives. The Company markets its long-term care to hospitals, insurers and managed care providers, in addition to marketing directly to prospective residents and their families.

     The Company's strategy of providing services to particular markets has resulted in customized, outcome-oriented programs, which the Company believes produce overall cost savings to the patient or client organization. The substance abuse facilities provide treatment services designed to prevent relapse. Such services, while potentially more costly on a per patient stay basis, often result in long-term health care cost savings to insurers, patients and patients' families. The goal of the Company's psychiatric treatment programs is to provide care at the lowest level of intensity appropriate for the patient in an integrated delivery system that includes inpatient and outpatient treatment opportunities. The integrated nature of the Company's psychiatric programs, which generally involves the same caregivers supervising different treatment modalities, provides for efficient care delivery and the avoidance of repeat procedures and diagnostic and therapeutic errors. The Company's long-term care facility achieves its cost containment objective by providing care to high acuity patients in a setting that produces positive outcomes through the use of tailored services. The specific skilled services that are provided are similar to those offered in acute care hospitals without the added overhead cost.

     The Company was organized as a Delaware corporation in 1976 under the name American International Health Services, Inc. In 1980, the Company merged into an inactive publicly held Massachusetts corporation and was the surviving corporation in the merger. The Company changed its name to "PHC, Inc." as of November 24, 1992. The Company is based in Massachusetts and is unaffiliated with an inactive Minnesota corporation of the same name. The Company does business under the trade name "Pioneer Healthcare." With the exception of the services provided directly by the Company under the name Pioneer Development Support Services, the Company operates as a holding company, providing administrative, legal and programmatic support to its subsidiaries. The Company plans to expand its operations through the acquisition or establishment of additional substance abuse and psychiatric treatment facilities.

     Unless the context otherwise requires, references in this Prospectus to "Pioneer" and the "Company" mean PHC, Inc. and its subsidiaries. The Company's executive offices are located at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960 and its telephone number is (978) 536-2777.

                                  The Offering


     Securities Offered:... 429,621 shares of Class A Common Stock. See "Description of Securities."

Securities Outstanding as of December 10, 1997:

     Class A Common Stock          4,690,174
     Class B Common Stock          730,331
     Class C Common Stock          0
     Preferred Stock               0

NASDAQ Symbol           Common Stock:           PIHC


     Use of proceeds the company will not receive any proceeds from the sale of securities in this offering.

     Risk Factors An investment in these securities involves a high degree of risk. Prospective purchasers should carefully review the factors set forth under "Risk Factors."

     Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of (i) shares issuable upon exercise of the Infinity/Seacrest Warrants; (ii) shares issuable upon exercise of the Alpine Warrant, (iii) shares issuable upon exercise of the Barrow Street Warrant, (iv) shares issuable upon exercise of the warrants issued in connection with the Company's February 1996 private placement, (v) the warrants issued to certain persons in lieu of fees for investor relation services, (vi) the Company's redeemable Class A Warrants (the "IPO Warrants") issued in connection with the Company's initial public offering ("IPO") in March 1994, (vii) the unit purchase option ("Unit Purchase Option") granted to the underwriter and its designees in connection with the IPO, (viii) those warrants issued in connection with a bridge financing by the Company, completed in October 1993 ("Bridge Warrants") that remain unexercised, (ix) warrants issued to former holders of Bridge Warrants, (x) options granted or reserved for issuance under the Company's 1993 Stock Purchase and Option Plan (the "Stock Plan"), (xi) options granted or reserved for issuance under the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), (xii) options granted or reserved for issuance under the Company's 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), (xiii) shares issuable to the former owners of Behavioral Stress Centers, Inc. and Pioneer Counseling of Virginia, Inc. in the event that certain earning targets are achieved and (xiv) shares issuable upon the exercise of the CCRI warrant, (xv) 50,000 shares issuable upon the exercise of a warrant issued to ProFutures Special Equities Fund, L. P. in conjunction with the issuance of Preferred Stock, (xvi) 150,000 shares issuable upon the exercise of a warrant issued to Brean Murran & Company, (xvii) 92,207 shares issuable upon the exercise of a warrant issued and issuable to ProFutures Special Equities Fund, L. P. in connection with the October 1997 Private Placement.

                       Summary Consolidated Financial Data


                               Three Months Ended       Year Ended June 30,
                                 September 30,
                                1997       1996         1997           1996
                                ____       ____         ____           ____
Statements of Operations Data:
Revenue..................    $ 6,310,755 $5,918,060  $27,234,372   $21,802,758
Operating expenses.......      6,900,444  5,596,231   28,500,890    21,845,592
Income (loss) from
operations...............       (589,689)   321,829   (1,266,518)      (42,834)
Other expense............        320,949    211,954    1,375,835       754,072

Net income (loss)........       (918,638)    65,742   (2,839,664)     (585,315)
     Net income (loss) per
       share.............           (.21)       .02         (.87)         (.22)

                             As of September 30,1997
                             _______________________

Balance Sheet Data:
Total assets......................      $26,749,524
Working capital...................       $3,893,341
Long-term obligations.............      $11,175,376
Stockholders' equity..............       $8,066,131

                                    RISK FACTORS

     An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating whether to invest in the securities offered hereby.

     Negative Cash Flow; Need for Additional Financing; Significant and Increasing Amounts of Accounts Receivable. The Company generated a loss of $918,638 during the first fiscal quarter of 1998, a loss of $2,839,664 during fiscal year 1997 and a loss of $585,315 during fiscal year 1996. There can be no assurance that the Company will not incur additional losses in the future. As a result of significant losses in prior years, as of September 30, 1997 the
Company had an accumulated deficit of $5,592,954. The Company experienced a significant increase in accounts receivable from $9,606,065, as of June 30, 1996 to $14,349,321 as of September 30, 1997. Primarily as a result of the losses noted above, in part due to a decline in census, and the increase in accounts receivable, the Company has had negative cash flow from operations in recent periods. Although the Company has entered into accounts receivable funding facilities with LINC Finance Corporation VIII and Healthcare Financial Partners
(HCFP) (see the Consolidated Financial Statements and notes related thereto included herein or incorporated herein by reference), there can be no assurance that the Company will be able to obtain any additional required financing on terms acceptable to the Company. The Company intends to expand its operations through the acquisition or establishment of additional facilities, and may seek to obtain additional financing from various sources including banks. The inability to obtain needed financing could have a material adverse effect on the Company's financial condition, operations and business prospects and there can be no assurance that the Company will be able to attain or maintain profitability in the future. See Consolidated Financial Statements and notes related thereto included herein or incorporated herein by reference.

     Lack of Access to Capital to Achieve Acquisition Strategy. The Company's plan to acquire additional facilities in the future is highly dependent upon its access to capital, of which there can be no assurance. See "Negative Cash Flow; Need for Additional Financing; Significant and Increasing Amounts of Accounts Receivable." If the Company is unable to secure the necessary access to capital it will be unable to acquire additional facilities which, in turn, will limit the Company's growth.

     Reimbursement by Third-Party Payors; Significant and Increasing Accounts Receivable; Concentration of a Receivable; Change in Service Mix. Payment for substance abuse treatment is provided by private insurance carriers and managed care organizations; payment for long-term and subacute care is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs; payment for psychiatric services is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs. Changes in the sources of the Company's revenues could significantly alter the profitability of the Company's operations. In general, revenues derived from the Medicare and Medicaid programs in connection with the long-term and subacute care services provided by the Company have been less profitable to the Company than revenues derived from private insurers and managed care organizations. In addition, the Company experiences greater delays in the collection of amounts reimbursable by the Medicare and the Medicaid programs than in the collection of amounts reimbursable by private insurers and managed care organizations. Accordingly, a change in the Company's service mix from substance abuse and psychiatric to long-term care could have a material adverse effect on the Company as would an increase in the percentage of the Company's patients who are insured by Medicare or Medicaid. In addition, cost containment pressures from private insurers and the Medicare and the Medicaid programs have begun to restrict the amount that the Company can charge for its services. If a substantial number of private insurers and managed care organizations were to adopt more restrictive reimbursement schedules and if such schedules did not permit the Company to profitably provide substance abuse treatment and long-term and subacute health care, the Company's business would be materially adversely affected. 22.3% of Gross Revenue for the quarter ended September 30, 1997 is due from Government Payors. In addition, there can be no assurance that the Company's existing facilities will continue to meet, or that proposed facilities will meet, the requirements for reimbursement by third-party or governmental payors.

     The Company had substantial receivables from Medicaid and Medicare of approximately $1,787,000 at June 30, 1997, which would constitute a concentration of credit risk should these agencies defer or be unable to make reimbursement payments as due.

     A number of substance abuse facilities in the New England area have closed in recent years, purportedly in part because certain managed care organizations are no longer willing to pay for inpatient treatment beyond five or ten days, making it difficult for such facilities to remain in operation. The Company has marketed, and intends to continue marketing, its services to managed care organizations and insurance companies that are willing to reimburse the Company for longer lengths of stay, particularly with respect to those patients with severe substance abuse addictions. However, if a growing number of managed care organizations and insurance companies adopt policies which limit the length of stay for substance abuse treatment, the Company's business would be materially adversely affected.

     Reimbursement for substance abuse and psychiatric treatment from private insurers is largely dependent on the Company's ability to substantiate the medical necessity of treatment in accordance with varying requirements of different insurance companies. The process of substantiating a claim often takes up to four months and, as a result, the Company experiences significant delays in the collection of amounts reimbursable by third-party payors which adversely affects the Company' working capital condition. The Company's accounts receivable (net of allowance for bad debts) were $14,349,321at September 30, 1997, compared with $14,318,545 at June 30, 1997 and $9,606,065 at June 30,
1996. Those changes are due primarily to an increase in patient census in connection with acquisitions, management fees generated by the BSC-NY acquisition and an increase in the number of beds available at Franvale due to completion of construction. If the Company's expansion plans are successful, the Company will be required to seek payment from a larger number of payors and the amount of the Company's accounts receivable will likely increase. In the June 30, 1997 year end detailed review of theCompany's allowance for doubtful accounts, the reserve was deemed to be inadequate to cover future potential bad debt and was adjusted accordingly. This adjustment resulted in an increase in allowance for doubtful accounts to $2,982,138 at June 30, 1997 from $1,492,983 at June 30, 1996. The Company further increased this allowance to $3,219,992 at September 30, 1997 in line with its more aggressive reserve policy. If the amount of receivables which eventually become uncollectible exceeds such allowance, the Company could be materially adversely affected. In addition, any decrease in the Company's ability to collect its accounts receivable or any further delay in the collection of accounts receivable would have a material adverse effect on the Company. See the Consolidated Financial Statements and notes related thereto included herein.

     As a general rule, the Company attempts not to accept patients who do not have either insurance coverage or adequate financial resources to pay for treatment. Each of the Company's substance abuse facilities does, however, provide treatment free of charge to a small number of patients each year who are unable to pay for treatment but who meet certain clinical criteria and who are believed by the Company to have the requisite degree of motivation for treatment to be successful. In addition, the Company provides follow-up treatment free of charge to relapse patients who satisfy certain criteria. Most of the Company's psychiatric patients are either covered by insurance or pay at least a portion of treatment costs. The number of patient days attributable to all patients who receive treatment free of charge in any given fiscal year is in the Company's discretion and has been less than 5%.

     Private insurers, managed care organizations and, to a lesser extent, Medicaid and Medicare, are beginning to carve-out specific services, including mental health and substance abuse services, and establish small, specialized networks of providers for such services. Continued growth in the use of carve-out systems could materially adversely affect the Company to the extent the Company is not selected to participate in such smaller specialized networks.

     Risks of Governmental Action Relating to Deficiencies. On February 19, 1997, the Company's Franvale Nursing and Rehabilitation Center ("Franvale") was cited for serious patient care and safety deficiencies by the Massachusetts Department of Public Health as the result of a routine survey. A civil penalty of $3,050 per day was imposed which was reduced to $2,250 per day on March 12, 1997. After an appeal the fine was reduced to $90,545 in total which is due in monthly installments. At the time of the original citation, the Company was notified by the Department of Public Health and by the federal agency, HCFA, that Franvale would be terminated from the Medicare and Medicaid programs unless Franvale was in substantial compliance with regulatory requirements by March 14, 1997. Franvale submitted a plan of correction to the Department of Public Health and on March 12, 1997, as the result of a resurvey by the Department of Public Health, a new statement of deficiencies was issued, which contained a significant number of violations but recharacterized the level of seriousness of the deficiencies to a lower degree of violation and which extended the threatened date of termination to April 30, 1997.

     As a result of the new statement of deficiencies, the Department of Public Health had precluded the Company from admitting new patients to its Franvale facility until at least April 30, 1997. However, on April 11, 1997, the Company received authority to admit new patients on a case by case basis, previous patients were readmitted to the Franvale facility from a hospital only after a case by case review by the Department of Public Health. The Company was obligated to notify the attending physician of each resident of Franvale who was found to have received substandard care of the deficiency notice and was obligated also to notify the Massachusetts board which licenses the administrator of Franvale. HCFA had informed the Company that it would publish a notice of impending termination in the Boston Globe unless Franvale had been found to be in substantial compliance by that date.

     The Company replaced the management team at Franvale and expended significant sums for staffing and programmatic improvements in an attempt to bring the facility into substantial compliance at the earliest possible date. If the Franvale facility was not in substantial compliance before April 30, 1997, the facility would have been unable to admit new patients, would have continued to be subject to a case by case review of readmissions, would have continued to incur significant civil penalties, and would have lost its certification under the Medicare and Medicaid programs, which would materially affect the number of residents at the facility and would call into question its ability to operate, and could have resulted in the loss of its licensure altogether.

     On April 29, 1997 the Department of Public Health, Division of Health Care Quality completed a follow-up survey of the Franvale Nursing Home. As a result of this survey it was determined that all deficiencies cited from the April 17, 1997 visit had been corrected.

     As a result of the decrease in census resulting from the inability of Franvale to admit new patients and the limitations on its ability to re-admit patients, the monetary penalties, and the expenses that have been incurred by the Company in an attempt to cure the cited deficiencies, the Company experienced a material adverse effect on its financial results for the year ended June 30, 1997 and the quarter ended September 30, 1997 and anticipates continued adverse financial impacts in future quarters due to the slow increase in patient census.

     Acquisition Strategies and Expansion Risks. The Company's strategy is to acquire businesses that will contribute to overall profitability within a short period of time after the acquisition. The Company may also make acquisitions in areas that will further support the integrated delivery system in markets that the Company currently services. There can be no assurance that the Company will be successful in identifying appropriate acquisition opportunities or, if it does, that the Company will be successful in acquiring such facilities or that the acquired facilities will be profitable. The ability of the Company to acquire and develop additional facilities will depend on a number of factors beyond the control of the Company, including the availability of financing, the ability of the Company to obtain necessary permits, licenses and approvals as well as the employment of appropriate personnel to manage and staff the acquired facilities. The failure of the Company to implement its acquisition strategy could have a material adverse effect on the Company's financial performance. Moreover, the attendant risks of expansion could also have a material adverse effect on the Company's business. Start-up facilities could operate at a loss for a substantial period of time following acquisition. The operating losses and negative cash flow associated with start-up acquisitions could have a material adverse effect on the profitability of the Company unless and until such facilities are fully integrated with the Company's other operations and become profitable.

     Variable Patient Census. The patient census at the Company's long-term care facility declined from 87.1% to 84.1% occupancy from fiscal year 1996 to fiscal year 1997 and to 67.0% occupancy for the quarter ended September 30, 1997. The patient census at the Company's substance abuse and psychiatric facilities decreased from 63.4% to 58.8% occupancy from fiscal year 1996 to fiscal year 1997 and to 54.4% for the quarter ended September 30, 1997. There can be no assurance that occupancy rates will continue at those levels. Similarly, there can be no assurance that the Company will be able to fill the beds which have been added at its long-term care facility or that the patient census, which had declined during construction and the February 1997 State survey which placed the facility in Jeopardy and precluded admissions for a time, will reach maximum capacity now that construction has been completed and admissions are no longer restricted. Furthermore, there can be no assurance that the Company will be able to maintain sufficient capacity utilization or pricing in the future to ensure profitability.

     Blind Pool/Acquisition Program. The Company's acquisition program is directed by Bruce A. Shear, a Director and the President and Chief Executive Officer of the Company, in conjunction with other members of the Company's Board of Directors. As consideration for any acquisition, in addition to the payment of cash (if any), the Company may issue notes, common stock, preferred stock or other securities. Key employees of acquired companies may become employees of the Company and may hold management positions in the Company. The Company does not intend to seek stockholder approval for any such acquisitions unless required by applicable law or regulations. Accordingly, investors will be substantially dependent upon the business judgment of management in making such acquisitions. The Company intends to engage in a program to seek acquisitions in business areas related or complementary to the present business of the Company and currently plans to acquire one or more substance abuse facilities and/or psychiatric facilities. There can be no assurance that the Company will be able to attract management to operate any additional facilities or, if the Company cannot attract such management, that the Company's current management will be able to devote a sufficient amount of time to managing any additional facilities.

     Seasonality and Fluctuation in Quarterly Results. The Company experiences and expects to continue to experience a decline in revenue in its fiscal quarters ending December 31 primarily due to a seasonality decline in revenue from the Company's substance abuse facilities during this period.

     Regulation. The Company and the health care industry are subject to extensive federal, state and local regulation with respect to licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, the addition of new services, compliance with physical plant safety and land use requirements, implementation of certain capital expenditures and reimbursement for services rendered. Health care facilities, including those operated by the Company, are subject to periodic inspections by governmental authorities to ensure compliance with licensure standards and to permit continued participation in third-party payor reimbursement programs, including the Medicare and the Medicaid programs, where applicable. Although, to the best of the Company's knowledge, all of the Company's existing facilities are currently in compliance with all material governmental requirements, there can be no assurance that the Company will be able to obtain new licenses to effect its acquisition strategy or maintain its existing licenses and reimbursement program participation approvals. It is not possible to accurately predict the content or impact of future legislation and regulations affecting the health care industry. The Company's ability to develop or acquire new facilities is dependent upon its ability to secure requisite certificates or determinations of need, licenses, permits and reimbursement program participation approvals. If the Company is unable to obtain required licenses and approvals for new projects, or if its existing licenses or approvals are restricted, rescinded or revoked, its growth would be limited and its business would be materially adversely affected.

     In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs. Currently, Congress and the President contemplate plans to reduce Medicare spending-growth cuts within the next ten years. Preliminary indications suggest that, in addition to increased costs to beneficiaries, the plan would attempt to impose a disproportionate share of the burdens of reform upon health care providers. Additionally, proposed congressional spending reductions for the Medicaid program, possibly involving the issuance of block grants to states, is likely to hasten the reliance upon managed care as a potential savings mechanism of the Medicaid program. The Commonwealth of Massachusetts has already implemented a mental health/substance abuse managed care program for its Medicaid population, which, in general, has increased administrative oversight and reduced revenues for mental health/substance abuse providers. As a result of this reform activity the Company can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the Commonwealth of Massachusetts and the State of Michigan, are considering reductions in state Medicaid budgets.

     Unpredictability of BSC Financial Statements. BSC maintained its financial records on a cash basis. There are no audited financial statements with respect to BSC for any historical period. The Company's ability to predict the future financial performance of BSC is diminished because of the lack of audited financial information.

     Non-compliance with Reporting Obligations. The Company was unable to provide audited financial statements in connection with its acquisition of BSC as required by Item 7 of Form 8-K and, accordingly, is currently not in compliance with its reporting obligations under the Exchange Act. As a result of its failure to file audited financial statements of BSC as required, the Company will be unable to file any registration statements under the Securities Act of 1933 with respect to the offer or sale of securities by the Company for its own account until it has filed financial statements which include the operations of BSC covering a period of at least two years. In addition, until at least
February 1, 1998, the Company is precluded from filing any registration statement covering the offer and sale (or resale) of shares of the Company for its own account or for others using Form SB-3, which is a short form, less costly registration statement than Form SB-1 or SB-2. As a result, the Company's ability to raise funds for its operations or for acquisitions in the public capital markets has been impaired, which could have a material adverse effect on its operations and acquisition program.

     Prior Securities Act Violations. On November 9, 1984, the Company entered a plea of guilty with the United States District Court for the District of Massachusetts to a one count Information (the "Information") charging the Company with filing a false or misleading registration statement in connection with a proposed public offering of stock in the Company in 1981. In its Information, the United States Attorney charged that the Company falsely omitted to disclose in the registration statement that Maurice Shear, Bruce A. Shear's father, was a controlling person of the Company, and that Maurice Shear had prior criminal convictions not involving the Company. The Information also charged the Company with falsely stating and omitting to state other material facts, including that Maurice Shear, Steven Shear (Bruce A. Shear's brother) and Bruce A. Shear had provided $50,000 to the proposed underwriter of the Company's public offering, F.L. Putnam, so that Putnam would undertake the offering of securities. Bruce A. Shear was a director and the President of the Company at the time the registration statement was filed. The Company was sentenced with a fine of $10,000 and was placed on probation for a period of three years. As a condition to probation, the Company agreed, for a minimum of three years, to nominate to its Board of Directors a majority of persons independent of the Company and of the Shear family, to cause the Board of Directors to meet no less than six times a year, and to compensate reasonably the independent directors. The Company withdrew the registration statement and the proposed public offering was not consummated. The Company has continued to maintain a Board of Directors comprised of a majority of independent directors.Maurice Shear does not currently own any outstanding shares of the Common Stock of the Company, however, his wife, Gertrude Shear, owns 14,460 shares of the Company's Class A Common Stock and 298 shares of the Company's Class B Common Stock. In addition, Mrs. Shear is the beneficiary of the Shear Trusts which, pursuant to the terms of a settlement agreement entered into by the Shear Trusts in partial settlement of certain litigation brought by Bruce A. Shear's mother against a former trustee of the Shear Trusts, own an aggregate of 59,280shares of the Company's Class A Common Stock or 1.1% of the Company's outstanding Common Stock.

     Maurice Shear previously had pleaded guilty to an indictment charging him with securities fraud and mail fraud in connection with the registration statement referred to above and a fraudulent scheme to control trading in the Company's Common Stock between 1979 and 1981.

     Control of the Company by Bruce A. Shear. The holders of the Company's Class B Common Stock are entitled to five votes per share on any matter requiring stockholder action, and the holders of the Class A Common Stock are entitled to one vote per share, except with respect to the election of directors. The holders of the Class A Common Stock are entitled to elect two members to the Company's five-member Board of Directors and the holders of the Class B Common Stock are entitled to elect the remaining directors. Assuming no exercise of any options or warrants and no conversion of any debentures, the holders of the Class B Common Stock beneficially own 13.5% of the Company's Common Stock, but have 43.8% of the total voting power. Bruce A. Shear and his affiliates own and control 13.8% of the Common Stock, but hold 41.2% of the total voting power

     Dependence Upon Attraction and Retention of Key Personnel; Potential Staffing Shortages. The Company is highly dependent on the principal members of its management and professional staff, particularly Bruce A. Shear, the Company's President and Chief Executive Officer, Robert H. Boswell, the
Company's Executive Vice President and the other members of the Company's management. Although the Company has obtained key man insurance in the amount of $1,000,000 on the life of Mr. Shear, the loss of any key person would have a material adverse effect on the Company's business. In addition, the Company's success will depend, in large part, on its ability to attract and retain highly qualified personnel, particularly skilled health care personnel. The Company faces competition for such personnel from governmental agencies, health care providers and other companies. The Company has not to date experienced substantial difficulty in hiring appropriate personnel to staff its facilities. However, if there were a shortage of trained health care personnel in the geographic markets in which the Company conducts or proposes to conduct its business, such shortages could increase the Company's operating costs and limit its expansion opportunities. There can be no assurance that the Company will be successful in hiring or retaining the personnel it requires for continued growth. Similarly, if the Company acquires additional facilities, there can be no assurance that it will be able to attract management to operate such facilities or, if it cannot attract such management, that the Company's current management will be able to devote a sufficient amount of time to managing such additional facilities.

     Competition. The health care business is highly competitive and subject to excess capacity. The Company's competitors include both not-for-profit and for-profit hospitals, health care companies specializing in substance abuse, psychiatric services and subacute services and nursing home chains, many of which have substantially greater resources than the Company.

     Reliance on Key Clients. The Company has entered into relationships with large employers, health care institutions and labor unions to provide treatment for psychiatric disorders, chemical dependency and substance abuse in conjunction with employer-sponsored employee assistance programs. The employees of such institutions may be referred to the Company for treatment, the cost of which is reimbursed on a per diem or per capita basis. Although none of these large employers, health care institutions or labor unions accounts for 10% or more of the Company's consolidated revenues, the loss of any of these key clients would require the Company to expend considerable effort to replace patient referrals and would result in revenue losses to the Company and attendant loss in income.

     Environmental Matters. As a result of an environmental site assessment conducted by the Company in connection with its acquisition of the assets of Franvale, the Company learned that the presence of fuel oil and certain other contaminants had been detected on the site in Braintree, Massachusetts upon which Franvale is located. On July 23, 1993, the Company received a letter from the Massachusetts Department of Environmental Protection ("DEP") advising that the Franvale site would be included in the August 1993 Transition List of Confirmed Disposal Sites as a "Location to be Investigated." The Company has submitted evidence of the site clean-up to a Licensed Site Professional ("LSP"), an independent expert licensed by the DEP to coordinate site assessment and clean-up activities. The LSP has investigated conditions at the site and rendered an opinion to the Company that the site clean-up has brought the site into compliance with the Massachusetts Contingency Plan ("MCP"), and that the site presents no significant risk to health, safety, public welfare or the environment. Notwithstanding the foregoing, under the MCP, the DEP retains the right to audit the clean-up activities at the site and the work and conclusions of the LSP, without cause, for a period of five years, and with cause, for an indefinite period.

     There are three underground storage tanks on the property on which Good Hope is located. Although this property is leased, the Company assumed responsibility for compliance with registration requirements and applicable state and local laws as of July 31, 1994. The Company has indemnified the landlord for liabilities relating to the tanks resulting from acts or omissions by the Company. The tanks are registered with the Rhode Island Department of Environmental Management.

     Litigation. On or about December 31, 1993, the Company received a notice from Pioneer Health Care, Inc., a Massachusetts non-profit corporation, claiming that the Company's use of its PIONEER HEALTHCARE trademark infringes certain rights of Pioneer Health Care, Inc., under applicable law, and demanding that the Company cease and desist from any further use of the PIONEER HEALTHCARE mark and cancel its federal registration of the mark with the United States Patent and Trademark Office ("PTO"). By letter dated March 17, 1994, the Company declined to accede to these demands. On May 25, 1994, Pioneer Health Care, Inc., filed a petition with the PTO seeking to cancel the Company's registration of the PIONEER HEALTHCARE mark. On December 9, 1994, the Company filed a civil action in federal court seeking a declaratory adjudication of its rights to continue to use, and maintain the federal registration of, the PIONEER HEALTHCARE mark. On or about February 10, 1995, the PTO suspended the cancellation proceeding initiated by Pioneer Health Care, Inc. pending the adjudication of the Company's civil action. That civil action remains pending before the federal court. It is possible that an adverse decision will result in money damages which could have a material adverse effect on the Company. If the Company were required to discontinue using the PIONEER HEALTHCARE mark, the costs involved could have an adverse effect on the Company's financial performance.

     In January 1996, the Company received notice that Mullikin Medical Center, A Medical Group, Inc., located in Artesia, California, filed a petition with the PTO seeking cancellation of the registration of the PIONEER HEALTHCARE mark. This cancellation proceeding has been suspended pending the outcome of the litigation described above.

     Possible Nasdaq Delisting. The Company has been informally advised by the staff of Nasdaq that an issuance of stock by the Company at a significant discount to market would likely result in a review by Nasdaq of the Company's continued listing. From time to time the company does issue stock at a discount to market. Although the Company believes that the pricing of the securities issued by the Company at a discount to market from time to time is not significant enough to result in a Nasdaq review of the Company's listing, there can be no assurance that Nasdaq will not conduct such a review, or otherwise take action to delist the Class A Common Stock. The Company would oppose such action through all reasonable administrative and judicial means.

     Although the Company's Class A Common Stock is listed on Nasdaq, there can be no assurance that the Company will meet the criteria for continued listing of securities on Nasdaq. These continued listing criteria include that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Class A Common Stock be $1.00 per share or the market value of the freely tradable Class A Common Stock ("public float") be at least $1,000,000 and the value of its capital and surplus be at least $2,000,000, (iii) there be at least 100,000 shares in the Company's public float with a market value of at least $200,000, (iv) there be at least two active market makers in the Class A Common Stock and (v) the Company's Stock be held by at least 300 holders.

     Furthermore, Nasdaq's Board of Directors has recently voted to revise the listing standards for the SmallCap Market. Such proposed changes would require that (i) for two of the last three years, the Company must maintain at least $2,000,000 in net tangible assets, or at least $35,000,000 in market capitalization, or at least 500,000 shares in the Company's public float with a market value of at least $1,000,000. The criteria relating to bid price, market makers and shareholders would not be changed by this proposal. Currently, the Company meets these new criteria, but there can be no assurances that it will continue to meet such criteria.

     If the Company becomes unable to meet such criteria and is delisted from Nasdaq, trading, if any, in the Class A Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, on the National Association of Securities Dealers Inc.'s "Electronic Bulletin Board." As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

     Risk of  Low-Priced  Stocks;  Possible  Effect  of "Penny  Stock"  Rules on
Liquidity for the Company's Securities. If the Company's securities were delisted from Nasdaq, they may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

     The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. As of November 19, 1997 the closing price of the Company's stock as reported on Nasdaq was $2.375. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on the Nasdaq National Market System, are otherwise listed on Nasdaq and have certain price and volume information provided on a current and continuing basis, or if the Company meets certain minimum net tangible assets or average revenue criteria. While the Company currently meets these criteria, there can be no assurance that the Company's securities will continue to qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, the Company would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

     If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities would be materially adversely affected.

     Dividends. The Company has not paid any cash dividends since its inception and, while there are currently no restrictions on the Company's ability to pay dividends, the Company does not anticipate paying cash dividends in the foreseeable future.

     Possible Adverse Effects of Authorization of Preferred Stock. The Company's Restated Articles of Organization authorize the issuance of 1,000,000 shares of Preferred Stock on terms which may be fixed by the Company's Board of Directors without further stockholder action. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of the Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, financing transactions and other corporate transactions, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, capital stock of the Company. The Company issued 1,000 shares of Convertible Preferred Stock for $1,000,000. As of June 30, 1997 half of the Convertible Preferred Stock had been converted into 229,964 shares of Class A Common Stock. On August 20, 1997, 246,305 shares of Class A Common Stock were issued upon conversion of the remaining shares of Convertible Preferred Stock. In accordance with the Preferred Stock agreement, these shares were issued at a discount of $200,000 from fair market value which was reflected as additional dividend in the June 30, 1997 Financial Statements.

     Thin Float. The average weekly trading volume of the Company's Class A Common Stock for the period from July 1, 1997 to December 10, 1997 was 88,232 shares. There can be no assurance that the weekly trading volume will not remain at the same level or decline. As a result of the thin float in the Company's stock, a small number of transactions can result in significant swings in the market price of the Company's stock, and it may be difficult for stockholders to dispose of the Company's stock in a timely way at a desirable market price.

     The Company has never paid any cash dividends on its Common Stock. While there are currently no restrictions on the Company's ability to pay dividends the Company anticipates that future earnings, if any, will be retained for use in the business or for other corporate purposes, and it is not anticipated that cash dividends in respect of Common Stock will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on the results of operations and financial position of the Company and such other factors as the Company's Board of Directors, in its discretion, deems relevant.

                             MARKET FOR COMMON STOCK

     The following table sets forth, for the periods indicated, the high and low sale prices of the Company's Class A Common Stock, as reported on the Nasdaq SmallCap Market.


1995                                          High            Low
    First Quarter.......................      $ 6 3/4         $ 6
    Second Quarter......................      $ 6 1/2         $ 6
    Third Quarter.......................      $ 6 1/4         $ 5 1/8
    Fourth Quarter......................      $ 7 3/8         $ 5 1/8

1996
    First Quarter.......................      $ 7 3/4         $ 6 1/2
    Second Quarter......................      $ 7 3/8         $ 5 1/2
    Third Quarter.......................      $ 9 5/8         $ 5 1/4
    Fourth Quarter......................      $ 9 3/4         $ 7

1997
    First Quarter.......................      $ 9 5/8         $ 6 1/2
    Second Quarter......................      $ 7 1/8         $ 4 5/8
    Third Quarter.......................      $ 5 5/8         $ 1 3/4
    Fourth Quarter                            $ 4 3/8         $ 2 1/8

1998
    First Quarter                             $ 3 9/16        $ 2 1/4
    Second Quarter (through December 10, 1997)$ 3             $ 1 7/8

     On December 10, 1997, the last reported sale price of the Class A Common Stock on the Nasdaq SmallCap Market was $2.00. As of December 10, 1997, there were 112 holders of record of the Company's Class A Common Stock and 319 holders of record of the Company's Class B Common Stock.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the securities offered hereby.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1997. This table should be read in conjunction with the Consolidated Financial Statements and related notes appearing elsewhere in this Prospectus.

                                                               As of
                                                             September
                                                              30,1997
                                                            ___________

Short-term debt.........................................     $2,301,430
Long-term debt..........................................     11,175,376
Stockholders' equity:
   Preferred Stock, $.01 par value; 1,000,000 shares
     authorized; 500 shares issued and outstanding June
     30, 1997............................................
   Class A Common Stock; $.01 par value; 20,000,000
     shares authorized; 4,643,280 shares issued(1).......        46,433
   Class B Common Stock, $.01 par value; 2,000,000
     shares authorized; 730,331 shares issued............         7,303

                                                                    --
        Additional paid-in capital.......................    13,643,167
        Treasury Stock  8,656 shares at cost                    (37,818)
         Accumulated deficit..........................       (5,592,954)
         Total stockholders' equity...................        8,066,131

Total capitalization..................................      $21,542,937

     (1) Does not include: (i) shares issuable upon exercise of the Infinity/Seacrest Warrants; (ii) shares issuable upon exercise of the Alpine Warrant, (iii) shares issuable upon exercise of the Barrow Street Warrant, (iv) shares issuable upon exercise of the warrants issued in connection with the Company's February 1996 private placement, (v) the warrants issued to certain persons in lieu of fees for investor relation services, (vi) the Company's redeemable Class A Warrants (the "IPO Warrants") issued in connection with the Company's initial public offering ("IPO") in March 1994, (vii) the unit purchase option ("Unit Purchase Option") granted to the underwriter and its designees in connection with the IPO, (viii) those warrants issued in connection with a bridge financing by the Company, completed in October 1993 ("Bridge Warrants") that remain unexercised, (ix) warrants issued to former holders of Bridge Warrants, (x) options granted or reserved for issuance under the Company's 1993 Stock Purchase and Option Plan (the "Stock Plan"), (xi) options granted or reserved for issuance under the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), (xii) options granted or reserved for issuance under the Company's 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), (xiii) shares issuable to the former owners of Behavioral Stress Centers, Inc. and Pioneer Counseling of Virginia, Inc. in the event that certain earning targets are achieved and (xiv) shares issuable upon the exercise of the CCRI warrant.'(xv) 50,000 shares issuable upon the exercise of a warrant issued to ProFutures Special Equities Fund, L. P. in conjunction with the issuance of Preferred Stock. (xvi) 150,000 shares issuable upon the exercise of a warrant issued to Brean Murran & Company. (xvii) 91,207 shares issuable upon the exercise of a warrant issued and issuable to ProFutures Special Equities Fund, L. P. in connection with the October 1997 Private Placement. See "Management -- Stock Plan," "Certain Transactions," "Description of Securities" and "Underwriting."

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data presented below for each of the two years ended June 30, 1997 and 1996 have been derived from the Company's consolidated financial statements, which have been audited by Richard A. Eisner & Company, LLP, independent auditors, as of June 30, 1997 and June 30, 1996. The selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the notes thereto and other financial information appearing elsewhere in this Prospectus.

                             Three Months                Year Ended
                           Ended September30,             June 30,
                           __________________           _____________
                              1997        1996         1997          1996
                              ____        ____         ____          ____
Statements of
Operations Data:
Revenue..............    $ 6,310,755   $5,918,060   $27,234,372    $21,802,758
Operating expenses...      6,900,444    5,596,231    28,500,890     21,845,592
Income (loss) from
operations...........       (589,689)      321,82     (1,266,51)       (42,834)
Other expense........        320,949      211,954     1,375,835        754,072
Net income (loss)....       (918,638)      65,742    (2,839,664)      (585,315)
Net income (loss)
per share                       (.21)         .02    $     (.87)    $     (.22)


                          As of September 30, 1997
                         __________________________

Balance Sheet Data:
Total assets.........       $26,749,524
Working capital......        $3,893,341
Long-term obligations       $11,175,376
Stockholders' equity.        $8,066,131

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following is a discussion of the financial condition and results of operations of the Company for the three months ended September 30, 1997 and September 30, 1996 and the two years ended June 30, 1997. It should be read in conjunction with the Consolidated Financial Statements of the Company and related Notes appearing elsewhere in this Prospectus.

Overview

     The Company presently provides health care services through several substance abuse treatment centers, a psychiatric hospital, several outpatient psychiatric centers and a long-term care facility (collectively called "treatment facilities"). The profitability of the Company is largely dependent on the level of patient occupancy at these treatment facilities. The Company's administrative expenses do not vary greatly as a percentage of total revenue but the percentage tends to decrease slightly as revenue increases because of the fixed components of these expenses.

     The healthcare industry is subject to extensive federal, state and local regulation governing, among other things, licensure and certification, conduct of operations, audit and retroactive adjustment of prior government billings and reimbursement In addition, there are ongoing debates and initiatives regarding the restructuring of the health care system in its entirety. While it is anticipated that a number of the proposed regulatory changes may have a positive impact on the Company's business, there can be no assurance that other changes may not adversely affect the Company.

Results of Operations

     Three months ended September 30, 1997 Compared to the three months ended September 30, 1996

     Net patient care revenue increased 2% to $5,903,995 for the three months ended September 30, 1997 from $5,784,856 for the three months ended September 30, 1996. This increase in revenue is due to the acquisition of Pioneer Counseling of Virginia in January 1997. This amount does not include $203,283 in management fees generated by BSC-NY, Inc. which was acquired in November 1996. The Company recorded a loss of $918,638 for the three months ended September 30, 1997 as compared to net income of $65,742 for the three months ended September 30, 1996. This loss is due in part to a decline in census in the chemical dependency facilities and an overall increase in provision for bad debts. Good Hope, the Company's chemical dependency facility in Rhode Island, continues to operate at a loss because of a decline in length of stay and lower reimbursements from third party payors. However, the Company's management team is focused on reducing expenses, increasing revenue and enhancing programming and has recently established new contracts which should help to stabilize the patient census. Also contributing to the loss is the continued low census at the Company's long-term care facility. The occupancy rate for the long-term care facility for the three months ended September 30, 1997 was 67.0% as compared to 94.1% for the same period last year. The Company's intention is to sell Franvale allowing management to focus its efforts on its core business.

     Net patient care revenue for Pioneer's core behavioral healthcare business increased to $5,177,495 for the quarter ended September 30, 1997 from $4,346,076 for the same period in 1996. This increase in revenue is due primarily to newly acquired psychiatric practice in Virginia and the Management fees generated by BSC-NY, Inc. Net patient care revenue for the long term care facility decreased to $1,133,260 for the three months ended September 30, 1997 from $1,571,984 for the three months ended September 30, 1996 due to the decline in patient census.

Year ended June 30, 1997 Compared to Year ended June 30, 1996

     The Company experienced a loss for fiscal year ended June 30, 1997, primarily in the fourth quarter of the fiscal year, as a result of the increased expenses incurred and decline in census related to the Franvale State Survey in February which placed the facility in Jeopardy Status which precluded admissions for a period of time. Census levels at Franvale did not increase as soon as anticipated after the state resurveyed and lifted the ban on admissions. Occupancy at Franvale for the fiscal year ended June 30, 1997 was at 84.1% as compared to 87.1% for the fiscal year ended June 30, 1996. A new management team is in place at Franvale and marketing efforts have begun to show positive results including some increase in census. The Company's intention is to sell Franvale allowing management to focus its efforts on its core business.

     The environment the Company operates in today makes collection of receivables, particularly older receivables, more difficult than in previous years. Accordingly, the Company has recorded an increase in its accounts receivable reserve and has adopted a more stringent reserve policy going forward as well as instituting a more aggressive collection policy. A substantial portion of the increase in the reserve was recorded in the fourth fiscal quarter. The Company reviewed these adjustments to determine if some of the adjustments should have been made in prior fiscal quarters. The Company concluded that it is not possible to determine what adjustments, if any, should have been made in prior fiscal quarters of 1997 because the information on which the year-end analysis was based is not available on a quarterly basis. The Company has changed its internal systems to make such information available on a quarterly basis in the future and will analyze such data to determine the adequacy of its reserves for future quarterly financial statements which commenced with the quarter ended September 30, 1997.

     Total patient care revenue from all facilities increased 25% to $27,234,372 for the year ended June 30, 1997 from $21,802,758 for the year ended June 30, 1996. Net patient care revenue from psychiatric services increased 30.8% to $21,927,655 for the fiscal year ended June 30, 1997 compared to $16,758,836 for the year ended June 30, 1996. Net patient revenue at the Company's long-term care facility increased to $5,306,717 for fiscal 1997 (5.2%) from $5,043,922 in fiscal 1996 which is attributable to an increase in patient census. Although the gross number of patients increased the percentage of occupancy decreased due to the increase in available beds.

     Total patient care expenses for all facilities increased 20.3% to $14,436,784 for the year ended June 30, 1997 from $12,004,383 for the year ended June 30, 1996. Patient care expenses for psychiatric services were $10,346,111 for the fiscal year ended June 30, 1997 compared to $7,974,811 for fiscal year ended June 30, 1996 a 29.7% increase. Patient care expenses at the Company's long-term care facility increased to $4,090,673 for fiscal 1997 from $4,029,572 in fiscal 1996 (approximately 1.5%).

Liquidity and Capital Resources

     Prior to 1992, the Company's primary lender was a bank which failed in May 1992 and was taken over by the FDIC. During fiscal 1994 the Company negotiated the repayment of this debt resulting in a reduction in the amount due of approximately $400,000. Of the total negotiated amount to be paid, $1,100,000 was paid in fiscal 1994 and $497,500 was paid in fiscal 1996 out of the proceeds received from HUD financing relating to construction at the Company's long-term care facility.

     During the second fiscal quarter of 1997, the Company issued Convertible Debentures due December 31, 1998 in the aggregate face amount of $3,125,000 to Infinity Investors Ltd. and Seacrest Capital Limited resulting in $2,500,000 of proceeds to the Company. In the third quarter of 1997, in connection with the issuance of the Convertible Debentures, the Company issued warrants for 150,000 shares to Infinity Investors Ltd. and Seacrest Capital Limited at an exercise price of $2.00 per share. As of September 15, 1997 all of the Convertible Debentures have been converted to Class A Common Stock. A total of 1,331,696 shares of Class A Common Stock were issued for this conversion and in payment of related interest.

     During the fourth fiscal quarter of 1997, the Company issued 1,000 shares of Convertible Preferred Stock for a total of $1,000,000 to ProFutures Special Equities Fund, L.P. resulting in proceeds to the Company of approximately $873,705. The June 30, 1997 financial statements reflect the conversion of half of the Convertible Preferred Stock into 229,964 shares of Class A Common Stock. As of September 15, 1997 the remaining Convertible Preferred Stock was converted to 246,305 shares of Class A Common Stock.

     A significant factor in the liquidity and cash flow of the Company is the timely collection of its accounts receivable. Accounts receivable from patient care increased 17.2% to $11,255,000 at June 30, 1997 from approximately $9,606,000 at June 30, 1996. The increase in accounts receivable is net of the sale of certain receivables to LINC Finance Corporation VIII (LINC). This increase in receivables is primarily due to increase in revenues from new acquisitions. The Company continues to closely monitor its accounts receivable balances and implement procedures and policies, including more aggressive collection techniques, to manage this receivables growth and keep it consistent with growth in revenues.

     In December of 1996, PHC of Utah, Inc. and Healthcare Financial Partners-Funding II, L.P. ("HCFP") entered into a revolving credit agreement, pursuant to which HCFP will provide funding of up to $1,000,000 to PHC of Utah, Inc. In February of 1997, PHC of Michigan, Inc. and HCFP entered into a revolving credit agreement, pursuant to which HCFP will provide funding up to $1,500,000 to PHC of Michigan, Inc. Both of these revolving credit agreements are secured by the assets of the subsidiary.

     In December 1997 the Company received $500,000 net of closing costs on a $1,600,000 mortgage secured by the Harbor Oaks facility.

     At September 30, 1997 the Company had approximately $144,645 in cash and cash equivalents, working capital of approximately $3,893,341 and a working capital ratio of approximately 1.5 to 1. Management believes that the Company has adequate resources to fund operations for the foreseeable future. However, the Company is constantly seeking less expensive alternative financing to insure that it will have the necessary capital to fund expansion of its existing business and to pursue acquisition opportunities as they arise.

     The Company has made significant progress toward the accomplishment of its acquisition and expansion strategy during the fiscal year by completing the acquisition of its out patient psychiatric operations in Michigan (North Point-Pioneer, Inc.) and its first psychiatric practice ownership in Salem, Virginia. These acquisitions are key components in the culmination of the Company's vision to provide a fully integrated delivery system in psychiatric care.

     Through merger the Company acquired a psychiatric management operation in New York (BSC-NY, Inc.) which manages psychotherapy and psychological practices in New York. Also in connection with the merger another entity was formed, Perlow Physicians, P.C. ("Perlow"), to acquire the assets of the medical practices now serviced by BSC. The Company advanced Perlow the funds to acquire those assets and at September 30, 1997 Perlow owed the Company $3,438,062 which includes, in addition to acquisition costs, management fees of approximately $744,283 and interest on the advances of approximately $254,697. It is expected that the obligations will be paid over the next several years and, accordingly, most of these amounts have been classified as long term. The amount receivable from Perlow Physicians is not included as accounts receivable from patient care. During the first fiscal quarter of 1998 the Company issued 172,414 Shares of Unregistered Class A Common Stock to ProFutures Special Equities Fund, L.P. resulting in proceeds to the Company of approximately $445,000.00.During the second fiscal quarter of 1998 the Company completed the acquisition of Counseling Associates, an outpatient clinic in Blacksburg, Virginia, for 26,024 shares of Class A Common Stock and $50,000 in cash. The operations of the Blacksburg clinic will be included in Pioneer Counseling of Virginia, Inc. which is an 80% owned subsidiary.

                                   BUSINESS

Introduction

   PHC, Inc. (the "Company") is a national health care company specializing in behavioral healthcare which consists of treating substance abuse, including alcohol and drug dependency and related disorders, and providing psychiatric sub-acute and long-term care. The Company currently operates three substance abuse treatment facilities: Highland Ridge Hospital, located in Salt Lake City, Utah, ("Highland Ridge"); Mount Regis Center, located in Salem, Virginia, near Roanoke ("Mount Regis"); and Good Hope Center, located in West Greenwich, Rhode Island ("Good Hope"). Until August 16, 1994, the Company operated Marin Grove, a substance abuse treatment facility in California ("Marin Grove"). The Company operates six psychiatric facilities: Harbor Oaks Hospital ("Harbor Oaks"), a 64-bed psychiatric hospital located in New Baltimore, Michigan; Harmony Healthcare ("Harmony Healthcare"), a provider of outpatient behavioral health services in Las Vegas, Nevada; Total Concept EAP ("Total Concept"), a provider of outpatient behavioral health services in Shawnee Mission, Kansas; BSC-NY, Inc. ("BSC") which provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area; North Point-Pioneer, Inc. ("NPP") which operates five outpatient behavioral health centers under the name Pioneer Counseling Center in the greater Detroit metropolitan area, and Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary providing outpatient services through a physicians' practice in Roanoke, Virginia. The Company also operates a subacute long-term care facility, Franvale Nursing and Rehabilitation Center ("Franvale"), in Braintree, Massachusetts.

   The Company's substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care and subacute facilities (i.e., facilities designed to provide care to individuals who no longer require hospital care but who require some medical care), which permits the Company to provide its clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. The Company tailors these programs and services to "safety-sensitive" industries and concentrates its marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming and health services industries.

   Harbor Oaks Hospital, the Company's psychiatric hospital, provides psychiatric care to adults, adolescents and children and draws patients from the local population. This facility is also used as a mental health resource to complement its substance abuse facilities. Harmony Healthcare and Total Concept, EAP ("Total Concept") provide outpatient psychiatric treatment for adults, adolescents and children with a concentration of individuals in the gaming industry. BSC-NY, Inc. ("BSC") provides management and administrative services to Perlow Physicians, PC which provides psychiatric services under contract to over 35 psychotherapy and psychological practices in the greater New York City metropolitan area. Additionally, BSC is affiliated with a number of outpatient providers and has a contract to provide employee assistance services to the employees of Suffolk County, New York. North Point - Pioneer, Inc. ("NPP") provides outpatient psychiatric treatment for adults, adolescents and children in the Metropolitan Detroit area. Pioneer Counseling of Virginia, Inc. ("PCV") is a physicians' practice specializing in the treatment of behavioral disorders in adults, adolescents and children in the Roanoke Valley, Virginia area.

   Franvale, the Company's long-term care facility, provides traditional geriatric care services as well as specialized subacute services. The facility provides care to the high acuity segment (patients requiring a significant amount of medical care) of the geriatric population and to younger patients who require skilled nursing care for longer terms than typically associated with a general acute care hospital. The Company's long-term care services are offered in a larger, more traditional setting than the Company's substance abuse facilities, enabling the Company to take advantage of economies of scale to provide cost-effective treatment alternatives. The Company markets its long-term care to hospitals, insurers and managed care providers, in addition to marketing directly to prospective residents and their families. Since long-term care is not a part of the Compnay's core business, the Company's intention is to sell Franvale allowing management to focus its efforts on its core business.

   The Company's strategy of providing services to particular markets has resulted in customized, outcome-oriented programs, which the Company believes produce overall cost savings to the patient or client organization. The substance abuse facilities provide treatment services designed to prevent relapse. Such services, while potentially more costly on a per patient stay basis, often result in long-term health care cost savings to insurers, patients and patients' families. The goal of the Company's psychiatric treatment programs is to provide care at the lowest level of intensity appropriate for the patient in an integrated delivery system that includes inpatient and outpatient treatment. The integrated nature of the Company's psychiatric program, which generally involves the same caregivers supervising different treatment modalities, provides for efficient care delivery and the avoidance of repeat procedures and diagnostic and therapeutic errors. The Company's long-term care facility achieves its cost containment objective by providing care to high acuity patients in a setting that produces positive outcomes through the use of tailored services. The specific skilled services that are provided are similar to those offered in acute care hospitals without the added overhead cost.

   The Company was organized as a Delaware corporation in 1976 under the name American International Health Services, Inc. In 1980, the Company merged into an inactive publicly held Massachusetts corporation and was the surviving corporation in the merger. The Company changed its name to "PHC, Inc." as of November 24, 1992. The Company is based in Massachusetts and is unaffiliated with an inactive Minnesota corporation of the same name. The Company does business under the trade name "Pioneer Healthcare." With the exception of the services provided directly by the Company under the name Pioneer Development Support Services, the Company operates as a holding company, providing administrative, legal and programmatic support to its subsidiaries.

   The Company plans to expand its operations through the acquisition or establishment of additional inpatient and outpatient substance abuse and psychiatric treatment facilities.

Facilities, Programs and Properties

   Executive Offices

   The Company's executive offices are located in Peabody, Massachusetts. The Company's lease in Peabody covers approximately 3,600 square feet for a 60-month term effective September 10, 1994 at an annual base rent of $28,800 in the first year, $32,400 in the second year, $34,020 in the third year, $35,721 in the fourth year and $37,507 in the fifth year. The Company also leases a small amount of nearby space in the same building, part of which is subleased. The Company believes that this facility will be adequate to satisfy its needs for the foreseeable future.

PSYCHIATRIC SERVICES INDUSTRY

Substance Abuse Facilities

   Industry Background

   The demand for substance abuse treatment services increased rapidly in the last decade. The Company believes that the increased demand is related to clinical advances in the treatment of substance abuse, greater societal willingness to acknowledge the underlying problems as treatable illnesses, improved health insurance coverage for addictive disorders and chemical dependencies and governmental regulation which requires certain employers to provide information to employees about drug counseling and employee assistance programs.

   To contain costs associated with behavioral health issues, in the 1980's many private payors instituted managed care programs for reimbursement, which include pre-admission certification, case management or utilization review and limits on financial coverage or length of stay. These cost containment measures have encouraged outpatient care for behavioral problems, resulting in a shortening of the length of stay and revenue per day in inpatient substance abuse facilities. The Company believes that it has addressed these cost containment measures by specializing in treating relapse-prone patients with poor prognoses who have failed in other treatment settings. These patients require longer lengths of stay and come from a wide geographic area. The Company continues to develop alternatives to inpatient care including partial day and evening programs in addition to onsite and offsite outpatient programs.

   The Company believes that because of the apparent unmet need for certain intense clinical and medical services, its strategy has been successful despite national trends towards outpatient treatment, shorter inpatient stays and rigorous scrutiny by managed care organizations.

   The Company has been able to secure insurance reimbursement for longer-term inpatient treatment as a result of its success with poor prognosis patients. The Company's three substance abuse facilities work together to refer patients to the center that best meets the patient's clinical and medical needs. Each facility caters to a slightly different patient population. Highland Ridge in Utah specializes in providing services to high-risk, relapse-prone chronic alcoholics and drug addicts. Mount Regis in Virginia specializes in the treatment of minority groups and dual diagnosis patients (those suffering from both substance abuse and psychiatric disorders). Good Hope Center concentrates on providing services to insurers, managed care networks and health maintenance organizations for both adults and adolescents. The Company's clinicians often work directly with managers of employee assistance programs to select the best treatment facility possible for their clients.

   Each of the Company's facilities operates a case management program for each patient. This includes a clinical and financial evaluation of a patient's circumstances to determine the most cost-effective modality of care from among outpatient treatment, detoxification, inpatient, day care, specialized relapse treatment and others. In addition to any care provided at one of the Company's facilities, the case management program for each patient includes aftercare. Aftercare may be provided through the outpatient services provided by a facility. Alternatively, the Company may arrange for outpatient aftercare, as well as family and mental health services, through its numerous affiliations with clinicians located across the country once the patient is discharged.

   In general, the Company attempts not to accept patients who do not have either insurance coverage or adequate financial resources to pay for treatment. Each of the Company's substance abuse facilities does, however, provide treatment free of charge to a small number of patients each year who are unable to pay for treatment but who meet certain clinical criteria and who are believed by the Company to have the requisite degree of motivation for treatment to be successful. In addition, the Company provides follow-up treatment free of charge to relapse patients who satisfy certain criteria. The number of patient days attributable to all patients who receive treatment free of charge in any given fiscal year is less than 5%.

   The Company believes that it has benefited from an increased awareness of the need to make substance abuse treatment services accessible to the nation's workforce. For example, subchapter D of the Anti-Drug Abuse Act of 1988 (commonly known as The Drug Free Workplace Act) (the "Drug Free Workplace Act"), requires employers who are Federal contractors or Federal grant recipients to establish drug free awareness programs to inform employees about available drug counseling, rehabilitation and employee assistance programs and the consequences of drug abuse violations. In response to the Drug Free Workplace Act, many companies, including many major national corporations and transportation companies, have adopted policies that provide for treatment options prior to termination of employment.

   Although the Company does not provide federally approved mandated drug testing, the Company treats employees who have been referred to the Company as a result of compliance with the Drug Free Workplace Act, particularly from companies that are part of the gaming industry as well as safety sensitive industries such as railroads, airlines, trucking firms, oil and gas exploration companies, heavy equipment companies, manufacturing companies and health services.

Highland Ridge

   Highland Ridge is a 34-bed alcohol and drug treatment hospital which the Company has been operating since 1984. It is the oldest free-standing substance abuse hospital in Utah. Highland Ridge is accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and is licensed by the Utah Department of Health. Highland Ridge is recognized nationally for its excellence in treating substance abuse disorders.

   Most patients are from Utah and surrounding states. Individuals typically access Highland Ridge's services through professional referrals, family members, employers, employee assistance programs or contracts between the Company and health maintenance organizations located in Utah.

   Highland Ridge was the first private for-profit hospital to address specifically the special needs of chemically dependent women in Salt Lake County. In addition, Highland Ridge has contracted with Salt Lake County to provide medical detoxification services targeted to women. The hospital also operates a specialized continuing care support group to address the unique needs of women and minorities.

   A pre-admission evaluation, which involves an evaluation of psychological, cognitive and situational factors is completed for each prospective patient. In addition, each prospective patient is given a physical examination upon admission. Diagnostic tools, including those developed by the American Psychological Association, the American Society of Addiction Medicine and the Substance Abuse Subtle Screening Inventory are used to develop an individualized treatment plan for each client. The treatment regimen involves an interdisciplinary team which integrates the twelve-step principles of self-help organizations, medical detoxification, individual and group counseling, family therapy, psychological assessment, psychiatric support, stress management, dietary planning, vocational counseling and pastoral support. Highland Ridge also offers extensive aftercare assistance at programs strategically located in areas of client concentration throughout the United States. Highland Ridge maintains a comprehensive array of professional affiliations to meet the needs of discharged patients and other individuals not admitted to the hospital for treatment.

   Highland Ridge periodically conducts or participates in research projects. Highland Ridge was the site of a recent research project conducted by the University of Utah Medical School. The research explored the relationship between individual motivation and treatment outcomes. The research was regulated and reviewed by the Human Subjects Review Board of the University of Utah and was subject to federal standards that delineated the nature and scope of research involving human subjects. Highland Ridge benefited from this research by expanding its professional relationships within the medical school community and by applying the findings of the research to improve the quality of services the Company delivers.

   The Highland Ridge premises consists of approximately 16,072 square feet of space occupying two full stories of a three-story building. The Company is in its fourteenth year of a fifteen-year lease, which provides for monthly rental payments of approximately $21,000 for the remainder of the lease term. The lease expires on September 30, 1998, and contains an option to renew. During the term of the lease or any extension thereof, the Company has a right of first refusal on any offer to purchase the leased premises. The Company believes that these premises are adequate for its current and anticipated needs.

SPECIALIZED TREATMENT SERVICE

   In the spring of 1994, the Company began to operate a crisis hotline service under contract with a major transportation client. The hotline, Pioneer Development Support Services, or PDS2 ("PDS2"), is a national, 24-hour telephone service which supplements the services provided by the client's Employee Assistance Programs. The services provided include information, crisis intervention, critical incidents coordination, employee counselor support, client monitoring, case management and health promotion. The hotline is staffed by counselors who refer callers to the appropriate professional resources for assistance with personal problems. Five major transportation companies subscribed to these services as of June 30, 1997. This operation is physically located in Highland Ridge Hospital, but services are provided by staff dedicated to PDS2. PDS2 is currently operated by the parent entity, PHC, Inc.

   Mount Regis Center

   Mount Regis is a 25-bed, free-standing alcohol and drug treatment center located in Salem, Virginia, near Roanoke. The center, which was acquired in 1987, is the oldest of its kind in the Roanoke Valley. Mount Regis is accredited by the JCAHO, and licensed by the Department of Mental Health, Mental Retardation and Substance Abuse Services of the Commonwealth of Virginia. In addition, Mount Regis operates Changes, a free standing outpatient clinic. The Changes clinic provides structured intensive outpatient treatment for patients who have been discharged from Mount Regis and for patients who do not need the formal structure of a residential treatment program. The program is licensed by the Commonwealth of Virginia and approved for reimbursement by major insurance carriers.

   The programs at Mount Regis are designed to be sensitive to needs of women and minorities. The majority of Mount Regis clients are from Virginia and surrounding states. In addition, because of its relatively close proximity and accessibility to New York, Mount Regis has been able to attract an increasing number of referrals from New York-based labor unions. Mount Regis has established programs which allow the Company to better treat dual diagnosis patients (those suffering from both substance abuse and psychiatric disorders), cocaine addiction and relapse-prone patients. The multi-disciplinary case management, aftercare and family programs are designed to prevent relapse.

   The Company owns the Mount Regis facility which consists of a three-story wooden building located on an approximately two-acre site in a residential neighborhood. The building consists of over 14,000 square feet and is subject to a mortgage in the approximate amount of $500,000. Mount Regis/Changes occupies approximately 1,750 square feet of office space leased from Pioneer Counseling of Virginia, Inc. in Salem, Virginia. The Company believes that these premises are adequate for its current and anticipated needs.

   Good Hope Center

   Good Hope is a 49-bed substance abuse treatment facility located in West Greenwich, Rhode Island. In addition to the West Greenwich facility, Good Hope has a satellite location providing outpatient programs in North Smithfield, Rhode Island. Good Hope provides both adult and adolescent programs on an inpatient, outpatient and day treatment basis. The satellite site operates both outpatient and day treatment substance abuse programs. See "Description of Property - Good Hope."

   Good Hope concentrates on providing services to insurers, managed care networks and health maintenance organizations (HMOs). Good Hope provides the same quality of individualized treatment provided by the Company's other facilities by working closely with the staff of managed care and HMO organizations. The Company recognizes that not all clients are in need of, nor are appropriate recipients of, acute care alcohol and drug treatment services. Good Hope also utilizes its outpatient programs to provide a continuum of care to local patients. The day treatment license permits treatment of substance abuse, which encompasses primary diagnoses of both alcohol abuse and drug abuse. Good Hope's substance abuse treatment program for adolescents also fills a need of the Company's other facilities for a reliable referral for adolescents. Most of the patients treated at Good Hope are from the New England area.

   Good Hope continues to operate at a loss because of a decline in length of stay and lower reimbursements from third party payors. However, the Company's management team is focused on reducing expenses, increasing revenue and enhancing programming and has recently established new contracts which should help to stabilize the patient census.

   The Company leases the West Greenwich property. The lease runs for twenty years and is currently in its fourth year. The rent is $16,000 through December, 1997 at which time the landlord has agreed to renegotiate the terms. The Company has an irrevocable option to purchase the property for $1,150,000 on March 1, 1998 or $1,100,000 on March 1, 1999 or any subsequent March 1through the end of the lease. The West Greenwich facility consists of three buildings, containing a total of approximately 25,000 square feet, located on an approximately 70-acre parcel of land.

   The Company has leased the North Smithfield satellite location for a three year term ending October 31, 1998 and pays $1,700 per month. The North Smithfield location consists of approximately 2,180 square feet. The Company believes that these premises are adequate for its current and anticipated needs.

General Psychiatric Facilities

   Introduction

   The Company believes that its proven ability to provide high quality, cost-effective care in the treatment of substance abuse will enable it to grow in the related behavioral health field of psychiatric treatment. The Company's main advantage is its ability to provide an integrated delivery system of inpatient and outpatient care. As a result of integration, the Company is better able to manage and track patients.

   The Company's inpatient psychiatry services are offered at Harbor Oaks. The Company currently operates five outpatient psychiatric facilities.

   The Company's philosophy at these facilities is to provide the most appropriate and efficacious care with the least restrictive modality of care. Case management is handled by an attending physician and a case manager with continuing oversight of the patient as the patient receives care in different locations or programs. The integrated delivery system allows for better patient tracking and follow-up, and fewer repeat procedures and therapeutic or diagnostic errors. Each new patient receives a thorough diagnostic write-up and a full history is taken. In addition, new patients also receive a full physical examination after which an individualized treatment program is designed which may include inpatient and/or outpatient treatment at one or more of the Company's facilities.

   Patients are referred from managed health care organizations, state agencies, individual physicians and by patients themselves. The patient population at these facilities ranges from children as young as 5 years of age to senior citizens. The psychiatric facilities treat a larger percentage of female patients than the substance abuse facilities and do not accept any patients who require physical or chemical restraints or pose a risk of violence or harm to other patients.

   Harbor Oaks

   Harbor Oaks Hospital is a 64 bed psychiatric hospital located in New Baltimore, Michigan, approximately 20 miles northeast of Detroit, which was acquired by the Company in September, 1994. Harbor Oaks Hospital is licensed by the Michigan Department of Commerce and is accredited by JCAHO. Harbor Oaks provides inpatient psychiatric care, partial hospitalization and outpatient treatment to children, adolescents and adults. Harbor Oaks Hospital has serviced clients from Macomb, Oakland and St. Clair Counties and has now expanded its coverage area to include Wayne, Sanilac and Livingston Counties.

   Harbor Oaks Hospital works in conjunction with New Life Treatment Centers, Inc. ("New Life") to offer counseling programs with a traditional Christian philosophy on an inpatient and partial hospitalization basis. This program has attracted patients from across the state and throughout the midwest and northeast United States. The contract with New Life had an initial term of two years commencing on July 25, 1995 and is currently being renegotiated with all operations continuing as amended until a new contract is finalized. Harbor Oaks pays New Life a monthly fee equal to 50% of net receipts from the program, not including receipts from Medicare, Medicaid, CHAMPUS and other federally funded programs. Under this contract, Harbor Oaks must pay New Life a minimum of $52,500 per month. In addition, Harbor Oaks must pay New Life a fixed fee of $7,500 per month for each patient whose treatment is covered by a federally funded program. In an amendment to this contract in November 1996 the minimum payment requirement was decreased from $52,500 to $35,000 per month.

   The Company utilizes the Harbor Oaks facility as a mental health resource to complement its nationally focused substance abuse treatment programs. Harbor Oaks Hospital has a specialty program that treats substance abuse patients who have a coexisting psychiatric disorder. This program provides an integrated holistic approach to the treatment of individuals who have both substance abuse and psychiatric problems. The program is offered to both adults and adolescents.

   On February 10, 1997, Harbor Oaks Hospital opened an 8-bed adjudicated residential unit serving adolescents with a substance abuse problem and a co-existing mental disorder who have been adjudicated to have committed criminal acts and who have been referred or required to undergo psychiatric treatment by a court or family service agency. The patients in the program range from 13 to 18 years of age. The program provides patients with educational and recreational activities and adult life functioning skills as well as treatment. Typically, a patient is admitted to the unit for 30 days to six months, with a case review at six months to determine if additional treatment is required.

   Harmony Healthcare

   Harmony Healthcare, located in Las Vegas, Nevada, provides outpatient psychiatric care to children, adolescents and adults in the local area. Harmony also operates employee assistance programs for railroads, health care companies and several large casino companies including Boyd Gaming Corporation, the MGM Grand, the Mirage and Treasure Island resorts with a rapid response program to provide immediate assistance 24 hours a day.

   Total Concept EAP

   Total Concept, an outpatient clinic located in Shawnee Mission, Kansas, provides psychiatric and substance abuse treatment to children, adolescents and adults and manages employee assistance programs for local businesses, gaming, railroads and managed health care companies.

   North Point-Pioneer, Inc.

   NPP consists of five psychiatric clinics in Michigan. The clinics provide outpatient psychiatric and substance abuse treatment to children, adolescents and adults operating under the name Pioneer Counseling Center. The five clinics are located in close proximity to the Harbor Oaks facility which provides more efficient integration of inpatient and outpatient services, a larger coverage area and the ability to share personnel which results in cost savings.

   Pioneer Counseling of Virginia, Inc.

   PCV provides outpatient psychiatric services to adults, adolescents and children through a physicians' practice in Roanoke, Virginia. PCV is 80% owned by the Company. The medical directors, who are employees of the Company, own the remaining 20%.

   BSC-NY, Inc.

   BSC provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area. BSC is affiliated with several hundred outpatient providers and, in addition, has contracts to provide employee assistance services to the employees of Suffolk County, New York and to employees of certain other companies.

   Psychiatric Facilities

   The Company owns or leases premises for each of its psychiatric facilities. The Company believes that all of these premises are adequate for its current and anticipated needs.

   The Company owns the building in which Harbor Oaks operates, which is a single story brick and wood frame structure comprising approximately 32,000 square feet situated on an approximately three acre site. The Company has a $1,100,000 mortgage on this property.

   The Company owns the Pioneer Counseling of Virginia building which consists of 7,500 square feet of office space located in Salem, Virginia. Pioneer currently leases 1,750 square feet to Mount Regis-Changes and 1,500 square feet to Blankenship Opticians, an unrelated party. The Pioneer Counseling of Virginia property is subject to an outstanding mortgage in favor of Dillon & Dillon Associates with an outstanding balance of $538,605 at fiscal year ended June 30, 1997.

   Harmony, Total Concept, NPP and BSC each lease their premises. The Company believes that each of these premises is leased at fair market value and could be replaced without significant time or expense if necessary.

   Operating Statistics

   The following table reflects selected financial and statistical information for all psychiatric services.


                         Three Months Ended           Year Ended June 30,
                            September 30,
                         __________________           ______________________

                            1997         1996            1997          1996
                            ____         ____            ____          ____
       Inpatient
Net patient service
revenues                 $3,020,732  $3,068,683     $13,557,703   $13,000,822
Net revenues per
patient day(1)           $      389  $      426     $       414   $       385
Average occupancy
rate(2)                       54.4%       53.2%           58.8%         63.4%
Total number of
licensed beds at end
of period                       172         172             172           172
Source of Revenues:
   Private(3)                 87.6%       90.4%           91.6%         90.0%
   Government(4)              12.4%        9.6%            8.4%         10.0%
        Partial
  Hospitalization and
      Outpatient
Net Revenues:
   Individual           $ 1,468,498 $   948,212      $5,629,760   $ 3,021,486

   Contract             $   261,341 $   195,977      $1,459,580   $   503,365

Sources of revenues:
   Private                    98.8%       98.4%           98.4%         93.9%
   Government                  1.2%        1.6%            1.6%          6.1%
      Other
Psychiatric services
      PDSS(5)           $   173,477 $   133,204      $  629,761     $ 233,164

      Practice          $   203,283                  $  650,852
Management(6)
(1)Net revenues per patient day equals net patient service revenues divided by total patientdays.
(2)Average occupancy rates were obtained by dividing the total number of patient days in each period by the number of beds available in such period.
(3)Private pay percentage is the percentage of total patient revenue derived from all payors other than Medicare and Medicaid.
(4)Government pay percentage is the percentage of total patient revenue derived from the Medicare and Medicaid programs.
(5)PDSS, Pioneer Development and Support Services, provides clinical support, referrals management and professional services for a number of the Company's national contracts.
(6) Practice Management revenue if produced through BSC-NY.

Long-Term Care Facility

   Franvale

   The Company owns and operates a 128-bed, multi-level, long-term care facility in Braintree, Massachusetts. For the fiscal year ended June 30, 1997, Franvale operated at 84.1% of capacity.

   In September, 1994, the Company received approval from the Commonwealth of Massachusetts for a 25-bed addition to the Franvale facility. Under a one-time regulatory exemption, the Company added an additional 12 beds to Franvale, for a total of 37 new beds, and renovated the existing facility during the 1995 and 1996 fiscal years. To finance this addition and renovation, the Company applied for and received Section 232 Mortgage Financing in an amount of $6,822,700 from HUD. Approximately $2.9 million of that amount was used for the new construction and renovation, which began September 13, 1994, and approximately $2,327,230 was used to repay all indebtedness, plus accrued interest, relating to Franvale, including $497,500 of indebtedness owing to the FDIC. The construction was completed in September 1995. The Company began operation of the new addition on September 29, 1995. The final amount of the mortgage was $6,822,700 as determined by the HUD process of cost certification on July 9, 1996. The monthly debt service is approximately $54,000.

   The refinancing described in the preceding paragraph was accomplished through guarantees provided by the U.S. Department of Housing and Urban Development under Section 232 of The National Housing Act. A non-recourse loan in the amount of $6,822,700 was provided by Charles River Mortgage Company of Boston, Massachusetts in return for a promissory note and mortgage of the Company in the same amount. This amount was adjusted after HUD's final cost certification process completed in July, 1996. The annual interest is 9.25% and the note is payable over a forty-year period commencing January 1, 1996. Pre-payment is allowed with penalty from October 1, 2000 through October 1, 2005, with no penalty after October 1, 2005. All pre-existing debt relating to Franvale was paid by the Company out of the proceeds of the refinancing; $497,500 was paid to the Federal Deposit Insurance Company, $1,823,839 was paid to CMS Capital Ventures, Inc. and $5,888 was paid to Trans National Leasing.

   Currently, the majority of the services provided by the Company at its Franvale facility are skilled nursing services. The short-term rehabilitation and subacute services provided include several forms of intravenous therapy, total parenteral (intravenous) nutrition and pain management. Other subacute services offered include hospice care, wound management and tracheotomy care. The skilled therapeutic services offered by the Company include occupational, physical and speech therapy, respiratory modalities and continence retraining programs. Franvale was the first long-term care facility in Massachusetts to hold DPH certification in all of the modalities of parenteral (intravenous) infusion therapy, and is a leader among long-term care facilities in responding to the needs of the managed care market and for providing transfusion services in a setting that combines the prerequisite skill and cost effectiveness. With completion of the addition and renovation project, the Company is expanding the subacute services it offers to include expanded respiratory therapy services (i.e., mechanically assisted ventilation), peritoneal and neurobehavioral therapeutic services.

   The Company owns the two story building in which Franvale is located which consists of approximately 44,000 square feet subject to the HUD mortgage as described above. The Company believes that these premises are adequate for its current and anticipated needs.

   On February 19, 1997, the Company's Franvale Nursing and Rehabilitation Center ("Franvale") was cited for serious patient care and safety deficiencies by the Massachusetts Department of Public Health as the result of a routine survey. A civil penalty of $3,050 per day was imposed which was reduced to $2,250 per day on March 12, 1997. After an appeal the fine was reduced to $90,545 in total. At the time of the original citation, the Company was notified by the Department of Public Health and by the federal agency, HCFA, that Franvale would be terminated from the Medicare and Medicaid programs unless Franvale was in substantial compliance with regulatory requirements by March 14, 1997. Franvale submitted a plan of correction to the Department of Public Health and on March 12, 1997, as the result of a resurvey by the Department of Public Health, a new statement of deficiencies was issued, which contained a significant number of violations but recharacterized the level of seriousness of the deficiencies to a lower degree of violation and which extended the threatened date of termination to April 30, 1997.

   As a result of the new statement of deficiencies, the Department of Public Health had precluded the Company from admitting new patients to its Franvale facility until at least April 30, 1997. However, on April 11, 1997, the Company received authority to admit new patients on a case by case basis. Previous patients were readmitted to the Franvale facility from a hospital only after a case by case review by the Department of Public Health. The Company was obligated to notify the attending physician of each resident of Franvale who was found to have received substandard care of the deficiency notice and was obligated also to notify the Massachusetts board which licenses the administrator of Franvale.

   On April 19, 1997 the Department of Public Health, Division of Health Care Quality completed a follow-up survey of the Franvale Nursing Home. As a result of this survey it was determined that all deficiencies cited from the April 17, 1997 visit had been corrected and the restrictions on Franvales ability to admit patients were lifted.

   The Company replaced the management team at Franvale and expended significant sums for staffing and programmatic improvements in order to bring the facility into substantial compliance at the earliest possible date. The Company engaged Oasis Management Company ("Oasis") on November 1, 1996 to June 30, 1997 to provide management services to Franvale. The Company conducted an intensive staff review which resulted in a total reorganization. The present staff was provided with in-service training. The Company is continuing an extensive program of review to ensure that Franvale remains in compliance.

   As a result of the decrease in census resulting from the inability of Franvale to admit new patients and the limitations on its ability to re-admit patients, the monetary penalties which accrued, and the expenses that were incurred by the Company in an attempt to cure the cited deficiencies, the Company experienced a material adverse effect on its financial results in the latter part of the fiscal year ended June 30, 1997 particularly in the fourth quarter of 1997 and anticipates the possibility of continued adverse financial impacts in future quarters. A new management team is in place and marketing efforts have begun to show positive results. The Company's intention is to sell Franvale allowing management to focus its efforts on its core business.

Operating Statistics


The following table reflects selected financial and statistical  information for
Franvale:

                             For the Three Months    For the Year Ended
                                    Ended                 June 30,
                                September 30,

                               1997        1996        1997         1996
                               ____        ____        ____         ____
    Net patient service
    revenues..............   $1,133,260  $1,571,984  $5,306,717   $5,043,922
    Net revenues per
    patient day(1)........   $      143  $      142  $      135   $      137
    Average occupancy
    rate(2)...............        67.0%       94.1%       84.1%        87.1%
    Total number of
    licensed beds at end
    of period.............          128         128         128          128
    Source of revenues:
         Private(3).......        19.1%       32.1%       12.5%
                                                                          8%
         Government(4)....        80.9%       67.9%       87.5%          92%

     (1) Net revenues per patient day equals net patient service revenues divided by total patient days.
     (2) Average occupancy rates were obtained by dividing the number of patient days in each period by the number of beds available in such period.
     (3) Private pay percentage is the percentage of total patient days derived from all payors other than Medicare and Medicaid.
     (4)Government pay percentage is the percentage of total patient days derived from the Medicare and Medicaid programs.

Business strategy

   The Company's objective is to become a leading national provider of treatment services, specializing in substance abuse and psychiatric care.

   The Company focuses its marketing efforts on "safety-sensitive" industries. This focus results in customized outcome oriented programs that the Company believes produce overall cost savings to the patients and/or client organizations. The Company intends to leverage experience gained from providing services to customers in certain industries which it believes will enhance its selling efforts within these certain industries.

Marketing and Customers


   The Company markets its substance abuse, inpatient and outpatient psychiatric health services both locally and nationally, primarily to safety sensitive industries, including transportation, oil and gas exploration, heavy machinery and equipment, manufacturing and healthcare services. Additionally, the Company markets its services in the gaming industry both in Nevada and nationally.

   The Company employs 10 individuals dedicated to marketing among the Company's facilities. Each facility performs marketing activities in its local region. The National Marketing Director of the Company, coordinates the majority of the Company's national marketing efforts. In addition, employees at certain facilities perform national marketing activities independent of the National Marketing Director. The Company, with the support of its owned integrated outpatient systems and management services, plans to pursue more at-risk contracts and outpatient, managed health care fee-for-service contracts. In addition to providing excellent services and treatment outcomes, the Company will continue to negotiate pricing policies to attract patients for long-term intensive treatment which meet length of stay and clinical requirements established by insurers, managed health care organizations and the Company's internal professional standards.

   The Company's inpatient services are complimented by an integrated system of comprehensive outpatient mental health clinics and physician practices owned or managed by the Company. These clinics and medical practices are strategically located in Nevada, Virginia, Kansas City, Michigan, Utah and New York. They make it possible for the Company to offer wholly integrated, comprehensive, mental health services for corporations and managed care organizations on an at-risk or exclusive fee-for-service basis. Additionally, the Company operates Pioneer Development and Support Services (PDS2) located in the Highland Ridge facility in Salt Lake City, Utah. PDS2 provides clinical support, referrals, management and professional services for a number of the Company's national contracts. It gives the Company the capacity to provide a complete range of fully integrated mental health services.

   The Company has been successful in securing a number of national accounts with a variety of corporations including: Boyd Gaming, Canadian Rail, Conrail, CSX, Hard Rock, the IUE, MCC, MGM, The Mirage, Station Casinos, Union Pacific Railroad, Union Pacific Railroad Hospital Association, VBH, and others.

   The Company's marketing efforts for long-term care facilities will continue to emphasize the specialized, transitional, sub-acute services provided by Franvale. The Franvale facility provides care to patients who no longer require higher, more costly, acute care provided in intensive care settings at hospitals, but still require nursing intervention and use of a significant amount of auxiliary medical services including intravenous rehabilitation, respiratory and integral therapies. The Company believes that acute care hospitals seek to transfer certain patients who have entered recuperative periods, but who are not yet well enough to be cared for at home, to facilities which offer the type of intensive care available at Franvale. The Company believes that such patients represent a large market, but one which currently is underserved. The Company hopes to continue its relationship with existing acute care hospitals for transitional patients and to develop other networks with health care providers to increase its census, particularly of higher paying private pay and long-term care insured patients.

Competition

   The Company's substance abuse programs compete nationally with other health care providers, including general and chronic care hospitals, both non-profit and for-profit, other substance abuse facilities and short-term detoxification centers. Some competitors have substantially greater financial resources than the Company. The Company believes, however, that it can compete successfully with such institutions because of its success in treating poor-prognosis patients. The Company will compete through its focus on such patients, its willingness to negotiate appropriate rates and its capacity to build and service corporate relationships.

   The Company's psychiatric facilities and programs compete primarily within the respective geographic area serviced by them. The Company competes with private doctors, hospital-based clinics, hospital-based outpatient services and other comparable facilities. The main reasons that the Company competes well are its integrated delivery and dual diagnosis programming. Integrated delivery provides for more efficient follow-up procedures and reductions in length of stay. Dual diagnosis programming provides a niche service for clients with a primary mental health and a secondary substance abuse diagnosis. The dual diagnosis service was developed in response to demand from insurers, employees and treatment facilities.

   With respect to long-term care, the Company's competitors include hospitals, long-term care facilities and hospices which provide both custodial and subacute care. The Company competes in the long-term market within a 25-mile radius from its Franvale facility. The success of a long-term care facility depends on various factors, including the quality of its amenities and facility, the professionalism of its staff and its location. The Company believes that it can compete successfully in the long-term care market, notwithstanding the fact that its competitors are numerous and in many cases have greater financial resources than the Company, by continuing to provide intensive, cost-effective and innovative treatment and by acquiring new facilities or upgrading its existing facilities, as it has done through the construction and renovation project at Franvale, so that the physical plant appeals to private paying patients.

Revenue Sources and Contracts

   The Company has entered into relationships with numerous employers, labor unions and third-party payors to provide services to their employees and members for the treatment of substance abuse and psychiatric disorders. In addition, the Company admits patients who seek treatment directly without the intervention of third parties and whose insurance does not cover these conditions in circumstances where the patient either has adequate financial resources to pay for treatment directly or is eligible to receive free care at one of the Company's facilities. Most of the Company's psychiatric patients either have insurance or pay at least a portion of treatment costs. Free treatment provided each year amounts to less than 5% of the Company's total patient days.

   Each contract is negotiated separately, taking into account the insurance coverage provided to employees and members, and, depending on such coverage, may provide for differing amounts of compensation to the Company for different subsets of employees and members. The charges may be capitated, or fixed with a maximum charge per patient day, and, in the case of larger clients, frequently result in a negotiated discount from the Company's published charges. The Company believes that such discounts are appropriate as they are effective in producing a larger volume of patient admissions. When non-contract patients are treated by the Company, they are billed on the basis of the Company's standard per diem rates and for any additional ancillary services provided to them by the Company.

Quality Assurance and Utilization Review

   The Company has established comprehensive quality assurance programs at all of its facilities. These programs are designed to ensure that each facility maintains standards that meet or exceed requirements imposed upon the Company with the objective of providing high-quality specialized treatment services to its patients. To this end, the Company's inpatient facilities are accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and the Company's outpatient facilities comply with the standards of National Commission Quality Assurance ("NCQA") although the facilities are not NCQA certified. The Company's professional staff, including physicians, social workers, psychologists, nurses, dietitians, therapists and counselors, must meet the minimal requirements of licensure related to their specific discipline, in addition to each facility's own internal quality assurance criteria. The Company participates in the federally mandated National Practitioners Data Bank which monitors professional accreditation nationally.

   In response to the increasing reliance of insurers and managed care organizations upon utilization review methodologies, the Company has adopted a comprehensive documentation policy to satisfy relevant reimbursement criteria. Additionally, the Company has developed an internal case management system which provides assurance that services rendered to individual patients are medically appropriate and reimbursable. Implementation of these internal policies has been integral to the success of the Company's strategy of providing services to relapse-prone, higher acuity patients.

Government Regulation

   The Company's business and the development and operation of the Company's facilities are subject to extensive federal, state and local government regulation. In recent years, an increasing number of legislative proposals have been introduced at both the national and state levels that would effect major reforms of the health care system if adopted. Among the proposals under consideration are reforms to increase the availability of group health insurance, to increase reliance upon managed care, to bolster competition and to require that all businesses offer health insurance coverage to their employees. The Company cannot predict whether any such legislative proposals will be adopted and, if adopted, what effect, if any, such proposals would have on the Company's business.

   In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs and will likely continue to do so. Additionally, congressional spending reductions for the Medicaid program involving the issuance of block grants to states is likely to hasten the reliance upon managed care as a potential savings mechanism of the Medicaid program. As a result of this reform activity the Company can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the Commonwealth of Massachusetts and the State of Michigan, are considering reductions in state Medicaid budgets.

   Health Planning Requirements

   Some of the states in which the Company operates, and many of the states where the Company may consider expansion opportunities, have health planning statutes which require that prior to the addition or construction of new beds, the addition of new services, the acquisition of certain medical equipment or certain capital expenditures in excess of defined levels, a state health planning agency must determine that a need exists for such new or additional beds, new services, equipment or capital expenditures. These state determination of need or certificate of need ("DoN") programs are designed to enable states to participate in certain federal and state health related programs and to avoid duplication of health services. DoN's typically are issued for a specified maximum expenditure, must be implemented within a specified time frame and often include elaborate compliance procedures for amendment or modification, if needed. Several states, including the Commonwealth of Massachusetts, have instituted moratoria on some types of DoN's or otherwise stated an intent not to grant approvals for certain health services. Such moratoria may adversely affect the Company's ability to expand in such states, but may also provide a barrier to entry to potential competitors.

   Licensure and Certification

   All of the Company's facilities must be licensed by state regulatory authorities. The Company's Franvale and Harbor Oaks facilities are certified for participation as providers in the Medicare and Medicaid programs.

   The Company's initial and continued licensure of its facilities, and certification to participate in the Medicare and Medicaid programs, depends upon many factors, including accommodations, equipment, services, patient care, safety, personnel, physical environment, the existence of adequate policies, procedures and controls and the regulatory process regarding the facility's initial licensure. Federal, state and local agencies survey facilities on a regular basis to determine whether such facilities are in compliance with governmental operating and health standards and conditions for participating in government programs. Such surveys include review of patient utilization and inspection of standards of patient care. The Company will attempt to ensure that its facilities are operated in compliance with all such standards and conditions. To the extent these standards are not met, however, the license of a facility could be restricted, suspended or revoked, or a facility could be decertified from the Medicare or Medicaid programs.

   Medicare Reimbursement

   Currently the only facilities of the Company that receive Medicare reimbursement are Franvale and Harbor Oaks. For the fiscal year ended June 30, 1997 21.2% of revenues for Franvale were derived from Medicare programs and 11.1% of revenues for Harbor Oaks were derived from Medicare programs. The Medicare program reimburses long-term care facilities for routine operating costs, capital costs and ancillary costs. Routine operating costs are subject to a routine cost limitation set for each location. Such routine cost limitations are not applicable for the first three years of the facility's operations. Owing to its high acuity patient population, Franvale has received an exception to this routine cost limit for calendar years 1993, 1994, 1995 and 1996. Capital costs include interest expenses, property taxes, lease payments and depreciation expense. Interest and depreciation are calculated based upon the original owner's historical cost (plus the cost of subsequent capital improvements) when changes in ownership have occurred or occur after July 1984. Ancillary costs are reimbursed at actual cost to Medicare beneficiaries based on prescribed cost allocation principles.

   On December 13, 1989, the Catastrophic Care Act of 1988 (the "Catastrophic Care Act") was repealed. Prior to the effective date of the Catastrophic Care Act, federal law provided, as a precondition to Medicare coverage of skilled nursing facility services, that the Medicare beneficiary must have been an inpatient in an acute care hospital for at least three days preceding admission to the nursing facility, with such admission occurring within thirty days after discharge from the acute care hospital. Because the Catastrophic Care Act has been repealed, that precondition to Medicare coverage of skilled nursing facility services has been reinstated. However, the Catastrophic Care Act's expanded definition of skilled care, which increased beneficiaries' access to skilled nursing services, has been retained.

   The Medicare program generally reimburses psychiatric facilities pursuant to its prospective payment system ("PPS"), in which each facility receives an interim payment of its allowable costs during the year which is later adjusted to reflect actual allowable direct and indirect costs of services based upon the submission of a cost report at the end of each year. However, current Medicare payment policies allow certain psychiatric service providers an exemption from PPS. In order for a facility to be eligible for exemption from PPS, the facility must comply with numerous organizational and operational requirements. PPS-exempt providers are cost reimbursed, receiving the lower of reasonable costs or reasonable charges. The Medicare program fiscal intermediary pays a per diem rate based upon prior year costs, which may be retroactively adjusted upon the submission of annual cost reports.

   The Harbor Oaks facility is currently PPS-exempt. The amount of its cost-based reimbursement may be limited by the Tax Equity and Fiscal
Responsibility Act of 1982 ("TEFRA") and regulations promulgated thereunder. Generally, TEFRA limits the amount of reimbursement a facility may receive to a target amount per discharge, adjusted annually for inflation. This target amount is based upon a facility's reasonable Medicare operating cost divided by Medicare discharges, plus a per diem allowance for capital costs, during its base year of operations. It is not possible to predict the ability of Harbor Oaks to remain PPS-exempt or to anticipate the impact of TEFRA upon the reimbursement received by Harbor Oaks in future periods.

   In order to receive Medicare reimbursement, each participating facility must meet the applicable conditions of participation set forth by the federal government relating to the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with all state and local laws and regulations. In addition, Medicare regulations generally require that entry into such facilities be through physician referral. The Company must offer services to Medicare recipients on a non-discriminatory basis and may not preferentially accept private pay or commercially insured patients.

   Medicaid Reimbursement

   Currently the only facilities of the Company that receive reimbursement under any state Medicaid program are Franvale and Harbor Oaks. A portion of Medicaid costs are paid by states under the Medicaid program and the federal matching payments are not made unless the state's portion is made. Accordingly, the timely receipt of Medicaid payments by a facility may be affected by the financial condition of the relevant state.

   Harbor Oaks is a participant in the Medicaid program administered by the State of Michigan. Reimbursement is received on a per diem basis, inclusive of ancillary costs. The rate is determined by the state and is adjusted annually based on cost reports filed by the Company.

   The Franvale facility participates in the Medicaid program administered by the Commonwealth of Massachusetts. For 1996 and 1995, Massachusetts Medicaid continued to reimburse skilled nursing facilities on an acuity based prospective system. The 1996 and 1995 rates are based on costs reported and acuity data for 1993 and are adjusted by inflation factors. Under the rate formula established for 1997, Massachusetts nursing facilities received an average increase in their Medicaid rates of approximately 2.4%.

   Actual reimbursement of long-term care costs under the Massachusetts Medicaid program is based in part upon the acuity levels of individual patients. Any changes by the Commonwealth to the methods used to determine patient acuity will therefore affect Medicaid reimbursement to providers of long-term care. At this time the Company cannot predict the impact of future year rate changes on its operations.

   Payment to Medicaid providers in Massachusetts may be delayed or reduced due to budgetary constraints or limited availability of revenues due to general economic conditions affecting the Commonwealth. Such delays and reductions have occurred in the past and no assurance can be given that future reductions will not be made in the scope of covered services or the rate of increase in reimbursement rates, or that future reimbursement will be adequate to cover the provider's cost of providing service. The effect of such limitations or reductions will be to require management to carefully manage costs so that they will come within available reimbursement revenues, if possible.

   Fraud and Abuse Laws

   Various federal and state laws regulate the business relationships and payment arrangements between providers and suppliers of health care services, including employment or service contracts, and investment relationships. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes as well as similar state statutes (collectively, the "Fraud and Abuse Laws"), which prohibit the payment, receipt, solicitation or offering of any direct or indirect remuneration intended to induce the referral of patients, the ordering, arranging, or providing of covered services, items or equipment. Violations of these provisions may result in civil and criminal penalties and/or exclusion from participation in the Medicare, Medicaid and other government-sponsored programs. The federal government has issued regulations which set forth certain "safe harbors," representing business relationships and payment arrangements that can safely be undertaken without violation of the federal Fraud and Abuse Laws. Failure to fall within a safe harbor does not constitute a per se violation of the federal fraud and abuse laws. The Company believes that its business relationships and payment arrangements either fall within the safe harbors or otherwise comply with the Fraud and Abuse Laws.

Employees

   As of November 15, 1997, the Company had 535 employees, of which 11 were dedicated to Marketing , 156 (34 part time) to finance and administration and 368 (151 part time) to patient care. Of the Company's 535 employees, 411 are leased from Allied Resource Management of Florida, Inc. ("ARMFCO"), a wholly owned subsidiary of HRC ARMCO, Inc. (formerly known as Alliance Employee Leasing Corporation), a national employee leasing firm. The Company has elected to lease a substantial portion of its employees to provide more favorable employee health benefits at lower cost than would be available to the Company as a single employer and to eliminate certain administrative tasks which otherwise would be imposed on the management of the Company. The agreement provides that ARMFCO will administer payroll, provide for compliance with workers' compensation laws, including procurement of workers' compensation insurance and administering claims, and procure and provide designated employee benefits. The Company retains the right to reject the services of any leased employee and ARMFCO has the right to increase its fees at any time upon thirty days' written notice or immediately upon any increase in payroll taxes, workers' compensation insurance premiums or the cost of employee benefits provided to the leased employees.

   The Company believes that it has been successful in attracting skilled and experienced personnel; competition for such employees is intense, however, and there can be no assurance that the Company will be able to attract and retain necessary qualified employees in the future. None of the Company's employees are covered by a collective bargaining agreement. The Company believes that its relationships with its employees are good.

Insurance

   Each of the Company's facilities maintains separate professional liability insurance policies. Mount Regis, Harbor Oaks, Harmony Healthcare, Total Concept, NPP, BSC and PCV have coverage of $1,000,000 per claim and $3,000,000 in the aggregate. Highland Ridge has limits of $1,000,000 per claim and $6,000,000 in the aggregate. Good Hope has coverage of $2,000,000 per claim and $6,000,000 in the aggregate. In addition, these entities maintain general liability insurance coverage in similar amounts. The Company's long-term care facility maintains general and professional liability coverage of $2,000,000, with a limit of $1,000,000 per claim and an aggregate of $5,000,000 excess coverage. PCV's two doctors are currently covered by their own malpractice policies

   The Company maintains $1,000,000 of directors and officers liability insurance coverage and $1,000,000 of general liability insurance coverage. The Company believes, based on its experience, that its insurance coverage is adequate for its business and that it will continue to be able to obtain adequate coverage.

Legal Proceedings

   The Company received a notice from Pioneer Health Care, Inc., a Massachusetts non-profit corporation demanding that the Company discontinue use of its PIONEER HEALTHCARE trademark upon the grounds that the mark infringes the rights of Pioneer Health Care, Inc. under applicable law. Pioneer Health Care, Inc. threatened to proceed with the necessary legal action to prevent the Company from using the PIONEER HEALTHCARE mark, and to seek a cancellation of the registration that has been issued by the U.S. Patent Trademark Office (the "PTO") to the Company for the PIONEER HEALTHCARE mark, unless the Company complied with this demand. The Company refused to comply with this demand, whereupon Pioneer Health Care, Inc. filed a petition in the PTO seeking the cancellation of the Company's registration of its PIONEER HEALTHCARE trademark. The Company thereupon commenced litigation in the United States District Court for the District of Massachusetts seeking a declaratory judgment that its use of the PIONEER HEALTHCARE trademark does not infringe any rights of Pioneer Health Care, Inc. under applicable law, and that it has the right to maintain its registration of that mark. Pioneer Health Care, Inc. has filed a counterclaim in that litigation seeking injunctive and monetary relief against the Company upon claims of trademark infringement, trademark dilution and unfair competition. The Company is defending itself vigorously against those claims. Proceedings upon the petition filed by Pioneer Health Care, Inc. in the PTO seeking the cancellation of the Company's registration of its PIONEER HEALTHCARE trademark have been stayed pending the resolution of the litigation between the parties. An adverse decision could result in money damages against the Company and required discontinuance by the Company of the PIONEER HEALTHCARE mark could result in costs to the Company which could have a material adverse effect on the Company.

   In January 1996, the Company received notice that Mullikin Medical Center, A Medica Group, Inc., located in Artesia, California, filed a petition with the PTO seeking cancellation of the registration of the PIONEER HEALTHCARE mark. This cancellation proceeding has been suspended pending the outcome of the proceedings described above.

                                  MANAGEMENT

Directors and Officers

   The directors and officers of the Company are as follows:

Name                             Age   Position
_____                            ___   _________
Bruce A. Shear.................   42   Director, President and Chief Executive
                                        Officer
Robert H. Boswell..............   48   Executive Vice President
Paula C. Wurts.................   48   Controller, Assistant Clerk and
                                        Assistant.Treasurer
Maureen Sullivan...............   30   Vice President of Operations
Gerald M. Perlow, M.D.(1)(2)...   60   Director and Clerk
Donald E. Robar (1)(2).........   60   Director and Treasurer
Howard W. Phillips.............   67   Director
William F. Grieco..............   44   Director
------------

(1)           Member of Audit Committee.
(2)           Member of Compensation Committee.

   All of the directors hold office until the annual meeting of stockholders next following their election, or until their successors are elected and qualified. The Compensation Committee reviews and sets executive compensation. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

   Information with respect to the business experience and affiliations of the directors and officers of the Company is set forth below.

     BRUCE A. SHEAR has been President, Chief Executive Officer and a Director of the Company since 1980 and Treasurer of the Company from September 1993 until February, 1996. From 1976 to 1980 he served as Vice President, Financial Affairs, of the Company. Mr. Shear has served on the Board of Governors of the Federation of American Health Systems for over ten years. Mr. Shear received an M.B.A. from Suffolk University in 1980 and a B.S. in Accounting and Finance from Marquette University in 1976.

     ROBERT H. BOSWELL has served as the Executive Vice President of the Company since 1992. From 1989 until the spring of 1994 Mr. Boswell served as the Administrator of the Company's Highland Ridge Hospital facility where he is based. Mr. Boswell is principally involved with the Company's substance abuse facilities. From 1981 until 1989, he served as the Associate Administrator at the Prevention Education Outpatient Treatment Program--the Cottage Program, International. Mr. Boswell graduated from Fresno State University in 1975 and from 1976 until 1978 attended Rice University's doctoral program in philosophy. Mr. Boswell is a Board Member of the National Foundation for Responsible Gaming and the Chair for the National Center for Responsible Gaming.

     PAULA C. WURTS has served as the Controller of the Company since 1989 and as Assistant Treasurer since 1993 and as Assistant Clerk since January, 1996. Ms. Wurts served as the Company's Accounting Manager from 1985 until 1989. Ms. Wurts received an Associate's degree in Accounting from the University of South Carolina in 1980, a B.S. in Accounting from Northeastern University in 1989 and passed the examination for Certified Public Accountants. She received a Master's Degree in Accounting from Western New England College in 1996.

     MAUREEN SULLIVAN has served as the Vice President of Operations since 1996. On November 1, 1997, Ms. Sullivan became an officer of the Company. Prior to joining Pioneer, Ms. Sullivan served for six years with a leading health management company, most recently serving as Director of Marketing and Program Support. Ms. Sullivan received an A.B. from Boston College in 1989 and is currently pursuing an MBA from Salem State College.

     GERALD M. PERLOW, M.D. has served as a Director of the Company since May 1993 and as Clerk since February, 1996. Dr. Perlow is a cardiologist in private practice in Lynn, Massachusetts, and has been Associate Clinical Professor of Cardiology at the Tufts University School of Medicine since 1972. Dr. Perlow is a Diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine (with a subspecialty in cardiovascular disease) and a Fellow of the American Heart Association, the American College of Cardiology, the American College of Physicians and the Massachusetts Medical Center. From 1987 to 1990, Dr. Perlow served as the Director, Division of Cardiology, at AtlantiCare Medical Center in Lynn, Massachusetts. From October 30, 1996 to March 1, 1997, Dr. Perlow served as President and Director of Perlow Physicians, P.C. which has a management contract with BSC. Dr. Perlow received compensation of $8,333 for the period. Dr. Perlow received a B.A. from Harvard College in 1959 and an M.D. from Tufts University School of Medicine in 1963.

     DONALD E. ROBAR has served as a Director of the Company since 1985 and as the Treasurer since February, 1996. He served as the Clerk of the Company from 1992 to 1996. Dr. Robar has been a professor of Psychology since 1961, most recently at Colby-Sawyer College in New London, New Hampshire. Dr. Robar received an Ed.D. from the University of Massachusetts in 1978, an M.A. from Boston College in 1968 and a B.A. from the University of Massachusetts in 1960.

     HOWARD W. PHILLIPS has served as a Director of the Company since August 27, 1996 and has been employed by the Company as a public relations specialist since August 1, 1995. From 1982 until October 31, 1995, Mr. Phillips was the Director of Corporate Finance for D.H. Blair Investment Corp. From 1969 until 1981, Mr. Phillips was associated with Oppenheimer & Co. where he was a partner and Director of Corporate Finance. Mr. Phillips currently is a member of the Board of Directors of Food Court Entertainment Network, Inc., an operator of shopping mall television networks, and Telechips Corp., a manufacturer of visual phones.

     WILLIAM F. GRIECO has served as a Director of the Company since February 18, 1997. Since November of 1995, he has served as Senior Vice President and General Counsel for Fresenius Medical Care North America. From 1989 until November of 1995, Mr. Grieco was a partner at Choate, Hall & Stewart'. Mr. Grieco is a member of the Board of Directors of Fresenius National Medical Care Holdings, Inc. Mr. Grieco received a BS from Boston College in 1975, an MS in Health Policy and Management in 1978 and a JD from Boston College Law School in 1981.

Employment Agreements

     The Company has not entered into any employment agreements with its executive officers. The Company has acquired a $1,000,000 key man life insurance policy on the life of Bruce A. Shear.

Executive Compensation

   Two executive officers of the Company received compensation in the 1997 fiscal year which exceeded $100,000. The following table sets forth the compensation paid or accrued by the Company for services rendered to these executives in fiscal year 1997, 1996 and 1995:


                         Summary Compensation Table
                                                          Long Term
                                                         Compensation
                               Annual Compensation          Awards
                              ______________________     ______________

         (a)           (b)     (c)      (d)     (e)        (g)        (i)
      Name and                                Other      Securities  All Other
      Principal       Year   Salary   Bonus   Annual     Underlying Compensation
      Position                ($)       ($)  Compensation Options/SARs   ($)
                                                ($)         (#)
Bruce A. Shear.....   1997  $294,167     --  $12,633(1)       --        --
  President and       1996  $294,063     --  $10,818(2)       --        --
  Chief Executive     1995  $237,500     --  $ 8,412(3)       --        --
  Officer

Robert H. Boswell..   1997  $ 92,750     --  $ 6,000(4)      5,000     $6,821
  Executive Vice      1996  $ 80,667  $1,000 $23,750(5)      5,000    $11,250
  President           1995  $ 69,750     --  $ 6,000(4)     15,000    $28,050


(1)This amount represents (i) $2,687 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii)) $6,769 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, and (iii) $3,177 personal use of a Company car held by Mr. Shear.

(2)This amount represents (i) $2,650 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $5,146 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, and (iii) $3,022 for the personal use of a Company car held by Mr. Shear.

(3)This amount represents (i) $2,450 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $1,195 in premiums paid by the Company for club memberships used by Mr. Shear for personal activities and (iii) $4,767 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear.

(4) This amount represents (i) an automobile allowance

(5)This amount represents (i) $3,750 automobile allowance, and (ii) $20,000 net gain from the exercise of options and subsequent sale of stock.

Compensation of Directors

   Directors who are full time employees of the Company receive no compensation for services as members of the Board of Directors. Directors who are not employees of the Company receive a $2,500 stipend per year and $1,000 for each meeting of the Board of Directors which they attend. In fiscal year 1997 two members of the board of directors of the Company server on a board of directors of another entity. Mr. Phillips is a member of the Board of Directors of Food Court Entertainment Network, Inc., an operator of shopping mall television networks, and Telechips Corp., a manufacturer of visual phones. Mr. Grieco is a member of the Board of Directors of Fresenius National Medical Care Holdings, Inc

   In addition, directors of the Company are entitled to receive certain stock option grants under the Company's Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"). Pursuant to the Non-Employee Director Plan, in February 1997, Dr. Perlow, Dr. Robar and Mr. Grieco were each granted an option to purchase 2,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. Pursuant to the Company's 1993 Stock Plan, in February of 1997, Mr. Phillips was granted an option to purchase 2,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. All of these options are immediately exercisable for 25% of the shares with an additional 25% becoming exercisable on each of the first three anniversaries of the grant date.

   Additionally, pursuant to the Company's 1993 Stock Plan, in February 1997, each of Drs. Perlow and Robar and Messrs. Phillips and Grieco was granted an option to purchase 5,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. These options become exercisable six months after the date of the grant for 25% of the shares with an additional 25% becoming exercisable on each of the first three anniversaries of the grant date.

Stock Plan

   The Company's Stock Plan was adopted by the Board of Directors on August 26, 1993 and approved by the stockholders of the Company on November 30, 1993. The Stock Plan provides for the issuance of a maximum of 300,000 shares of the Class A Common Stock of the Company pursuant to the grant of incentive stock options to employees and the grant of nonqualified stock options or restricted stock to employees, directors, consultants and others whose efforts are important to the success of the Company.

   The Stock Plan is administered by the Board of Directors. Subject to the provisions of the Stock Plan, the Board of Directors has the authority to select the optionees or restricted stock recipients and determine the terms of the options or restricted stock granted, including: (i) the number of shares, (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option cannot be less than the market price of the Class A Common Stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock and upon exercise of options. Generally, an option is not transferable by the option holder except by will or by the laws of descent and distribution. Also, generally, no option may be exercised more than 60 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a period of one year following such termination.

   As of June 30, 1997, the Company had issued options to purchase a total of 207,000 shares of Class A Common Stock under the 1993 Stock Plan at a price per share ranging from $3.50 to $7.00 per share. On February 18, 1997, the Board of Directors repriced all outstanding options, other than options granted to members of the Board of Directors, at $3.50 per share. On August 1, 1997 the Company issued an additional 75,000 options at an exercise price of $2.63. Generally, options are exercisable upon grant for 25% of the shares covered with an additional 25% becoming exercisable on each of the first three anniversaries of the date of grant.

   During the fiscal year ended June 30, 1997 13,375 shares of Class A Common Stock were issued through the exercise of options by employees and 100 shares were issued to a former employee.

   On November 17, 1997 the Board of Directors voted to amend the 1993 Stock Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 300,000 shares to 400,000 shares. This amendment will be presented to the Stockholders at the annual meeting on December 26, 1997.

Issuance of Restricted Stock

   On December 17, 1993, the Company issued 11,250 and 19,750 shares of the Company's Class A Common Stock to certain directors and officers of the Company, respectively, at a purchase price of $4.00 per share. The shares of restricted stock were issued pursuant to the Company's Stock Plan. Each purchaser paid to the Company 25% of the purchase price for his or her shares in cash, and the balance with a non-recourse note. The notes bear interest at 6% per year, are payable quarterly in arrears, and became due March 31, 1997. To secure the payment obligation under the non-recourse notes, shares paid for with these notes have been pledged to the Company. See "Certain Transactions." The notes reached maturity on March 31, 1997. Two employees were in default. Mark Cowell forfeited 6,925 shares and Joan Chamberlain forfeited 1,731 shares which are currently held as treasury stock..

Employee Stock Purchase Plan

   On October 18, 1995, the Board of Directors voted to provide employees who work in excess of 20 hours per week and more than five months per year rights to elect to participate in an Employee Stock Purchase Plan (the "Plan") which became effective February 1, 1996. No more than 100,000 shares may be sold under this Plan. The price per share shall be the lesser of 85% of the average of the bid and ask price on the first day of the plan period and the last day of the plan period. An offering period under the plan began on February 1, 1996 and ended on January 31, 1997. Seventeen employees purchased an aggregate of 9,452 shares of Class A Common Stock. A new offering commenced on February 1, 1997 and will end on January 31, 1998. There are thirty employees participating in the second offering under this plan.

   On November 17, 1997 the Board of Directors voted to amend The Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 100,000 shares to 150,000 shares. This amendment will be presented to the Stockholders at the annual meeting on December 26, 1997.

Non-Employee Director Stock Plan

   The Company's Non-Employee Director Stock Plan (the "Director Plan") was adopted by the directors on October 18, 1995 and approved by the Stockholders of the Company on December 15, 1995. Non-qualified options to purchase a total of 30,000 shares of Class A Com`mon Stock are available for issuance under the Director Plan.

   The Director Plan is administered by the Board of Directors or a committee of the Board. Under the Director Plan, each director of the Company who was a director at the time of adoption of the Director Plan and who was not a current or former employee of the Company received an option to purchase that number of shares of Class A Common Stock as equals 500 multiplied by the years of service of such director as of the date of the grant. At the first meeting of the Board of Directors subsequent to each annual meeting of stockholders, each non-employee director is granted under the Director Plan an option to purchase 2,000 shares of the Class A Common Stock of the Company. The option exercise price is the fair market value of the shares of the Company's Class A Common Stock on the date of grant. The options are non-transferable and become exercisable as follows: 25% immediately and 25% on each of the first, second and third anniversaries of the grant date. If an optionee ceases to be a member of the Board of Directors other than for death or permanent disability, the unexercised portion of the options, to the extent unvested, immediately terminate, and the unexercised portion of the options which have vested lapse 180 days after the date the optionee ceases to serve on the Board. In the event of death or permanent disability, all unexercised options vest and the optionee or his or her legal representative has the right to exercise the option for a period of 180 days or until the expiration of the option, if sooner.

   On January 23, 1996, a total of 5,500 shares were issued under the Director Plan at an exercise price of $6.63 per share. In February, 1997, a total of 6,000 shares were issued under the Director Plan at an exercise price of $3.50 per share. As of March 31, 1997, none of these options had been exercised.

   On November 17, 1997 the Board of Directors voted to amend the Director Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 30,000 shares to 50,000 shares.This amendment will be presented to the Stockholders at the annual meeting on December 26, 1997.

   The following table provides information about options granted to the named executive officers during fiscal 1997 under the Company's Stock Plan, Employee Stock Purchase Plan and Non-Employee Director Stock Plan.



                                Individual Grants
                                _________________

        (a)             (b)           (c)          (d)            (e)
                     Number of       % of
                     Securities      Total
                     Underlying    Options/S   Exercise
                    Options/SARs   Granted     or Base       Expiration
       Name         Granted (#)       to        Price          Date
                                  Employees   ($/Share)
                                      in
                                    Fiscal
                                     Year
  _______________     ________   _________   _________      ____________
Bruce A. Shear...        --         --           --              --
Robert H. Boswell      5,000       9.7%        $3.50         2/18/2002


   The following table provides information about options exercised by the named executive officers during fiscal 1997 and the number and value of options held at the end of fiscal 1997.

          (a)               (b)       (c)          (d)              (e)
                                                Number of         Value of
                                                Securities      Unexercised
                         Shares                 Underlying      In-the-Money
                         Acquired   Value      Unexercised    Options/SARs at
          Name             on      Eealized  Options/SARs at     FY-End ($)
                         Exercise    ($)        FY-End (#)     Exercisable/
                           (#)                Exercisable/    Unexercisable
                                              Unexercisable
  _____________         __________ ________  ______________    ______________
Bruce A. Shear........      --        --            --               --
Robert H. Boswell.....       0        $0       34,000/6,250        $0/$0


Certain Relationships and Related Transactions

   For approximately the last ten years, Bruce A. Shear, a director and the President and Chief Executive Officer of the Company, and persons affiliated and associated with him have made a series of unsecured loans to the Company and its subsidiaries to enable them to meet ongoing financial commitments. The borrowings generally were entered into when the Company did not have financing available from outside sources and, in the opinion of the Company, were entered into at market rates given the financial condition of the Company and the risks of repayment at the time the loans were made. As of June 30, 1997, the Company owed an aggregate of $75,296 to related parties.

   During the period ended June 30, 1997, the Company paid Mr. Shear and affiliates approximately $111,971 in principal and accrued interest under various notes. As of June 30, 1997, the Company owed Bruce A. Shear $55,296 on a promissory note, which is dated March 31, 1994, matures on December 31, 1998 and bears interest at the rate of 8% per year, payable quarterly in arrears, and requires repayments of principal quarterly in equal installments.

Compliance with Section 16(a) of the Exchange Act

     In fiscal year 1997, both Mr. Grieco and Mr. Phillips failed to timely file Form 3 upon joining the Company's Board of Directors. In addition, Dr. Robar, Mr. Boswell, Ms. Wurts and Mr. Phillips each filed a Form 4 relating solely to the grant of options outside of the prescribed time limits. These grants, however, could have been reported on Form 5, in which case they would not have been due until August 14, 1997. Additionally, for fiscal year 1997, Dr. Robar failed to timely file a Form 4 relating to the sale of the Company's Class A Common Stock and Mr. Boswell and Ms. Wurts each failed to timely file a Form 4 relating to the purchase of the Company's Class A Common Stock.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of shares of the Company's Class A Common Stock and Class B Common Stock (the only classes of capital stock of the Company currently outstanding) as of December 10, 1997 by (i) each person known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director of the Company, (iii) each of the named executive officers as defined in 17 CFR 228.402(a)(2) and (iv) all directors and officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. In preparing the following table, the Company has relied on the information furnished by the persons listed below:

                          Name and Address       Amount and     Percent
    Title of Class       of Beneficial Owner       Nature          of
                                               of Beneficial     Class
                                                    Owner         (11)
Class A Common Stock .. Gerald M. Perlow                            *
                        c/o PHC, Inc.
                        200 Lake Street           16,000(1)
                        Peabody, MA   01960
                        Donald E. Robar            9,250(2)         *
                        c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA   01960
                        Bruce A. Shear            14,500(3)         *
                        c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA   01960
                        Robert H. Boswell         34,324(4)         *
                        c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA   01960
                        Howard W. Phillips        38,004(5)         *
                        P. O. Box 2047
                        East Hampton, NY 11937
                        William F. Grieco         59,780(6)(7)      1.3%
                        115 Marlborough Street
                        Boston, MA 02116
                        J. Owen Todd              59,280(7)       1.3%
                        c/o Todd and Weld
                        1 Boston Place
                        Boston, MA  02108
                        All Directors and        190,283(8)       3.9%
                        Officers as a Group
                        (8 persons)
Class B Common Stock    Bruce A. Shear           671,259(10)      91.9%
(9).................... c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA   01960
                        All Directors and        671,259          91.9%
                        Officers as a Group
                        (8 persons)

-------------------------

*    Less than 1%.
(1) Includes 6,000 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $3.50 to $6.63 per share.
(2) Includes 7,750 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $3.50 to $6.63 per share.
(3) Includes 12,500 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price of $2.63 per share. Excludes an aggregate of 59,280 shares of Class A Common Stock owned by the Shear Family Trust and the NMI Trust, of which Bruce A. Shear is a remainder beneficiary.
(4) Includes an aggregate of 32,750 shares of Class A Common Stock issuable pursuant to currently exercisable stock options at an exercise price range of $2.00 to $3.50 per share.
(5) Includes 37,504 shares issuable upon the exercise of a currently exercisable Unit Purchase Option for 18,752 Units, at a price per unit of $5.60, of which each unit consists of one share of Class A Common Stock and one warrant to purchase an additional share of Class A Common Stock at a price per share of $7.50 and 500 shares issuable pursuant to currently exercisable stock options having an exercise price of $3.50 per share.
(6) Includes 500 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price of $3.50 per share
(7) Messrs. Todd and Grieco are the two trustees of the Trusts which collectively hold 72,453 shares of the Company's outstanding Common Stock. Gertrude Shear, Bruce A. Shear's mother, is the lifetime beneficiary of the Trusts. In addition to the shares held by the Trusts, to the best of the Company's knowledge, Gertrude Shear currently owns less than 1% of the Company's outstanding Class B Common Stock.
(8) Includes an aggregate of 76,500 shares issuable pursuant to currently exercisable stock options. Of those options, 2,750 have an exercise price of $6.63 per share, 55,000 have an exercise price of $3.50 per share, 17,500 have an exercise price of $2.63 and 1,250 have an exercise price of $2.00. Also includes 37,504 shares issuable upon the exercise of the Unit Purchase Option as described in (5).
(9) Each share of Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof or at any time at the option of the holder.
(10) Includes 56,369 shares of Class B Common Stock pledged to Steven J. Shear of 2 Addison Avenue, Lynn, Massachusetts 01902, Bruce A. Shear's brother, to secure the purchase price obligation of Bruce A. Shear in connection with his purchase of his brother's stock in the Company in December 1988. In the absence of any default under this obligation, Bruce A. Shear retains full voting power with respect to these shares.
(11) Represents percentage of equity of class, based on numbers of shares listed under the column headed "Amount and Nature of Beneficial Ownership". Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to five votes per share on all matters on which stockholders may vote (except that the hold,ers of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and holders of the Class B Common Stock are entitled to elect all the remaining members of the Company's Board of Directors).

   Based on the number of shares listed under the column headed "Amount and Nature of Beneficial Ownership," the following persons or groups held the following percentages of voting rights for all shares of common stock combined as of November 19, 1997:

                  Bruce A. Shear .....................40.35%
                  J. Owen Todd..........................0.7%
                  William F. Grieco.....................0.7%
                  All Directors and Officers as a Group
                      (8 persons).....................41.94%


                           SELLING SECURITY HOLDERS

   The following table sets forth the ownership of the shares offered pursuant to this Prospectus by the Selling Security Holders as of the dates such information was provided to the Company. The information contained in the following table is based on the Company's records and on information provided by the Selling Security Holders. Since the dates such information was provided to the Company, such information may have changed. Except as otherwise noted in the footnotes to the following table, none of the Selling Security Holders has had any position, office or material relationship with the Company or affiliates during the past three years.


-------------------------------------------------------------------------------
                   Number of Shares
Name of Selling       of Class A     Number of Shares    Number of Shares of
Security Holder      Common Stock       of Class A      Class A Common Stock
                         Owned         Common Stock       Owned after the
                      Before the          Offered             Offering
                       Offering
-------------------------------------------------------------------------------
ProFutures
Special Equities        172,414         172,414(1)                0
Fund, L P
-------------------------------------------------------------------------------
ProFutures
Special Equities         86,207          86,207(2)                0
Fund, L P
-------------------------------------------------------------------------------
ProFutures
Special Equities          6,000           6,000(3)                0
Fund, L P
-------------------------------------------------------------------------------
Leon Rubenfaer,          15,000          15,000(4)                0
M.D
-------------------------------------------------------------------------------
Brean Murray &          150,000         150,000(5)                0
Company
-------------------------------------------------------------------------------

(1) Consists of 172,414 shares of Class A Common Stock issued by the company in October 1997 to ProFutures Special Equities Fund, L.P in a Private Placement.

(2) 86,207 shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of warrants issued by the Company in October 1997 to ProFutures Special Equities Fund, L.P. in a Private Placement

(3) 6,000 shares of Class A. Common Stock offered pursuant to this prospectus are issuable upon the exercise of a remedy warrant to be issued by the Company to ProFutures Special Equities Fund, L. P. in connection with the late registration of the shares issued in the October 1997 Private Placement.

(4) Consists of 15,000 shares of Class A. Common Stock issued by the Company in connection with an acquisition and employment agreement

(5) Consists of 150,000 shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to Brean Murray & Company.


                             DESCRIPTION OF SECURITIES

   The Company is authorized to issue up to 20,000,000 shares of Class A Common Stock, $.01 par value, 2,000,000 shares of Class B Common Stock, $.01 par value, 200,000 shares of Class C Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value. As of October 31, 1997, the Company had 109 record holders of its Class A Common Stock and 321 record holders of its Class B Common Stock the only classes of equity securities outstanding as of such date.

Common Stock

   The Company has authorized three classes of Common Stock, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock. Subject to any preferential rights in favor of the holders of the Preferred Stock, the holders of the Common Stock are entitled to dividends when, as and if declared by the Company's Board of Directors. Holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are entitled to share equally in such dividends, except that stock dividends (which shall be at the same rate) shall be payable only in Class A Common Stock to holders of Class A Common Stock, only in Class B Common Stock to holders of Class B Common Stock and only in Class C Common Stock to holders of Class C Common Stock.

   On liquidation of the Company, after there shall have been set aside for the holders of Preferred Stock, if any, the full preferential amount to which they may be entitled, the net assets of the Company remaining available for distribution to stockholders shall be distributed equally to each share of Class A Common Stock, Class B Common Stock and Class C Common Stock.

   Subject to all the rights which may be granted to holders of the Company's Preferred Stock, if any, and as otherwise required by Massachusetts law, a description of the preferences, voting powers, qualifications and special or relative rights and privileges of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock is set forth below. Except as otherwise stated below and as otherwise required by Massachusetts law, each share of Class A Common Stock, Class B Common Stock and Class C Common Stock has identical powers, preferences and rights.

   Class A Common Stock

   The Class A Common Stock is entitled to one vote per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law and except that the holders of the Class A Common Stock are entitled to elect two members to the Company's Board of Directors.

   The Class A Common Stock is non-redeemable and non-convertible and has no pre-emptive rights. The shares of Class A Common Stock offered hereby will be fully paid and non-assessable.

   Class B Common Stock

   The Class B Common Stock is entitled to five votes per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law. The holders of the Class B Common Stock are also entitled to elect all of the remaining members of the Board of Directors in excess of the two directors elected by the holders of Class A Common Stock.

   The Class B Common Stock is non-redeemable and has no pre-emptive rights.

   Each share of Class B Common Stock is convertible, at the option of its holder, into a share of Class A Common Stock. In addition, each share of Class B Common Stock is automatically convertible into one fully-paid and non-assessable share of Class A Common Stock (i) upon its sale, gift or transfer to a person who is not an affiliate of the initial holder thereof or (ii) if transferred to such an affiliate, upon its subsequent sale, gift or other transfer to a person who is not an affiliate of the initial holder. Shares of Class B Common Stock that are converted into Class A Common Stock will be retired and canceled and shall not be reissued.

   All of the outstanding shares of Class B Common Stock are fully paid and nonassessable.

   Class C Common Stock

   The Class C Common Stock is non-voting except as otherwise required by law. The Class C Common Stock is non-redeemable and has no pre-emptive rights. Since the Company failed to meet earnings targets as specified in its March 3, 1994 Prospectus, all outstanding Class C Common Stock was canceled as of September 28, 1997.

Preferred Stock

The Board of Directors is authorized, subject to the limitations prescribed by law and the Company's Articles of Organization, to issue the Preferred Stock in one or more classes or series and to determine, with respect to any series so established, the preferences, voting powers, qualifications and special or relative rights of the established class or series. The Board of Directors may make this determination and issue shares of Preferred Stock without any prior consent or approval from the holders of the Company's Common Stock for up to the 1,000,000 shares of Preferred Stock which are currently authorized. No shares of the Company's Preferred Stock are currently outstanding

                             PLAN OF DISTRIBUTION

   The shares of Class A Common Stock offered by this Prospectus may be sold from time to time by the Selling Security Holders or by transferees thereof. No underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the shares offered by this Prospectus by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. Underwriter's discounts and usual and customary or specifically negotiated brokerage fees or commissions may be paid by a Selling Security Holder in connection with sales of the shares.

   In order to comply with certain state securities laws, if applicable, the shares of Class A Common Stock offered by this Prospectus will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, such shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

   Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares of Class A Common Stock offered by this Prospectus may not simultaneously engage in market-making activities with respect to such shares for a period of two to nine business days prior to the commencement of such distribution. In addition to, and without limiting the foregoing, each of the selling Security Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, rules 10b-2, 10b-6, and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares by the Selling Security Holders or any such other person. All of the foregoing may affect the marketability of the shares.

                                 LEGAL MATTERS

   The validity of the securities offered hereby will be passed upon for the Company by Choate, Hall & Stewart, Boston, Massachusetts.

                                    EXPERTS

   The financial statements of PHC, Inc. as of June 30, 1997 and 1996 and for the years ended June 30, 1997 and 1996 appearing in this Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon, and are included herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

   The Company has filed with the Commission a Registration Statement on Form SB-2 under the Act with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares, reference is hereby made to the Registration Statement, exhibits and schedules which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed or incorporated by reference as exhibits to the Registration Statement.

Massachusetts Law and Certain Charter Provisions

Anti-Takeover Measures

   In addition to the directors' ability to issue shares of Preferred Stock in series, the Company's Restated Articles of Organization and By-Laws contain several other provisions that are commonly considered to have an anti-takeover effect. The Company's Restated Articles of Organization include a provision prohibiting shareholder action by written consent except as otherwise provided by law. Under Massachusetts law, action taken by shareholders without a meeting requires their unanimous written consent. Additionally, under the Company's By-Laws, the directors may enlarge the size of the Board and fill any vacancies on the Board.

   Under Massachusetts law, any corporation which has a class of voting securities registered under the Exchange Act is required to classify its board of directors, with respect to the time for which they severally hold office, into three classes, unless the board of directors of such corporation or the stockholders by a vote of two-thirds of the shares outstanding, adopts a vote providing that the corporation shall be exempt from the foregoing provision. A provision classifying the Board of Directors is commonly considered to have an anti-takeover effect. The Company's Board of Directors has voted to exempt the Company from this provision.

   The Company, as a Massachusetts corporation, is subject to the Massachusetts Business Combination statute and to the Massachusetts Control Share Acquisition statute. Under the Massachusetts Business Combination statute, a person (other than certain excluded persons) who acquires 5% or more of the stock of a Massachusetts corporation without the approval of the Board of Directors (an "Interested Shareholder"), may not engage in certain transactions with the corporation for a period of three years. There are certain exceptions to this prohibition; for example, if the Board of Directors approves the acquisition of stock or the transaction prior to the time that the person became an Interested Shareholder, or if the Interested Shareholder acquires 90% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and stock held by certain employee stock plans) in one transaction, or if the transaction is approved by the Board of Directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the Interested Shareholder.

   Under the Massachusetts Control Share Acquisition statute, a person (the "Acquiror") who makes a bona fide offer to acquire, or acquires, shares of a corporation's common stock that when combined with shares already owned, would increase the Acquiror's ownership to at least 20%, 33 1/3%, or a majority of the voting stock of such corporation, must obtain the approval of a majority of shares held by all shareholders except the Acquiror and the officers and inside directors of the corporation in order to vote the shares acquired. The statute does not require the Acquiror to consummate the purchase before the shareholder vote is taken.

   The foregoing provisions of Massachusetts law and the Company's Restated Articles of Organization and By-Laws could have the effect of discouraging others from attempting unsolicited takeovers of the Company and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Company's Common Stock that might result from actual or rumored unsolicited takeover attempts. Such provisions may also have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

   American Stock Transfer & Trust Company, New York, New York, serves as the Company's Transfer Agent.

NASDAQ System Quotation

   Application has been made to approve the shares being offered hereby for quotation on NASDAQ under the trading symbol PIHC.


                 INDEMNIFICATION FOR SECURITIES ACT VIOLATIONS

   Section 6 of the Company's Restated Articles of Organization provides, in part, that the Company shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such person may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Company during his or her term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

   In addition, the Restated Articles of Organization of the Company, under authority of the Business Corporation Law of the Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to, the declaration of a dividend, repurchase of shares, distribution or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PHC, INC. AND SUBSIDIARIES

         Contents

         Consolidated Financial Statements

             Independent auditors' report                          F-2

             Consolidated balance sheets                           F-3

             Consolidated statements of operations                 F-4

             Consolidated statements of changes in                 F-5
             stockholders' equity

             Consolidated statements of cash flows                 F-6

             Consolidated notes to financial statements            F-7

   INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
PHC, Inc.
Peabody, Massachusetts


We have audited the accompanying consolidated balance sheets of PHC, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the consolidated financial position of PHC, Inc. and subsidiaries at June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP

Cambridge, Massachusetts
September 19, 1997

PHC, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
                                          September 30,    June 30,    June 30,
                                          (unaudited)
                                             1997           1997         1996
ASSETS (Notes C and D)                    _____________   _________   _________
 Current assets:
    Cash and cash equivalents              $144,645       $905,692     $293,515
   Accounts receivable, net of allowance
    for bad debts of $3,219,992 at Sept.
    30, 1997, $2,982,138 at June 30, 1997
    and $1,492,983 at June 30, 1996
     (Notes A, C and M)                  10,266,259     10,650,368    8,866,065
   Prepaid expenses                         208,276        375,382      259,893
   Other receivables and advances           156,878        260,212       66,513
   Deferred income tax asset (Note F)       515,300        515,300      515,300
   Other receivables, related party
    (Note L)                                110,000         80,000
                                        ___________     __________    _________

      Total current assets               11,401,358     12,786,954   10,001,286

Accounts receivable, noncurrent             645,000        605,000      740,000
Loans receivable                            118,284        134,284      113,805
Property and equipment, net
  (Notes A and B)                         8,315,963      8,408,211    7,884,063
Deferred income tax asset (Note F)          154,700        154,700      154,700
Deferred financing costs, net of
  amortization                              756,006        751,325      772,823
Goodwill, net of accumulated amortization
  (Note A)                                1,719,629      1,644,252      841,413
Restricted deposits and funded reserves     175,616        170,874
Other assets (Note A)                       134,906        222,032      252,445
Net assets of operations held for sale
  (Note J)                                       --             --       56,682
Other receivables, noncurrent, related
  party (Note L)                          3,328,062      2,983,177
                                         __________    ___________   __________
                                         26,749,524    $27,860,809   20,817,217
                                         __________    ___________   __________
LIABILITIES
Current liabilities:
   Accounts payable                       4,149,005     $4,171,334   $3,127,052
   Notes payable - related parties
    (Note E)                                 51,600         51,600       56,600
   Current maturities of long-term debt
    (Note C)                                574,278        580,275      403,894
   Revolving credit note and secured term
    note                                  1,525,022      1,789,971
   Current portion of obligations under
    capital leases (Note D)                 150,530        139,948       88,052
   Accrued payroll, payroll taxes and
    benefits                                577,365        703,842      715,515
   Accrued expenses and other liabilities   480,217        587,024      738,784
                                         __________    ___________   __________
      Total current liabilities           7,508,017      8,023,994    5,129,897
                                         __________    ___________   __________
Long-term debt and accounts payable
  (Note C)                                9,596,305      9,759,601    7,754,262
Obligations under capital leases
  (Note D)                                1,563,275      1,594,562    1,468,475
Notes payable - related parties(Note E)      15,796         23,696       47,394
Convertible debentures ($3,125,000 less
  discount $390,625)(Note C)                     --      2,734,375
                                         __________    ___________   __________
 Total noncurrent liabilities            11,175,376     14,112,234    9,270,131
                                         __________    ___________   __________
      Total liabilities                  18,683,393     22,136,228   14,400,028

Commitments and contingent liabilities
 (Notes A, G, H, K, L and M)

STOCKHOLDERS' EQUITY (Notes H and K)
Preferred stock, $.01 par value;
  1,000,000 shares authorized,500
  shares issued and outstanding in 1997
  (liquidation  preference $504,333)             --              5
Class A common stock, $.01 par value;
  20,000,000 shares authorized, 4,643,280,
  2,877,836 and 2,293,568 shares issued
  Sept. 30, 1997, June 30, 1997
  and 1996, respectively                     46,433         28,778      22,936
Class B common stock, $.01 par value;
  2,000,000 shares authorized, 730,331,
  730,360 and 812,237 issued and outstanding
  Sept. 30, 1997, June 30, 1997 and 1996,
  respectively convertible into one share
  of Class A common stock                     7,303          7,304       8,122
Class C common stock, $.01 par value; 200,000
   shares authorized, 199,816 shares issued
   and outstanding at June 30 1997 and 1996      --          1,998       1,998
Additional paid-in capital                3,643,167     10,398,630   8,078,383
Notes receivable related to purchase of
  31,000 shares of Class A common stock          --             --      (63,928)
Treasury stock, 8,656 shares at cost        (37,818)       (37,818)
Accumulated deficit                      (5,592,954)    (4,674,316)  (1,630,322)
                                         __________    ___________   __________
      Total stockholders' equity          8,066,131      5,724,581    6,417,189
                                         __________    ___________   __________
                                         26,749,524    $27,860,809  $20,817,217
                                         __________    ___________   __________





See notes to financial statements                                     F-3

PHC, INC.  AND SUBSIDIARIES

Consolidated Statements of Operations

                                    Three Months Ended
                                       September 30,            Year Ended
                                        (Unaudited)              June 30,
                                   ____________________   _____________________

                                   1997       1996        1997        1996
                                   ____       ____        ____        ____
Revenues:
   Patient care, net (Note A)  $5,903,995  $5,784,856  $26,007,333  $21,569,594

   Management fees (Note L)       233,283          --      597,278

   Other                          173,477     133,204      629,761      233,164
                               __________  __________  ____________  __________
      Total revenue             6,310,755   5,918,060   27,234,372   21,802,758
                               __________  __________  ____________  __________
Operating expenses:
   Patient care expenses        3,622,231   3,056,894   14,436,784   12,004,383

   Cost of management contracts   102,400      69,893      324,440      146,407

   Provision for doubtful
     accounts                     483,778     269,943    3,397,693    1,894,087

   Administrative expenses      2,692,035   2,199,501   10,341,973    7,800,715
                               __________  __________  ____________  __________

     Total operating expenses   6,900,444   5,596,231   28,500,890   21,845,592
                               __________  __________  ____________  __________

Income(Loss)from operations      (589,689)    321,829   (1,266,518)     (42,834)

Other income (expense):
   Interest income                 97,676       2,650      201,286       14,486

   Other income, net               69,385      81,464      490,327      211,292

   Start-up costs (Note A)             --          --           --     (128,313)
   Interest expense              (488,010)   (295,344)  (2,094,301)    (863,484)

   Gain from operations held for
     sale (Note J)                     --        (724)      26,853       11,947
                               __________  __________  ____________  __________
        Total other expense      (320,949)   (211,954)  (1,375,835)    (754,072)
                               __________  __________  ____________  __________
Income(Loss)before income
 taxes (benefit)                 (910,638)    109,875   (2,642,353)    (796,906)

Income taxes (benefit) (Note F)     8,000      44,133      197,311     (211,591)
                               __________  __________  ____________  __________

Net Income (Loss)               $(918,638) $   65,742  $(2,839,664)   $(585,315)
                               __________  __________  ____________  __________
Net Income (loss) per share
 (Note A)                           $(.21)       $.02        $(.87)       $(.22)
                               __________  __________  ____________  __________

Weighted average number of
shares outstanding              4,444,706   3,117,915     3,270,175   2,709,504
                               __________  __________  ____________  __________





See notes to financial statements                                       F-4

PHC, INC.  AND SUBSIDIARIES

Consolidated Statements of Changes In Stockholders' Equity

                           Class A          Class B         Class C      Preferred
                        Common Stock     Common Stock     Common Stock      Stock
                      ________________  ______________   ______________  ____________
                       Shares   Amount  Shares  Amount   Shares  Amount  Share  Amount
                      _______  _______  ______  ______   ______  ______  ______  _______


Balance - June 30,
 1995                 1,504,662 $15,047 898,795  $8,988   199,966   $2,000
Payment of notes
 receivable
Conversion of shares     86,554     866 (86,558)   (866)     (150)      (2)
Exercise of options      22,500     225
Issuance of stock
 for obligations
 in lieu of cash          6,600      66
Exercise of bridge
 loan warrants           33,509     335
Sale of stock in
 connection
 with private
 placement              493,750   4,937
Costs related to
 private placement
Exercise of IPO
 warrants                21,493     215
Issuance of shares
 with acquisitions       87,000     870
Exercise of private
 placement warrants      37,500     375
Amount paid for
 options, not yet
   issued
Compensatory stock
 options
Net loss, year ended  ________ ________ _______ _______   _______  _______  ____________
 June 30, 1996

Balance - June 30,
 1996                 2,293,568  22,936 812,237   8,122   199,816    1,998
Costs related to
 private
 placements
Issuance of shares
 with acquisitions      229,500   2,295
Exercise of options      13,475     135
Payment of notes
 receivable
Conversion of shares     81,877     818 (81,877)   (818)
Issuance of employee
 stock purchase
 plan shares              9,452      94
Issuance of shares
 in connection
 with consulting
 agreement               20,000     200
Issuance of warrants
 with convertible
 debentures
Cancellation of
 notes receivable
Payment of notes
 receivable
Issuance of
 preferred stock                                                          1,000    $10
Adjustment related
 to beneficial
 conversion
Conversion of
 preferred stock       229,964   2,300                                    (500)     (5)
Dividend on
 preferred stock
Net loss, year ended  ________ ________ _______ _______   _______  _______ ____________
 June 30, 1997

Balance - June 30,
 1997                2,877,836 $28,778 730,360  $7,304   199,816   $1,998   500    $5
Costs related to
 private placements
Conversion of Debt    1,331,696  13,317
Conversion of
 preferred stock        246,305   2,463                                    (500)    (5)
Issuance of shares       15,000     150
 with acquisition
Issuance Private
 Placement shares       172,414   1,724
Conversion of Shares         29       1     (29)     (1)
Cancel Class C                                           (199,816)  (1,998)
 Common Stock
Issue warrants for
 services

Balance - September   4,643,280 $46,433 730,331  $7,303         0       $0     0    $0
 30, 1997 (Unaudited)



See notes to financial statements


PHC, INC.  AND SUBSIDIARIES (con't)

Consolidated Statements of Changes In Stockholders' Equity

                       Additional
                        Paid-in
                        Capital,       Notes      Treasury Shares
                         Common      Receivable      Shares       Accumulated
                         Stock       for Stock       Amount         Deficit        Total
                      ____________   __________  _______________  ____________  __________

Balance - June 30,
 1995                  $5,554,874    $(75,362)                    $(1,045,007)  $4,460,540
Payment of notes
 receivable                            11,434                                       11.434
Conversion of shares            2                                                      -0-
Exercise of options       113,575                                                  113,800
Issuance of stock
 for obligations
 in lieu of cash           36,184                                                   36,250
Exercise of bridge
 loan warrants            153,617                                                  153,952
Sale of stock in
 connection with
 private placement      1,970,063                                                1,975,000
Costs related to         (442,395)                                                (442,395)
 private placement
Exercise of IPO
 warrants                 137,785                                                  138,000
Issuance of shares
 with acquisitions        392,678                                                  393,548
Exercise of private
 placement warrants       149,625                                                  150,000
Amount paid for
 options, not yet
 issued                     9,375                                                    9,375
Compensatory stock
 options                    3,000                                                    3,000
Net loss, year ended
 June 30, 1996                                                       (585,315)    (585,315)
                       __________  ___________  _______________   ____________   __________
Balance - June 30,
 1996                   8,078,383     (63,928)                     (1,630,322)   6,417,189
Costs related to         (141,295)                                                (141,295)
 private placements      (141,295)                                                (141,295)
Issuance of shares
 with acquisitions        838,524                                                  840,819
Exercise of options        59,709                                                   59,844
Payment of notes
 receivable                               662                                          662
Conversion of shares                                                                   -0-
Issuance of employee
 stock purchase
 plan shares               30,530                                                   30,624
Issuance of shares
 in connection
 with consulting           79,800                                                   80,000
 agreement
Issuance of warrants
 with convertible
 debentures               125,000                                                  125,000
Cancellation of
 notes receivable                      37,818    8,656  $(37,818)                      -0-
Payment of notes                       25,448                                       25,448
 receivable
Issuance of
 preferred stock          999,990                                                1,000,000
Adjustment related
 to beneficial
 conversion
 feature of
 convertible
 preferred stock
 and convertible
 debentures               330,284                                   (200,000)      130,284
Conversion of
  preferred stock          (2,295)                                                     -0-
Dividend on
  preferred stock                                                     (4,330)       (4,330)
Net loss, year ended
June 30, 1997                                                      (2,839,664)  (2,839,664)
                       __________  ___________  ________________  ____________   __________
Balance - June 30,
  1997                $10,398,630        $-0-   8,656  $(37,818)  $(4,674.316)  $5,724,581
                       __________  ___________  ________________   ____________   __________
Costs related to
  private placements      (97,894)                                                 (97,894)
Conversion of Debt      2,767,101                                                2,780,418
Conversion of
 preferred stock           (2,458)                                                     -0-
Issuance of shares
 with acquisition          31,233                                                   31,383
Issuance Private
 Placement shares         498,276                                                  500,000
Conversion of Shares                                                                   -0-
Cancel Class C
 Common Stock               1,998                                                      -0-
Issue warrants for
 services                  46,281                                                   46,281
Net Loss, quarter
 ended Sept 30, 1997                                                 (918,638)    (918,638)

Balance - September
 30, 1997
(Unaudited)           $13,643,167 $       -0-   8,656  $(37,818)  $ (5,592,954)  8.066.131
                       __________  ___________  ________________   ____________   __________

See notes to financial statements                                           F-5

PHC, INC.  AND SUBSIDIARIES

Consolidated Statements of Cash Flows

                                              Three Months Ended           Year Ended
                                                September 30,               June 30,
                                                 (Unaudited)
                                                 1997       1996        1997        1996
                                             __________   _________ ___________  ____________
Cash flows from operating activities:
   Net loss                                   $(918,638)   $65,742  $(2,839,664)  $(585,315)

   Adjustments to reconcile net loss to net
     cash used in operating activities:
      Deferred tax benefit                                                         (418,137)
      Depreciation and amortization             161,975    138,872      679,248     554,025
      Beneficial conversion feature of               --         --      130,284
        convertible debt
      Compensatory stock options and stock
         and warrants issued for obligations     46,131                 205,000      39,250
      Changes in:
         Accounts receivable                     88,558 (1,446,109)  (1,649,303) (2,985,052)
         Prepaid expenses and other current     167,106   (147,887)    (309,188)    (69,978)
          assets
         Other assets                            11,456    124,945     113,419     (107,711)
         Net assets of operations held for           --     (1,185)      56,682     106,886
          sale
         Accounts payable                      (163,555)   (93,288)   1,044,282   1,414,089
         Accrued expenses and other
          liabilities                           (92,058)  (301,609)    (167,763)    295,475

            Net cash used in operating
             activities                        (699,025)(1,660,519)  (2,737,003) (1,756,468)
                                              __________ __________  __________  ___________
 Cash flows from investing activities:
    Acquisition of property and equipment       (47,474)  (569,009)    (895,914) (1,557,419)
     and intangibles
    Loan receivable
                                                     --         --   (3,063,177)    (17,462)
            Net cash used in investing
             activities                         (47,474)  (569,009)  (3,959,091) (1,574,881)

Cash flows from financing activities:
    Revolving debt, net                        (322,644)   486,613    1,789,981
    Proceeds from borrowings                         --  1,640,450    2,749,505   2,043,748
    Payments on debt                           (145,203)  (239,050)    (696,886)   (402,828)
    Deferred financing costs                                             21,498    (711,960)
    Issuance of capital stock                   448,299     54,547      944,173   2,109,166
    Convertible debt                                                  2,500,000
                                              __________ __________  __________  ___________

            Net cash provided by financing
             activities                         (14,548) 1,942,560    7,308,271   3,038,126
                                              __________ __________  __________  ___________
Net increase (decrease) in cash and cash
  equivalents                                  (761,047)  (286,968)     612,177    (293,223)
Beginning balance of cash and cash
  equivalents                                   905,692    293,515      293,515     586,738
                                              __________ __________  __________  ___________
Ending balance of cash and cash equivalents     144,645      6,547     $905,692    $293,515
                                              __________ __________  __________  ___________
Supplemental cash flow information:
    Cash paid during the year.
        Interest                                415,583    285,093  $ 1,933,133    $779,898
        Income taxes                              8,000     19,400      $86,414    $187,120

Supplemental disclosures of noncash
  investing and financing activities:
    Stock issued for acquisitions of
     equipment and services                    $ 31,383    $75,600     $840,819    $393,548
    Note payable due for litigation
     settlement                                                                    $225,000
    Capital leases                                                     $284,048     $94,699
    Conversion of preferred stock             $ 584,587         --     $500,000
    Beneficial conversion feature of                                   $200,000
     preferred stock
    Conversion of Debt to Common Stock       $2,734,375

     See notes to financial statements                                      F-6

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996 (Unaudited with respect to the three months ended September 30, 1997 and September 30, 1996)

NOTE A - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation:

PHC, Inc. ("PHC") operates substance abuse treatment centers in several locations in the United States, a nursing home in Massachusetts, a psychiatric hospital in Michigan and psychiatric outpatient facilities in Nevada, Kansas and Michigan. PHC, Inc. also manages a psychiatric practice in New York, operates an outpatient facility through a physicians practice, and operates behavioral health centers through its newest acquisitions. PHC of Utah, Inc. ("PHU"), PHC of Virginia, Inc. ("PHV") and PHC of Rhode Island, Inc. ("PHR") provide treatment of addictive disorders and chemical dependency. PHC of Michigan, Inc. ("PHM") provides inpatient and outpatient psychiatric care. PHC of Nevada, Inc. ("PHN") and PHC of Kansas, Inc. ("PHK") provide psychiatric treatment on an outpatient basis. North Point-Pioneer, Inc. ("NPP") operates six outpatient behavioral health centers under the name of Pioneer Counseling Centers. Behavioral Stress Centers, Inc. ("BSC") provides management and administrative services to psychotherapy and psychological practices (see Note L). Pioneer
Counseling  of  Virginia,   Inc.  ("PCV'),  an  80%  owned  subsidiary  provides
outpatient services through a physicians practice (see Note L). Quality Care Centers of Massachusetts, Inc. ("Quality Care") operates a long-term care facility known as the Franvale Nursing and Rehabilitation Center. STL, Inc. ("STL") operated day care centers (see Note J). The consolidated financial statements include PHC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

For the year ended June 30, 1996, the Company incurred start-up costs related to an addition at Quality Care prior to obtaining a license to admit patients. These costs, amounting to $128,313, are included in other expense in the accompanying statement of operations under the caption "Start-up Costs".

During the year ended June 30, 1997, the Company recorded an increase in its accounts receivable reserve, a substantial portion of the increase was recorded in the fourth fiscal quarter. The Company is currently reviewing these adjustments to determine if some of these adjustments should have been made in prior fiscal quarters.

Revenues and accounts receivable:

Patient care revenues are recorded at established billing rates or at the amount realizable under agreements with third-party payors, including Medicaid and Medicare. Revenues under third-party payor agreements are subject to examination and adjustment, and amounts realizable may change due to periodic changes in the regulatory environment. Provisions for estimated third party payor settlements are provided in the period the related services are rendered. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

A substantial portion of the Company's revenue at the Franvale Nursing and Rehabilitation Center is derived from patients under the Medicaid and Medicare programs. There have been, and the Company expects that there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement, as well as reimbursement from certain private payor sources for both Franvale and substance abuse treatment center services. The Company cannot predict at this time whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the Company.

Medicaid reimbursements are currently based on established rates depending on the level of care provided and are adjusted prospectively at the beginning of each calendar year. Medicare reimbursements are currently based on provisional rates that are adjusted retroactively based on annual calendar cost reports filed by the Company with Medicare. The Company's calendar year cost reports to Medicare are routinely audited on an annual basis. The Company periodically reviews its provisional billing rates and provides for estimated Medicare adjustments. The Company believes that adequate provision has been made in the financial statements for any adjustments that might result from the outcome of Medicare audits.

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE A - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenues and accounts receivable: (continued) The Company has $1,787,000 receivables, from Medicaid and Medicare, at June 30, 1997, which constitutes a concentration of credit risk should Medicaid and Medicare defer or be unable to make reimbursement payments as due.

Charity care amounted to approximately $725,000 and $865,000 at June 30, 1997 and 1996, respectively and is classified as patient care revenue and an equal amount of cost is charged to patient care expenses in the statements of operations.

Property and equipment:

Fe estimated useful lives are as follows:


                                                Estimated
              Assets                            Useful Life
              ______                           ____________

                 Buildings                   20 through 39 years
                 Furniture and equipment      3 through 10  years
                 Motor vehicles               5 years
                 Leasehold improvements      Term of  Lease


Other assets:

Other assets represent deposits, deferred expenses and covenants not to compete. Covenants not to compete are amortized over the life of the underlying agreement using the straight line method.

Goodwill, net of accumulated amortization:

The excess of the purchase price over the fair ma4rket value of net assets acquired are being amortized on a straightlineine basis their estimated useful lives, generally twenty years.

Loss per share:

Net loss per share is based on the weighted average number of shares of common stock outstanding during each period excluding Class C common shares held in escrow. Common stock equivalents have been excluded since they are antidilutive.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE A-THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash equivalents:
Cash  equivalents  are  short-term  highly  liquid   investments  with  original
maturities of less than three months.
Fair value of financial instruments:
The carrying amounts of cash, trade receivables, other current assets, accounts payable, notes payable and accrued expenses approximate fair value.

Impairment of long-lived assets:

During the year ended June 30, 1997 the Company wrote-off the carrying value of the goodwill for one of its subsidiaries in the amount of approximately $50,000.

Stock-based compensation:

The Company accounts for its employee stock-based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 establishes a fair-value-based method of accounting for stock-based compensation plans. The Company adopted the disclosure only alternative in fiscal year 1997 which requires disclosure of the pro forma effects on loss and loss per share as if SFAS No. 123 had been adopted, as well as certain other information.

Unaudited Interim Financial Statements

     In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included for the three months ended September 30, 1997 and 1996. Operating results for the three months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending June 30, 1998.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment is comprised as follows:


                                                            June 30,
                                                        1997       1996

              Land                                   $  302,35    $ 251,759
              Buildings                              7,854,419    7,338,838
              Furniture and equipment                1,760,359    1,404,716
              Motor vehicles                            50,889       50,889
              Leasehold improvements                   385,543      301,067
                                                    ___________  __________
                                                    10,353,569    9,347,269
              Less accumulated depreciation
                 and amortization                    1,945,358    1,463,206
                                                    __________   __________
                                                    $8,408,211   $7,884,063
                                                    __________   __________
NOTE C - LONG-TERM DEBT

At June 30, 1996, the Company had substantially completed an addition and renovation to the Quality Care facility in which 37 new beds were added. The Company financed this addition and renovation through the United States Department of Housing and Urban Development ("HUD"). At June 30, 1997 and June 30, 1996 unamortized deferred financing costs related to the construction note payable totalled $690,750 and $711,960, respectively, and are being amortized over the life of the note. Interest costs capitalized in conjunction with the construction approximated $65,250.

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, l997 and 1996

NOTE C - LONG-TERM DEBT (CONTINUED)

Long-term debt is summarized as follows:
                                                                June 30,
                                                             1997      1996
                                                          __________  __________

Note  payable  with  interest  at  9%  requiring  monthly
   payments of $1,150 through May 2001                      $44,816    $58,154
Note  payable  due  in  monthly  installments  of  $2,000
   including imputed interest at 8% through April 1, 1999    40,574     60,163
9% mortgage note due in monthly installments of $4,850
   through  July 1, 2012,  when the  remaining  principal
   balance is payable                                       492,996    505,485
Note  payable  due in  monthly  installments  of  $21,506
   including  interest at 10.5% through November 1, 1999,
   collateralized  by  all  assets  of  PHN  and  certain
   receivables                                              547,092    735,213
Construction obligations:
  Construction   note  payable   collateralized  by  real
   estate and insured by HUD due in monthly  installments
   of  $53,635,  including  interest  at  9.25%,  through
   December 2035                                          6,757,422  6,301,986
  Other construction obligations to be added to note
   payable                                                             344,802
Note  payable  to a former  vendor,  payable  in  monthly
   installments of $19,728 including interest at 9.5%                  152,353
Note  payable  due in  monthly  installments  of  $26,131
   including  interest  at 11.5%  through  June 2000 when
   the   remaining    principal   balance   is   payable,
   collateralized by all assets of NPP (see Note L)         818,371
Note  payable  due in  monthly  installments  of  $5,558
   including  interest  at 9.25%  through  May 2012 when
   the   remaining   principal   balance   is   payable,
   collateralized by the real estate                        538,605
Term   mortgage   note  payable  with   interest  only
   payments   through  March  1998  principal  due  in
   monthly  installments  of  $9,167  beginning  April
   1998 through  February  2001, a balloon  payment of
   approximately  $780,000  plus interest is due March
   2001,  interest at prime plus 5% (13.5% at June 30,
   1997) collateralized by all assets of  PHM             1,100,000
                                                         ___________ __________
                                                         10,339,876  8,158,156
Less current maturities                                     580,275    403,894
                                                         ___________ __________
Noncurrent maturities                                    $9,759,601  7,754,262
                                                         ___________ __________

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE C - LONG-TERM DEBT (CONTINUED)

Maturities of long-term debt are as follows as of June 30, 1997:

                 Year Ending
                 June 30,                Amount
                 ___________          __________

                 1998                  $580,275
                 1999                   692,681
                 2000                   583,450
                 2001                 1,388,742
                 2002                    48,624
                 Thereafter           7,046,104
                                     ___________

                                    $10,339,876

In 1997, the Company issued 7% convertible debentures due December 31, 1998 in the aggregate principal amount of $3,125,000. The number of shares of Class A common stock into which the debentures may be converted is determined by dividing the principal amount to be converted by the conversion price. The conversion price is equal to 94% of the average closing bid price of the Class A common stock as reported by NASDAQ for the five trading days immediately preceding the date of conversion. The beneficial conversion feature, valued at $130,284, was recorded as additional interest. In addition, on March 31, 1997 the Company issued warrants to the debenture holders as compensation for amending the debenture agreement to allow for a later filing of the Registration Statement which was originally required to be filed in December 1996. The warrants provide for the purchase of 150,000 shares of Class A common stock at $2.00 per share and expire in 2003. The warrants were valued at $125,000. Subsequent to June 30, 1997, all of the convertible debentures were converted into 1,331,696 shares of Class A common stock.

The Company has entered into a revolving credit note and a secured note with maximum advances of $1,500,000 and $1,000,000, respectively. Advances are made based on a percentage of accounts receivable and principal is payable upon receipt of proceeds of the accounts receivable. Interest is payable monthly at prime plus 2.25% (10.75% at June 30, 1997). These agreements expire on February 1999 and July 1998, respectively, automatically renewable for one-year periods thereafter unless terminated by either party. Upon expiration, all remaining principal and interest is due. The notes are collateralized by substantially all of the assets of the Company's subsidiaries.

NOTE D - CAPITAL LEASE OBLIGATION

At June 30, 1997, the Company is obligated under various capital leases for equipment and real estate providing for monthly payments of approximately $31,000 for fiscal 1998 and terms expiring from December 1997 through February 2014.

The carrying value of assets under capital leases is as follows:

                                                            June 30,
                                                       1997          1996
                                                  ___________     ___________

       Building                                    $1,477,800     $1,477,800
       Equipment and improvements                     485,004        214,754
       Less accumulated depreciation and
       amortization                                  (501,732)      (400,768)
                                                  ___________     ___________
                                                   $1,461,072     $1,291,786

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE D - CAPITAL LEASE OBLIGATION (CONTINUED)

Future minimum lease payments under the terms of the capital lease agreements are as follows at June 30, 1997:


     Year Ending                              Real
       June 30,            Equipment        Property      Total
     _____________        ____________     __________   _________

       1998                 $140,307       $ 231,000     $371,307
       1999                  117,083         239,000      356,083
       2000                   95,121         259,248      354,369
       2001                   70,828         272,208      343,036
       2002                   13,557         295,188      308,745
       Thereafter                          4,641,348    4,641,348
                         _____________   ____________   __________

       Total future
       minimum lease
       payments              436,896       5,937,992    6,374,888
       Less amount
       representing
       interest               83,804       4,556,574    4,640,378
                        _____________   ____________   __________

       Present value
       of future
       minimum leasee
       payments              353,092       1,381,418    1,734,510
       Less current
       portion               102,632          37,316      139,948
                       _____________   ____________   __________

       Long-term
       obligations
       under capital
       lease                $250,460      $1,344,102   $1,594,562
                        _____________   ____________   __________

The Company has an irrevocable option to purchase the real property noted above for 1,150,000 on March 1, 1998 or $1,100,000 on March 1, 1999 or any subsequent March 1 through the end of the lease.

NOTE E - NOTES PAYABLE - RELATED PARTIES

Related party debt is summarized as follows:                    June 30,
                                                            1997     1996
                                                       ___________  __________
Note payable, President and principal stockholder,
 interest at 8%,
 due in installments through 1998                        $55,296    $ 78,996
Notes payable, other related parties, interest at
 12% and payable on demand                                20,000      24,998
                                                       ___________  __________

                                                          75,296     103,994
Less current maturities                                   51,600      56,600
                                                       ___________  __________
                                                         $23,696     $47,394
                                                       ___________  __________

Maturities of related party debt are as follows at June 30, 1997:

                 Year Ending
                  June 30,                               Amount
                 ____________                           __________

                  1998                                    $51,600
                  1999                                     23,696
                                                        ___________

                                                          $75,296
                                                        ___________

Related party interest on notes receivable related to the purchase of Class A common stock approximated $1,699 and $4,295 for the years ended June 30, 1997 and 1996, respectively.
                                                                     F-12

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE F - INCOME TAXES

The Company has the following deferred tax assets included in the accompanying balance sheets:

                                                           Year Ended
                                                            June 30,
                                                         1997       1996
                                                      __________  __________
          Temporary differences attributable to:
             Allowance for doubtful accounts          $1,007,000  $ 510,000
             Depreciation                                147,000    154,700
             Other                                         3,000      5,300
          Operating loss carryforward                    340,000
                                                      __________   __________
                Total deferred tax asset               1,497,000    670,000

          Less:
              Valuation allowance                       (827,000)
              Current portion                           (515,300)  (515,300)

                Long-term portion                       $154,700   $154,700
                                                      __________   __________

The Company had no deferred tax liabilities at June 30, 1997 and 1996.

Income tax expense (benefit) is as follows:

                                                           Year Ended
                                                             June 30,
                                                        1997         1996
                                                     __________   __________

          Deferred income taxes benefit                          $(418,137)
          Current income taxes                         $197,311    206,546
                                                     __________   __________
                                                       $197,311  $(211,591)
                                                     __________   __________

Reconciliations of the statutory U.S. Federal income taxes based on a rate of 34% to actual income taxes is as follows:
                                                           Year Ended
                                                                 June 30,
                                                        1997        1996
                                                      __________   __________

          Income tax benefit at statutory rate       $ (898,400) $(271,000)
          State income taxes                            197,311
                                                                    80,850
          Increase in valuation allowance               827,000
          Increase due to nondeductible items,
          primarily
             penalties and travel and entertainment
          expenses                                       12,000     12,100
          Other
                                                         59,400    (33,541)
                                                       __________ __________
                                                     $  197,311  $(211,591)
                                                      __________   __________

     The  Company  has  a  net   operating   loss   carryforward   amounting  to
approximately $994,000 which expires at various dates through 2012.

Subsequent to June 30, 1997, the Company may be subject to Internal Revenue Code provisions which limit the loss carryforward available for use in any given year.
                                                                          F-13

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE G - COMMITMENTS AND CONTINGENT LIABILITIES

Operating leases:

The Company leases office and treatment facilities and furniture and equipment under operating leases expiring on various dates through January 2003. Rent expense for the years ended June 30, 1997 and 1996 was approximately $752,000 and $450,000, respectively. Minimum future rental payments under noncancelable operating leases, having remaining terms in excess of one year as of June 30, 1997 are as  follows:

             Year Ending
             June 30,                                        Amount
             ____________                               ________________

             1998                                       $    688,105
             1999                                            441,833
             2000                                            297,780
             2001                                            202,876
             2002                                             93,450
             Thereafter                                      136,864
                                                       ________________
                                                         $ 1,860,908
                                                       ________________

Litigation:

The Company is involved in litigation related to the use of its trademark name, PIONEER HEALTHCARE, in an action pending before a federal court. If the Company were required to discontinue using the PIONEER HEALTHCARE mark, the costs and/or monetary damages related to the litigation involved could have an adverse effect on the Company's financial performance.

NOTE H - STOCK PLANS

[1]  Stock plans:

          The Company has three stock plans: a stock option plan, an employee stock purchase plan and a nonemployee directors' stock option plan.

          The stock option plan provides for the issuance of a maximum of 300,000 shares of Class A common stock of the Company pursuant to the grant of incentive stock options to employees or nonqualified stock options to employees, directors, consultants and others whose efforts are important to the success of the Company. Subject to the provisions of this plan, the compensation committee has the authority to select the optionees and determine the terms of the options including: (i) the number of shares,
     (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option will not be less than the market price of the Class A common stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock upon exercise of options.

          The employee stock purchase plan provides for the purchase of Class A common stock at 85 percent of the fair market value at specific dates, to encourage stock ownership by all eligible employees. A maximum of 100,000 shares may be issued under this plan.

          Also in October 1995, the Company adopted a nonemployee directors' stock option plan that provides for the grant of nonstatutory stock options automatically at the time of each annual meeting of the Board. Through June 30, 1997, options for 11,500 shares were granted under this plan. A maximum of 30,000 shares may be issued under this plan. Each outside director shall be granted an option to purchase 2,000 shares of Class A. common stock at fair market value, vesting 25% immediately and 25% on each of the first three anniversaries of the grant.
                                                                      F-14

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE H - STOCK PLANS (CONTINUED)

[1]  Stock plans: (continued)

          In February 1997, all 95,375 shares underlying the then outstanding employee stock options were repriced to the current market price, using the existing exercise durations.

          Under the above plans 179,198 shares are available for future grant or purchase.

          The Company had the following activity in its stock option plans for fiscal 1997 and 1996:

                                                    Number    Weighted-Average
                                                      of      Exercise Price
                                                    Shares       Per Share
                                                  ___________  ________________
               Option plans:
                  Balance - June 30, 1995           92,000            $5.10
                  Granted                           46,500            $6.20
                  Cancelled                         (1,250)           $5.00
                  Exercised                        (22,500)           $5.06
                                                  ___________  ________________
                  Balance - June 30, 1996          114,750            $5.56
                  Granted                          125,500            $4.56
                  Repriced options:
                   Original                        (95,375)           $5.99
                   Repriced                         95,375            $3.50
                  Cancelled                        (21,400)           $6.05
                  Exercised                        (13,475)           $5.16
                                                  ___________  ________________
                  Balance - June 30, 1997          205,375            $4.27
                                                  ___________  ________________

          Options for 89,250 shares are exercisable as of June 30, 1997 at exercise prices ranging from $2.87 to $6.63 and a weighted-average exercise price of approximately $3.71 per share, with a weighted-average remaining contractual life of approximately three years.

          The exercise prices of options outstanding at June 30, 1997 range from $2.87 to $6.63 per share and have a weighted-average exercise price of approximately $3.07 per share, with a weighted-average remaining contractual life of approximately four years.

[2]     Stock-based compensation:

          The Company has adopted the disclosure-only provisions of SFAS No. 123, but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. There was no compensation expense recognized in 1997 or 1996. If the Company had elected to recognize compensation cost for the plans based on the fair value at the grant date for awards granted, consistent with the method prescribed by SFAS No. 123, net loss per share would have been changed to the pro forma amounts indicated below:
                                                         Year Ended
                                                          June 30,
                                                  _______________________
                                                   1997              1996
                                                  ______          ________

       Net loss             As reported         $(2,839,664)         $(585,315)
                            Pro forma            (2,893,272)          (610,497)
       Net loss per         As reported              $(0.87)           $ (0.22)
        share               Pro forma                 (0.88)             (0.23)

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE H - STOCK PLANS (CONTINUED)

[2]  Stock-based compensation: (continued)

The fair value of the Company's stock options used to compute pro forma net loss and net loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1997 and 1996: dividend yield of 0%; expected volatility of 30%; a risk-free interest rate of between 5% and 7%; and an expected holding period of five years.

The per share weighed-average grant-date fair value of options granted during the years ended June 30, 1997 and 1996 was $3.44 and $2.07, respectively.


NOTE I - SEGMENT INFORMATION

The Company's continuing operations are classified into two primary business segments: substance abuse/psychiatric services and long-term care.

                                                   Year Ended
                                                   June 30,
                                            ________________________________
                                              1997                  1996
                                            ____________        __________
      Revenue:
         Substance abuse/psychiatric
          services                           $ 20,700,616       $16,525,672
         Long-term care                         5,306,717         5,043,922
         Other                                    629,761           233,164
         Management fees                          597,278
                                             ____________      ____________

                                               27,234,372        21,802,758
                                             ____________      ____________

      Income (loss) from operations:
         Substance abuse/psychiatric
          services                           $   627,341        $ 1,024,245
         Long-term care                       (1,447,468)          (826,463)
         Other (PDSS)                            305,321             86,757
         General corporate                      (427,272)          (180,966)
         Interest and other income
          (expense), net                      (1,700,275)          (900,479)
                                             ____________      ____________

      Loss before income taxes               $(2,642,353)         $(796.906)
                                             ____________      ____________

      Depreciation and amortization:
         Substance abuse/psychiatric
           services                         $    449,641           $349,437

         Long-term care                          210,130            176,450
         General corporate                        19,477             28,138
                                             ____________      ____________
                                            $    679,248       $    554,025
                                             ____________      ____________
      Capital expenditures:
         Substance abuse/psychiatric
         services                           $    729,661       $    233,466
         Long-term care                          213,489            982,978
         General corporate                        63,150             16,583
                                            ____________       ____________
                                            $  1,006,300       $  1,233,027
                                            ____________       ____________
      Identifiable assets:
         Substance abuse/psychiatric
          services                         $  18,352,342       $ 10,877,197
         Long-term care                        7,437,633          8,619,133
         General corporate                     2,070,834          1,264,205
         Net assets of operations held for
          sale                                                       56,682
                                            ____________       ____________
                                            $ 27,860,809      $  20,817,217

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE J - OPERATIONS HELD FOR SALE

The Company has systematically phased out its day care center operations (STL). At June 30, 1996, the Company had net assets relating to its day care centers amounting to approximately $57,000, which primarily represented the depreciated cost of one remaining real estate parcel. The parcel was sold in October 1996 at a gain of approximately $38,000.

NOTE K - CERTAIN CAPITAL TRANSACTIONS

In addition to the outstanding options under the Company's stock plans (Note H), the Company has the following options and warrants outstanding at June 30, 1997:

                                                 Exercise
                              Number of                       Expiration
    Description
                              Units/Shares       Price____    Date
  Bridge warrants               5,024 units   $4.38 per unit   September 1998
  Unit purchase option        148,171 units   $5.91 per unit   March 1999
  IPO warrants              1,681,832 shares  $6.29 per share  March 1999
  Private placement warrants  715,682 shares  $3.93 per share  January 1999
  Bridge warrants              34,710 shares  $7.39 per share  March 1999
  Warrant for services         25,000 shares  $6.88 per share  October 2001
  Warrant for services          3,093 shares                   $3.39 per share
February 2002
  Consultant warrant (see below)               160,000 shares  $2.62 per share
March 2002
  Convertible debenture warrants
          (Note C)            150,000 shares  $2.00 per share   March 2002
  Preferred stock warrant      50,000 shares  $2.75 per share   June 2000

Each unit consists of one share of Class A common stock and a warrant to purchase one share of Class A common stock at $7.50 per share.

In June 1997, the Company received $1,000,000 in exchange for the issuance of Series A convertible preferred stock and warrants to purchase 50,000 shares of Class A common stock. The warrants are exercisable at $2.75 per share and expire in 2000. The warrants were valued at $30,000. The number of shares of Class A common stock into which the preferred stock may be converted is equal to 80% of the closing bid price of the Class A common stock as reported by NASDAQ for the five trading days immediately preceding the conversion. The beneficial conversion feature, due to the 80% discount above, valued at $200,000 was recorded as additional dividends. In June 1997, 500 shares of preferred stock were converted into 229,640 shares of Class A common stock. Subsequent to year-end the 500 remaining shares of preferred stock were converted into 246,305 shares of Class A common stock. The issuance of these securities will result in the issuance of some additional Class A common shares under existing dilution agreements with other stockholders.

Cumulative preferred dividends are at the rate of $60 per share per year, payable quarterly. Dividends are payable in cash or in shares of preferred stock at $1,000 per share. At June 30, 1997, accrued dividends amounted to $4,330.

Certain Consultant Warrants may be canceled if certain stock prices, as defined in the agreement, are not achieved by March 3, 1998.

In February 1996, the Company issued, in a private placement, units comprised of 6,250 shares of Class A common stock and warrants to purchase 9,375 shares of Class A common stock. A total of 79 units, representing 493,750 shares of Class A common stock and 740,625 warrants were issued in the offering at a gross purchase price of $1,975,000. Fees and expenses payable in connection with the offering total $442,395. Subject to the terms and conditions of the applicable warrant agreement, each warrant is exercisable for one share of Class A common stock at an exercise price of $4.00, subject to adjustment upon certain events. The warrants expire in January 1999. Upon the issuance of the units described above, certain additional shares of Class A common stock or securities exercisable therefor become issuable under the antidilution provisions of certain outstanding securities of the Company.
                                                                  F-17

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE K - CERTAIN CAPITAL TRANSACTIONS (CONTINUED)

Subsequent to June 30, 1997, the Class C common stock was canceled and retired because of restrictions on the release of the stock, due to earnings targets which were not achieved.

Subsequent to June 30, 1997, the Company issued a warrant for the purchase of 150,000 shares of common stock in exchange for services. The exercise price of the warrant is $2.50 per share and the warrant expires May 2002.

NOTE L - ACQUISITIONS

On November 1, 1995, the Company purchased an outpatient facility located in Nevada ("PHN") which provides psychiatric services to patients. The Company acquired the tangible and intangible property owned by the seller of the business for consideration consisting of $631,000 in cash and 75,000 shares of Class A common stock of PHC, Inc. which were valued at $323,000. The purchase price was allocated as follows:

               Accounts receivable                        $231,509
               Equipment and other assets                   54,397
               Covenant not to compete                      10,500
               Goodwill                                    671,359
               Accrued benefits payable                    (13,765)
                                                         __________
                                                          $954,000
                                                         __________

On March 29, 1996 PHN entered into a lease agreement for the real estate. The lease payments, which increase annually, are due in equal monthly installments over a period of four years.

On March 16, 1996, the Company purchased an outpatient facility located in Kansas ("PHK'') which provides psychiatric services to patients. The Company acquired the tangible and intangible property owned by the seller of the business for consideration consisting of 12,000 shares of Class A common stock of PHC, Inc., valued at $70,548. The purchase price was allocated as follows:

               Equipment and other assets                  $20,000
               Covenant not to compete                      10,000
               Goodwill                                     40,548
                                                         __________
                                                           $70,548
                                                         __________

In connection with the acquisition, PHK entered into a lease agreement for the real estate. The lease payments, which increase annually, are due in equal monthly installments over a period of three years.

In September 1996, the Company purchased the assets of seven outpatient behavioral health centers located in Michigan ("NPP"). The centers were purchased for $532,559 and 15,000 shares of Class A common stock of PHC, Inc. valued at $5.04 per share. The Company borrowed $900,000 (see Note C) to finance the purchase and to provide working capital for the centers. The purchase price was allocated as follows:

               Office equipment                           $ 18,000
               Covenants not to compete                     20,000
               Goodwill                                    597,746
               Deposits                                     15,072
               Liabilities assumed                         (42,659)
                                                         __________
                                                          $608,159
                                                         __________
                                                                          F-18

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE L - ACQUISITIONS (CONTINUED)

Concurrent with the asset purchase agreement, NPP entered into an employment agreement with a former owner which requires an annual salary of $150,000 and an annual bonus. The agreement is effective for four years and is automatically extended for successive one year terms unless terminated. The salary and bonus are subject to adjustment based on collected billings.

NPP also entered into a management agreement whereby $1,500 per month would be paid for five years to the former owners.

Subsequent to year-end, under the employment agreement, the Company issued 15,000 unregistered shares of Class A common stock.

On November 1, 1996, BSC-NY, Inc. ("BSC"), merged with Behavioral Stress Centers, Inc., a provider of management and administrative services to psychotherapy and psychological practices in the greater New York City Metropolitan Area. In connection with the merger, the Company issued 150,000 shares of PHC, Inc. Class A common stock to the former owners of Behavioral Stress Centers, Inc. Also, in connection with the merger, another entity was formed, Perlow Physicians, P.C. ("Perlow"), to acquire the assets of the medical practices theretofore serviced by BSC. The Company advanced Perlow the funds to acquire those assets and at June 30, 1997 Perlow owed the Company $3,063,177 which includes in addition to acquisition costs, management fees of approximately $511,000 and interest on the advances of approximately $176,000. It is expected that the obligations will be paid over the next several years and accordingly, most of these amounts have been classified as noncurrent. The Company has no ownership interest in Perlow.

The purchase price of BSC was allocated as follows:

      Goodwill                            $63,600
      Equipment and other assets           20,000
                                          ________
                                          $83,600
                                          ________

The merger agreement requires additional purchase price to be paid by BSC to the former owners of Behavioral Stress Centers, Inc. for the three years following the merger date. The additional purchase price is based on the income of BSC before taxes and is to be paid in PHC stock, at market value up to $200,000 and the balance, if any, in cash.

BSC also entered into a management agreement with Perlow. The agreement requires Perlow to pay 25% of its practice expenses to BSC on a monthly basis over a five-year period with an automatic renewal for an additional five-year period.

On November 1, 1996, BSC entered into a lease agreement for its facilities. The lease payments are due in equal monthly installments over a three year period with an option to extend annually for three additional years. The lease is to be paid by Perlow in accordance with the management agreement.

On January 17, 1997, with an effective date of January 1, 1997, the Company entered into a Stock Exchange Agreement with a Virginia corporation owned by two individuals to whom the Company has an outstanding note payable. The corporation consists of private practices of psychiatry. The Stock Exchange Agreement provided that in exchange for $50,000 in cash and 64,500 shares of restricted Class A common stock, the Company received an 80% ownership interest in the Virginia corporation. The Company also paid $80,444 in legal fees in connection with the Agreement. Concurrent with the Stock Exchange Agreement the two owners of the Virginia corporation each executed Employment Agreements with the Virginia corporation to provide professional

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE L - ACQUISITIONS (CONTINUED)

services and each was granted an option to purchase 15,000 shares of Class A common stock at an exercise price of $4.87 per share. The options expire on April 1, 2002. Each agreement requires an annual salary of $200,000 and expires in five years. Further, a Plan and Agreement of Merger was executed whereby the Virginia corporation was merged into PCV.

On January 17, 1997 PCV entered into a purchase and sale agreement with an unrelated general partnership, to purchase real estate with buildings and improvements utilized by the Virginia Corporation for approximately $600,000 of which $540,000 was paid through the issuance of a note (Note C).

In accordance with the above agreements the purchase price was allocated as follows:

           Land                                      $ 50,600
           Building                                   540,000
           Covenant not to compete                     50,000
           Goodwill                                   285,038
                                                    __________
                                                     $925,638
                                                    __________

In accordance with the agreement the two owners will be paid a finders fee for all subsequently acquired medical practices within a 200 mile radius of PCV and those medical practices identified by the owners wherever the location. The finders fee is payable in Class A common stock and in cash.

Information is not available to present pro forma financial information relating to the 1997 acquisitions. The Company has so advised the Securities and Exchange Commission and has received a no action letter with respect to this matter. Had the acquisitions made during the fiscal years ended June 30, 1996, been made as of July 1, 1995, the pro forma effect on the Company's results of operations is immaterial.

NOTE M - SALE OF RECEIVABLES

The Company has entered into a sale and purchase agreement whereby third-party receivables are sold at a discount with recourse. The interest rate is calculated at 5.5% plus the six-month LIBOR rate which is 11.5% and 11.3% at June 30, 1997 and 1996, respectively. The amount of receivables subject to recourse at June 30, 1997 totaled approximately $577,000 and the agreement states that total sales of such outstanding receivables are not to exceed $4,000,000. Proceeds from the sale of these receivables totalled approximately $3,000,000 and $3,500,000 for the years ended June 30, 1997 and 1996, respectively. The purchase fees related to the agreement amount to approximately $127,000 and $73,720 for the years ended June 30, 1997 and 1996, respectively, and are included in interest expense in the accompanying consolidated statement of operations. The agreement expires December
31, 1997.

NOTE N - SUBSEQUENT FINANCING

In September 1997, the Company received $500,000 in exchange for the issuance of 170,414 shares of unregistered Class A common stock.

Also, subsequent to June 30, 1997, the Company purchased the assets of an outpatient clinic in Virginia for 26,024 shares of Class A common stock and $50,000 in cash. The clinic's operations will be included in PCV.
                                                                          F-20

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

   Section 6 of the Registrant's Restated Articles of Organization provides, in part, that the Registrant shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such person may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Registrant during his or her term in office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

   In addition, the Restated Articles of Organization of the Registrant, under authority of the Business Corporation Law of the Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to, the declaration of a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

Item 25.  Other Expenses of Issuance and Distribution

   It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder:


     SEC Registration Fee  ..................$    261
     NASDAQ Listing Fees  ...................$  4,297
     Legal Fees and Expenses ................  24,000
     Accounting Fees and Expenses ...........   9,000
     Miscellaneous  .........................   2,442

            Total ...........................$ 40,000

     The Registrant will bear all expenses shown above.

Item 26.  Recent Sales of Unregistered Securities

     In the three years preceding the filing of this registration statement, the
Registrant  has  issued  the  following   securities  without  registering  such
securities under the Securities Act.

     On June 21, 1994 the Company issued 15,000 shares of Class A Common Stock to Edwin Brown in exchange for the acquisition by the Company of Mr. Brown's interest in Highland Ridge Hospital.

     On July 7, 1995 the Company issued a warrant for the purchase of up to 1,600 shares of Class A Common Stock at an exercise price of $5.47 to Westergard Publishing in payment for investor relations services.

     On November 1, 1995 the Company issued 75,000 shares of Class A Common Stock to Norton A. Roitman in exchange for the acquisition by the Company of Dr. Roitman's interest in Harmony Healthcare.

     On February 8, 1996 the Company issued 79 units, each of which consisted of 6,250 shares of Class A Common Stock, and 9,375 warrants, each of which is exercisable for one share of Class A Common Stock at an exercise price of $4.00 per share to 11 investors in a private placement, which resulted in net proceeds to the Company of approximately $1,524,800.

     On March 15, 1996 the Company issued 12,000 shares of Class A Common Stock to Ronald J. Dreier in exchange for the acquisition by the Company of Mr. Dreier's interest in Total Concept.

     On April 15, 1996 the Company issued a warrant to purchase up to 2,500 shares of Class A Common Stock at an exercise price of $5.50 to Peter Mintz as payment for investor relations services.

     On April 23, 1996 the Company issued a warrant to purchase up to 2,500 shares of Class A Common Stock at an exercise price of $5.50 to Barrow Street Research as payment for investor relations services.

     On September 30, 1996 the Company issued 6,000 shares of Class A Common Stock to Leon Rubenfair and 9,000 shares of Class A Common Stock to Alan Rickfelder in exchange for the acquisition by the Company of their interest in NPP.

     On November 1, 1996 the Company issued 114,375 shares of Class A Common Stock to Dr. Irwin Mansdorf and 35,625 shares of Class A Common Stock to Dr. Yakov Burstein in exchange for the acquisition by the Company of Drs. Mansdorf's and Burstein's interest in BSC.

     On January 13, 1997 the Company issued 32,250 shares of Class A Common Stock to each of Dr. Himanshu Patel and Dr. Mukesh P. Patel in exchange for the acquisition by the Company of their interest in PCV.

     On November 11, 1996 the Company issued a warrant to purchase up to 25,000 shares of Class A Common Stock at an exercise price of $6.88 per share to Alpine Capital Partners as payment for consulting services.

     On February 18, 1997, the Company issued a warrant to purchase up to 3,000 shares of Class A Common Stock at an exercise price of $2.50 per share to Barrow Street Research as payment for investor relation services.

     On December 6, 1996 the Company issued 7% Convertible Debentures due December 31, 1998 in the aggregate face amount of $3,125,000 (the "Debentures") to Infinity Investors Ltd. ("Infinity") and Seacrest Capital Limited ("Seacrest") resulting in $2,500,000 of proceeds to the Company.

     On March 31, 1997 the Company issued a warrant to purchase up to 90,000 shares of Class A Common Stock to Infinity and a warrant to purchase up to 60,000 shares of Class A Common Stock to Seacrest at an exercise price of $2.00 per share in consideration of Infinity and Seacrest waiving certain liquidated damages payable to them pursuant to the Debentures.

     On March 3, 1997 the Company issued a warrant to purchase up to 160,000 shares of Class A Common Stock at an exercise price of $2.62 per share to C.C.R.I.
Corporation as payment for consultant services.

     On March 4, 1997 the Company issued 100 shares of Class A Common Stock to Charles E. Hauff a former employee in consideration of past employment services.

       On October 2, 1997 the Company also issued 172,414 shares of the Company's Class A Common Stock to ProFutures Special Equities Fund, L.P. in a private placement finalized in September 1997 resulting in net proceeds to the Company of approximately $445,000.

      On October 2, 1997 the Company also issued 26,024 shares of the Company's Class A Common Stock to Counseling Associates of Southwest Virginia, Inc. in connection with the acquisition of the assets of Counseling Associates of Southwest Virginia, Inc.

     In September 1997 the Company issued a warrant to purchase up to 150,000 shares of Class A Common Stock at an exercise price of $2.50 per share to Brean Murray and Company, Inc. in exchange for $100.00 and services rendered.

     None of the sales of securities described above involved an underwriter. Each sale was made in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act on the basis that such sales by the Registrant did not involve a public offering. Additionally, the February 8, 1996 private placement was made in reliance upon Regulation D of the Securities Act of 1933 pursuant to which the Registrant filed a Form D on January 25, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, State of Massachusetts, on January 9, 1998.

                                   PHC, INC.



                                   By: /s/ Bruce A. Shear
                                      Bruce A. Shear, President and
                                      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                 Date

By: /s/ Bruce A. Shear         President and Chief        January 9, 1998
    Bruce A. Shear             Executive
                               Officer and Director
                               (principal
                               executive officer)


By: /s/ Paula C. Wurts         Controller, Assistant      January 9, 1998
    Paula C. Wurts             Treasurer
                               and Assistant Clerk
                               (principal financial
                                 officer)

By: /s/ Gerald M. Perlow       Clerk and Director         January 9, 1998
    Gerald M. Perlow

By: /s/ Donald E. Robar        Treasurer and Director     January 9, 1998
    Donald E. Robar

By: /s/ Howard W. Phillips     Director                   January 9, 1998
    Howard W. Phillips

By: /s/ William F. Grieco      Director                   January 9, 1998
    William F. Grieco

Item 27.  Exhibits

 Exhibits Index


Exhibit No.                             Description

       ++1.1 Form of Underwriting Agreement.
        +3.1 Restated Articles of Organization of the Registrant, as amended.
       3.1.1 Articles   of   Amendment   filed   with   the   Commonwealth   of
             Massachusetts on January 28, 1997.
     ****3.2 By-laws of the Registrant, as amended.
         3.3 Certificate of Vote of Directors establishing a Series of a Class of stock dated June 3, 1997.
        +4.1 Form of Warrant Agreement.
        +4.2 Specimen certificate representing Class A Common Stock.
        +4.3 Form of  Certificates  representing  redeemable  Class A  Warrants
             (form of certificate representing redeemable Class A Warrants included in Exhibit 4.1).
        +4.4 Form of Unit Purchase Option.
        #4.5 Form of warrant issued to Barrow Street  Research,  Inc. and Peter
             G. Mintz.
        #4.6 Form of warrant issued to Robert A. Naify,  Marshall Naify,  Sarah
             M. Hassanein and Whitney Gettinger.
        #4.7 Form of  Subscription  Agreement  prior  to the  Purchase  of Units
             Consisting of Shares of Class A Common Stock and Warrants to Purchase Class A Common Stock.
    ###4.7.1 Regulation D Securities  Subscription  Agreement  among PHC, Inc.,
             Infinity   Investors  Ltd.  and  Seacrest  Capital  Limited  dated
             October  1996.
         4.8 Form of Warrant Agreement by and among the Company, American Stock Transfer & Trust Company and AmeriCorp Securities, Inc. executed in connection with the Private Placement.
    ###4.8.1 7%  Convertible  Debenture  issued to Infinity  Investors  Ltd. in the principal amount of $1,975.000.
         4.9 Form of Certificates representing the New Warrants (form of certificate representing New Warrants included in Exhibit 4.8).
    ###4.9.1 7%  Convertible  Debenture  to  Seacrest  Capital  Limited  in  the
             principal amount of $1,250.000.
     ###4.10 Book Entry  Transfer  Agent  Agreement  among PHC,  Inc.,  Infinity
             Investors  Ltd.,   Seacrest  Capital  Limited  and  American  Stock
             Transfer & Trust Company dated October 7, 1996.
     ###4.11 Registration  Rights Agreement among PHC, Inc.,  Infinity Investors and Seacrest Capital Limited dated October 7, 1996.
        4.12 Form  of   Subscription   Agreement  for  the  Purchase  of  Units
             Consisting of Shares of Class A Common Stock and Warrants to Purchase Class A Common Stock.
        4.13 Form of Warrant Agreement by and among the Company, American Stock Transfer & Trust Company and AmeriCorp Securities, Inc., executed in connection with the Private Placement.
        4.14 Form  of  Certificates  representing  the  New  Warrants  (form  of certificate representing New Warrants included in Exhibit 4.8).
        4.15 Form of Warrant Agreement issued to Alpine Capital  Partners,  Inc.
             to purchase 25,000 Class A Common shares dated October 7, 1996.
        4.16 Stock Exchange  Agreement by and between PHC, Inc. and Psychiatric
             & Counseling Associates of Roanoke, Inc.
      @ 4.17 Form of Warrant  Agreement issued to Barrow Street Research,  Inc.
             to  purchase  3,000  Class A  Common  shares  dated  February  18,
             1997.
      @ 4.18 Form of Consultant Warrant Agreement by and between PHC, Inc., and
             C.C.R.I.  Corporation  dated March 3, 1997  to  purchase   160,000
             shares Class A Common Stock.
      @ 4.19 Amendment  Agreement    by   and  between    PHC,  Inc.,  Infinity
             Investors  Ltd.,  and  Seacrest   Capital  Limited  as  parties  to
             Regulation D Securities  Subscription  Agreement  dated  October 7,
             1996.
      @ 4.20 Loan and Security  Agreement by and between PHC of Michigan,  Inc.
             and HCFP Funding, Inc. dated March 11, 1997 in the amount of $300.000.
      @ 4.21 Subscription  Agreement  by and between PHC,  Inc. and  ProFutures
             Special   Equities  Fund,  L.P.  for  1,000  shares  of  Series  A
             Convertible Preferred Stock.
      @ 4.22 Warrant Agreement by and between PHC, Inc. and ProFutures  Special
             Equities Fund, L.P. for 50,000 shares of Class A Common Stock. ####4.23 Warrant Agreement by and between Brean Murray & Company and PHC,
             Inc. dated 07/31/97 (See 10.125).
    ####4.24 Form of  Subscription  Agreement  by and  between  PHC,  Inc.  and
             ProFutures Special Equities Fund, L.P. to purchase PHC., Inc. Units dated 09/19/97.
    ####4.25 Warrant Agreement by and between PHC, Inc. and ProFutures  Special
             Equities Fund, L.P. for up to 86,207 shares of Class A Common Stock dated 09/19/97.
         5.1 Opinion of Arent Fox Kintner Plotkin and Kahn.
   x****10.1 1993 Stock  Purchase and Option Plan of PHC,  Inc.,  as amended and subject to approval of the Company's shareholders.
      x+10.2 Form of Stock Option Agreement of PHC, Inc.
      x+10.3 Form of  Restricted  Stock  Agreement  with List of  employees  and directors who have entered into agreement and corresponding numbers of shares.
       +10.4 Form of  Subscription  Agreement for Bridge  financing with List of bridge investors who have entered into agreement and corresponding amounts subscribed for.
      ++10.5 Form of 8%  Subordinated  Notes of PHC,  Inc.  with List of bridge investors who have purchased notes and principal amounts thereof. +10.6 Form of Warrant Agreement for Bridge financing with List of bridge investors holding warrant agreements and corresponding numbers of bridge units for which warrant is exercisable.
       +10.7 Lease Agreement between Blackacre Realty Trust and PHC, Inc., dated
             April 30, 1985, with amendments dated May 22, 1986, on or about March 9, 1988, and May 1, 1992.
     ***10.9 Lease Agreement  between David H. Bromm and Changes,  a division of
             Mount Regis, dated April 1, 1995.
      +10.10 Lease  Agreement  between  PHC,  Inc.  and Quality Care Centers of
             Massachusetts, Inc., dated June 30, 1988, as amended on October 25, 1989.
      +10.11 Option to Purchase  Agreement  between PHC,  Inc. and Quality Care
             Centers of Massachusetts, Inc., dated July 6, 1993.
      +10.12 Lease  Agreement  between  Anna Meta  Leonhard  & Claire  Leonhard
             Morse and PHC, Inc., dated December 13, 1989; Approval of Assignment of lease by PHC, Inc. to PHC of California, Inc. dated December 13, 1989.
      +10.13 Settlement  Conference Order, dated February 1, 1993, in the matter of AIHS of California, Inc. v. Claire Leonhard Morse; Letter from Jerry M. Ackeret to Godfrey J. Tencer, dated September 24, 1993, confirming extension of the Settlement; Letter from Godfrey J. Tencer to Jerry M. Ackeret, dated October 4, 1993, accepting extension in letter of September 24, 1993; Letter from Jerry M. Ackeret to PHC, Inc., dated February 15, 1994, agreeing to extension of closing of the purchase of the property to March 8, 1994.
      +10.14 Lease Agreement  between  Palmer-Wells  Enterprises and AIHS, Inc.
             and Edwin G. Brown, dated September 23, 1983, with Addendum dated March 23, 1989, and Renewal of Addendum dated April 7,
             1992;   Tenant  Acceptance  Letter  to  The  Mutual  Benefit  Life
             Insurance Company and Palmer-Wells Enterprises, executed by PHC, Inc. and Edwin G. Brown, dated June 6, 1989.
      +10.15 Sample Equipment Lease with Trans National Leasing Corp.
      +10.16 Note of PHC,  Inc. in favor of Tot Care,  Inc.,  dated  January 1,
             1991, in the amount of $55,000.
      +10.17 Note of PHC, Inc. in favor of Humpty Dumpty  School,  Inc.,  dated
             March 1, 1991, in the amount of $25,000.
      +10.18 Note of PHC, Inc. in favor of Bruce A. Shear,  dated April 1, 1993, in the amount of $152,500; Subordination letter from Aquarius Realty to Malden Trust Company as to $50,000 of debt, dated 1983, regarding debt of PHC, Inc.; Subordination letter from Bruce A. Shear and Steven J. Shear, individually, to Malden Trust Company as to $80,000 of debt, dated 1983, regarding debt of PHC, Inc.
      +10.19 Note of PHC,  Inc.  in favor of Steven J.  Shear,  dated  April 1,
             1993, in the amount of $25,000.
      +10.20 Note of PHC,  Inc.  in favor of  Gertrude  Shear,  dated April 15,
             1993, in the amount of $27,700.
      +10.21 Note of PHC,  Inc. in favor of Mark S. Cowell and Karen K. Cowell,
             dated May 5, 1993, in the amount of   $10,000.
      +10.22 Note of PHC, Inc. in favor of Trans National Leasing Corp.,  dated
             May 17, 1993, in the amount of $50,000.
      +10.26 Advance  Funding  Agreement  by and among  Quality  Care Centers of
             Massachusetts, Inc., Kelspride Nursing Homes, Inc. and Continental Medical Systems, Inc., dated June 30, 1988, and amendment thereto dated June 30, 1992; Note of Quality Care Centers of Massachusetts, Inc. in favor of Continental Medical Systems, Inc., dated June 30, 1992, in the amount of $240,084; Mortgage, Security Agreement and Assignment by PHC, Inc. to Continental Medical Systems, Inc., dated June 30, 1988, and amendment thereto dated June 30, 1992; Security Agreement by Quality Care Centers of Massachusetts, Inc. to Continental Medical Systems, Inc., dated June 30, 1988, and amendment thereto dated June 30, 1992; Guaranty of PHC, Inc. in favor of Continental Medical Systems, Inc. dated June 30, 1988, and amendment thereto dated June 30, 1992; Guaranty of Bruce A. Shear, individually, dated June 30, 1988, and amendment thereto dated June 30, 1992 and Guaranty Fee , Inc. in favor of Bruce A. Shear in consideration of June 30, 1988, Guaranty on behalf of PHC, Inc.; Waiver and Agreement by and among PHC, Inc., Quality Care Centers of Massachusetts, Inc., Continental Medical Systems, Inc. and CMS Capital Ventures, Inc., dated October 13, 1993.
      +10.28 Purchase and Sale Agreement by and between  Alternative  Counseling
             Services, Inc. and PHC of Virginia, Inc., dated March 22, 1993; Note of PHC of Virginia, Inc. in favor of Alternative Counseling Services, Inc., dated April 1, 1993, in the amount of $30,000; Note of PHC of Virginia, Inc. in favor of Alternative Counseling Services, Inc., dated April 1, 1993, in the amount of $15,485 with Changes Clinic Collections on Purchased Receivables, April 1, 1993
             - September 7, 1993.
    ***10.29 Note of PHC of  Virginia,  Inc.  in favor of Himanshu S. Patel and
             Anna H. Patel, dated April 1, 1995, in the amount of $10,000. +10.30 Note of PHC of Virginia, Inc. in favor of Mukesh P. Patel and
             Falguni M. Patel, dated April 1, 1993, in the amount of $10,000. +10.31 Mount Regis Center, Limited Partnership Agreement and Certificate
             of Limited Partnership, dated July 24, 1987, by and among PHC of Virginia, Inc. and limited partners; Form of Letter Agreement of limited partners dated October 18, 1993, with List of Selling Limited Partners and Units to be sold.
      +10.32 Contract  for  Purchase  and Sale of Real  Estate  by and  between
             Douglas M. Roberts, PHC of Virginia, Inc. and PHC, Inc. dated March 31, 1987, with amendment dated July 28, 1987.
      +10.33 Deed of Trust Note of Mount Regis  Center  Limited  Partnership  in
             favor of Douglas M. Roberts, dated July 28, 1987, in the amount of $560,000, guaranteed by PHC, Inc., with Deed of Trust executed by Mount Regis Center, Limited Partnership of even date.
      +10.34 Security Agreement Note of PHC of Virginia,  Inc. in favor of Mount
             Regis Center, Inc., dated July 28, 1987, in the amount of $90,000, guaranteed by PHC, Inc., with Security Agreement, dated July 1987.
      +10.35 Form of  Agreement  amending  Deed of Trust  Note (by  Mount  Regis
             Center Limited  Partnership  to Douglas M. Roberts,  dated July 28,
             1987) and Security Agreement Note (by PHC of Virginia, Inc. to Mount Regis Center, Inc., dated July 28, 1987, and assigned by Mount Regis to Douglas M. Roberts, effective August 1, 1987) by and between Douglas M. Roberts, PHC of Virginia, Inc., Mount Regis Limited Partnership and PHC, Inc., dated September, 1991.
      +10.37 Note of Quality  Care Centers of  Massachusetts,  Inc. in favor of
             Bruce A. Shear, dated April 1, 1993, in  the amount of $10,000.
       10.38 Exhibit intentionally omitted.
      +10.42 Note of PHC of California,  Inc. in favor of Bruce A. Shear, dated
             April 1, 1993, in the amount of $100,000.
      +10.43 Note  of PHC of  California,  Inc.  in  favor  of  Marin  Addiction
             Counseling & Treatment, Inc., dated January 30, 1990, in the amount of $273,163 with Agreement, dated April 26, 1990, evidencing assignment of note by Marin Addiction Counseling Treatment, Inc. to Circle of Help, Inc.; Asset Purchase Agreement by and between Marin Addiction Counseling & Treatment, Inc. and PHC of California, Inc., dated January 19, 1990; Waiver Letter from Circle of Help, Inc. to PHC, Inc., dated February 15, 1994.
      +10.45 Promissory  Note and  Corporate  Guarantee of STL, Inc. in favor of
             Joseph and Theodora Koziol, dated November 30, 1992, in the amount of $40,000, Corporate Guarantee by PHC, Inc., with Release of All Demands of even date attached.
      +10.50 Letter  agreement  between PHC, Inc. and Leonard M.  Krulewich,  as assignee of the ENOBLE Corporation, dated April 26, 1993, relative to the transfer of ownership of the DoN; Request for Transfer of DoN, dated May 28, 1993; Request for Transfer of Site of DoN, dated May 28, 1993; Request for Extension of Authorization Period from June 27, 1993, dated June 24, 1993; Letter from counsel of AtlantiCare Medical Center to Massachusetts Department of Public Health, dated July 13, 1993.
    ***10.51 Medical Director Agreement between Mukesh P. Patel and Mount
             Regis Center, dated September 1, 1991.
      +10.52 Copy of Note of Bruce A. Shear in favor of Steven J.  Shear,  dated
             December 1988, in the amount of $195,695; Pledge Agreement by and between Bruce A. Shear and Steven J. Shear, dated December 15, 1988; Stock Purchase Agreement by and between Steven J. Shear and Bruce A. Shear, dated December 1, 1988.
      +10.53 Management   Agreement  by  and  between  STL,  Inc.  and  Lillian
             Furbish, dated September 8, 1993.
      +10.55 Letter  Agreement  by and between  PHC,  Inc.  and the Utah Group, dated November 5, 1993.
     **10.56 Note of PHC,  Inc.  in favor of Bruce A.  Shear,  dated  March 31,
             1994, in the amount of $110,596.
     **10.57 Consent of PHC,  Inc.  and PHC of  Virginia,  Inc.,  dated June 10,
             1994, as to the transfer of partnership property to PHC of Virginia, Inc.; Deed by and between Mount Regis Center, Limited Partnership and PHC of Virginia, Inc., dated June 10, 1994; Consent to Transfer by Douglas M. Roberts, dated June 23, 1994; Form of Mount Regis Center, Limited Partnership Assignment and Assumption of Limited Partnership Interest, by and between PHC of Virginia, Inc. and each assignor dated as of June 30, 1994; Mount Regis Center, Limited Partnership Certificate of Cancellation of Limited Partnership, filed June 30, 1994.
     **10.58 Letter  from PHC of  California,  Inc.  to Circle  of Help,  Inc., dated September 20, 1994, confirming agreement as to payment by PHC of California, Inc. to Circle of Help, Inc. in the amount of $100,000 as full satisfaction of promissory note of PHC of California, Inc. in favor of Marin Addiction Counseling and Treatment, Inc. in the amount of $273,163 which was assigned to Circle of Help, Inc. on April 26, 1990.
     **10.59 Settlement  Agreement and Mutual General  Release,  by and between
             PHC of California, Inc. and of the Anna Leonhard Trust, Arnold Leonhard, individually and as Trustee of the Anna Leonhard Trust, and Lloyd Leonhard.
     **10.60 Estoppel,  Consent  and  Subordination  Agreement,  by and between
             Zions First National Bank and Highland Ridge Hospital, dated June 30, 1994.
     **10.61 Regulatory  Agreement  for  Multifamily  Housing  Projects,  by and
             between Quality Care Centers of Massachusetts, Inc. and Secretary of Housing and Urban Development, dated September 8, 1994; Mortgage of Quality Care Centers of Massachusetts, Inc. in favor of Charles River Mortgage, dated September 8, 1994; Mortgage Note of Quality Care Centers of Massachusetts, Inc. in favor of Charles River
             Mortgage  Company,  Inc.,  in  the  amount  of  $6,926,700,   dated
             September 8, 1994; Security Agreement by and between Quality Care Centers of Massachusetts, Inc. and Charles River Mortgage Company, Inc., dated September 8, 1994; Standard Form Agreement Between Owner and Architect for Housing Services, by and between Quality Care Centers of Massachusetts, Inc. and David H Dunlap Associates, Inc., dated November 5, 1992; Construction Contract by and between Quality Care Centers of Massachusetts, Inc. and Corcoran Jennison Construction Co., Inc., dated September 8, 1994, and related documents.
     **10.62 First Amendment to Management Agreement,  by and between STL, Inc.
             and Lillian Furbish, dated September 21, 1994.
      *10.63 Asset  Purchase  Agreement by and between  Good Hope Center,  Inc.
             and the Company, dated as of  January 21, 1994.
     **10.64 Lease and Option  Agreement,  by and between NMI Realty,  Inc. and
             PHC of Rhode Island, Inc., dated March 16, 1994.
     **10.65 Tenant Estoppel  Certificate of PHC of Rhode Island, Inc. to Fleet
             National Bank, dated September 13,  1994.
     **10.66 Subordination,  Non-Disturbance and Attornment  Agreement,  by and
             among Fleet National Bank, PHC of Rhode Island, Inc. and NMI Realty, Inc., dated September 13, 1994.
     **10.67 Secured  Promissory Note of PHC of Rhode Island,  Inc. in favor of
             Good Hope Center, Inc., dated March 16, 1994, in the amount of $116,000.
     **10.68 Asset Sale Agreement by and between  Harbor Oaks Hospital  Limited
             Partnership and the Company, dated June 24, 1994.
     **10.69 Lease  Agreement by and between  Conestoga  Corp.  and PHC,  Inc., dated July 11, 1994.
     **10.70 Letter from counsel of PHC,  Inc. to  Massachusetts  Department  of
             Public Health, dated August 31,1994, requesting, on behalf of the Company and ENOBLE, that the Massachusetts Department of Public Health place them on the agenda of the Public Health Council, with attachments.
     ++10.71 Sale and Purchase  Agreement  by and between PHC of Rhode  Island,
             Inc. and LINC Finance Corporation VIII, dated January 20, 1995 +++10.72 Sale and Purchase Agreement by and between PHC of Virginia, Inc.
             and LINC Finance Corporation VIII, dated March 6, 1995
    ***10.73 Renewal of Lease Addendum between Palmer Wells  Enterprises and PHC of Utah, Inc., executed February 20, 1995.
   ****10.74 1995  Employee  Stock  Purchase  Plan,  subject to  approval of the
             Company's shareholders.
   ****10.75 1995 Non-Employee  Director Stock Option Plan,  subject to approval of the Company's shareholders.
   ****10.76 Note of PHC of Nevada,  Inc., in favor of LINC Anthem  Corporation, dated November 7, 1995; Security Agreement of PHC, Inc., PHC of Rhode Island, Inc., and PHC of Virginia, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Loan and Security Agreement of PHC of Nevada, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Guaranty of PHC, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Stock Pledge and Security Agreement of PHC, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995.
   ****10.77 Secured  Promissory  Note  in  the  amount  of  $7,500,000  by and between PHC of Nevada, Inc. and  LINC Anthem Corp.
     ##10.78 Loan and Security  Agreement for  $1,000,000 by and between PHC Of
             Utah, Inc. and HealthPartners Funding LP.
     ##10.79 HealthPartners Revolving Credit Note.
     ##10.80 Guaranty of HealthPartners Revolving Credit Note
     ##10.81 Stock   Pledge  by  and  between   PHC,   Inc.   and  Linc  Anthem
             Corporation
     ##10.82 Asset  Purchase  Agreement  by  and  between  Harmony  Counseling,
             Inc. and PHC, Inc.
     ##10.83 Asset  Purchase  Agreement by and between Total  Concept  Employee
             Assistance Program, Inc.
     ++10.84 Security  Agreement by and between PHC,  Inc., PHC of Rhode Island,
             Inc., PHC of Virginia, Inc., PHC of Nevada, Inc. and LINC Anthem Corporation dated July 25, 1996.
  +++++10.85 Custodial Agreement by and between LINC Anthem Corporation and PHC,
             Inc. and Choate, Hall and  Stewart dated July 25, 1996.
   ++++10.86 Loan and  Security  Agreement  by and  between  Northpoint-Pioneer
             Inc. and LINC Anthem Corporation dated July 25, 1996.
   ++++10.87 Corporate Guaranty by PHC,  Inc.,  PHC of  Rhode Island, Inc., PHC
             of  Virginia,   Inc.,   PHC  of  Nevada,  Inc.  and   LINC  Anthem
             Corporation dated July 25, 1996 for North Point-Pioneer, Inc. ++++10.88 Stock Pledge and Security Agreement by and between PHC, Inc. and
             LINC Anthem Corporation.
   ++++10.89 Secured Promissory Note  of North Point-Pioneer,  Inc. in favor of
             LINC Anthem Corporation dated July 25, 1996 in the amount of $500,000.
   ++++10.90 Lease  Agreement  by and between PHC,  Inc. and  94-19  Associates dated October 31, 1996 for BSC-NY, Inc.
   ++++10.91 Note by and  between  PHC Inc.  and Yakov  Burstein in  the amount of $180,000.
   ++++10.92 Note by and between PHC, Inc. and Irwin  Mansdorf in the amount of
             $570,000.
   ++++10.93 Employment  Agreement  by  and  between  BSC-NY,  Inc.  and  Yakov
             Burstein dated November 1, 1996.
   ++++10.94 Consulting  Agreement  by  and  between  BSC-NY,  Inc.  and  Irwin
             Mansdorf dated November 1, 1996.
   ++++10.95 Agreement  and Plan of  Merger by and among  PHC,  Inc.,   BSC-NY,
             Inc., Behavioral Stress Centers, Inc., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996.
   ++++10.96 Assignment and Assumption  Agreement  dated October 31, 1996 by and between Clinical Associates and Perlow Physicians, P.C.
   ++++10.97 Bill of Sale  by and   between  Clinical  Diagnostics  and  Perlow
             Physicians, P.C.
   ++++10.98 Employment  Agreement by  and between Perlow Physicians,  P.C. and
             Yakov Burstein dated November 1, 1996.
   ++++10.99 Agreement  for Purchase and Sale of Assets by and between  Clinical
             Associates and Clinical Diagnostics and PHC, Inc., BSC-NY, Inc., Perlow Physicians, P.C., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996.
  ++++10.100 Consulting  Agreement by and between  Perlow Physicians,  P.C. and
             Irwin Mansdorf dated November 1, 1996.
  ++++10.101 Option  Agreement by and between  Pioneer  Healthcare and Gerald M.
             Perlow M.D., dated November 15, 1996.
 xx****10.102 Asset  Purchase  Agreement by and among Norton A. Roitman,  M.D.,
             Clinical Services of Nevada, Inc., Harmony Healthcare Services, Inc. and the Company dated October 28, 1995.
      10.103 Secured Bridge Note in the principal amount of $400,000 by and between PHC of Michigan, Inc. and HealthCare Financial Partners, Inc. dated January 13, 1996.
      10.104 Guaranty  by PHC.   Inc.  for  Secured  Bridge  Note in  principal
             amount of $400,000 by and between PHC Michigan and HealthCare Financial Partners, Inc. dated January 17, 1997.
 *****10.105 First  Amendment to Lease  Agreement and Option  Agreement by  and
             between NMI Realty,  Inc.  and PHC of Rhode  Island,  Inc.   dated
             December 20, 1996.
      10.106 Mortgage by and between PHC of Michigan, Inc. and HCFP Funding Inc. dated January 13, 1997 in the amount of $2,000,000.
      10.107 Employment   Agreement  for   Dr.   Himanshu   Patel;   Employment
             Agreement for Dr. Mukesh Patel; and Fringe Benefit Exhibit for both of the Patels' Employment Agreements.
      10.108 Plan of Merger by and between Pioneer Counseling of Virginia, Inc. and Psychiatric & Counseling Associates of Roanoke, Inc.
      10.109 Sales Agreement by and between Dillon & Dillon Associates and Pioneer Counseling of Virginia Inc. for building and land located at 400 East Burwell St., Salem Virginia in the amount of $600,000.
      10.110 Loan and Security Agreement by and between PHC of Michigan, Inc. and HCFP Funding Inc., in the amount of $1,500,000.
  ++++10.111 Revolving  Credit  Agreement  by  and  between  HCFP  and  PHC  of
             Michigan, Inc. in the amount of $1,500.000.
 +++++10.112 Unconditional  Guaranty of Payment and  Performance by and between
             PHC, Inc. in favor of HCFP.
 +++++10.113 Amendment  number 1 to Loan and Security  Agreement  dated May 21,
             1996 by and between PHC, of Utah, Inc. and HCFP Funding providing collateral for the PHC of Michigan, Inc. Loan and Security Agreement.
    @ 10.114 Employment  Agreement by and between  Perlow  Physicians  P.C. and
             Nissan Shliselberg, M.D dated March, 1997.
    @ 10.115 Option and  Indemnity  Agreement  by and  between  PHC,  Inc.  and
             Nissan Shliselberg, M.D dated February, 1997.
    @ 10.116 Secured  Term  Note  by and  between  PHC of  Michigan,  Inc.  and
             Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100.000 dated March, 1997.
    @ 10.117 Mortgage between PHC of Michigan,  Inc.  and Healthcare  Financial
             Partners - Funding II, L.P. in the amount of $1,100.000.00 dated March, 1997 for Secured Term Note.
    @ 10.118 Mortgage  between PHC of  Michigan,  Inc. and HCPF Funding in  the amount of  $1,500.000.00  dated March,  1997 for Revolving  Credit
             Note.
    @        10.119   Submission  of  Lease  between  PHC,  Inc.  and  Conestoga
             Corporation dated 11/09/95 for space at 200 Lake Street, Suite 101b, Peabody, MA 01960.
    @ 10.120 Agreement  by and  between  PHC of  Michigan,  Inc.  and New  Life
             Treatment Centers, Inc. dated July 1, 1996 to provide treatment and care.
    @ 10.121 Lease Line of Credit  Agreement by and between PHC,  Inc. and LINC
             Capital Partners dated March 18, 1997 in the amount of $200,000. ####10.122 Agreement between Family Independence Agency and Harbor Oaks
             Hospital effective January 1, 1997.
  ####10.123 Master  Contract by and  between  Family  Independence  Agency and
             Harbor Oaks Hospital effective January 1, 1997.
  ####10.124 Deed,  Deed of Trust and Deed Trust Note in the amount of  $540,000 by and between Dillon and Dillon Associates and Pioneer Counseling of Virginia, Inc. (Relates to Exhibit 10.109).
  ####10.125 Financial Advisory Agreement,  Indemnification  Agreement and Form
             of Warrant by and between Brean Murray & Company and PHC, Inc. dated 06/01/97.
  ####10.126 Employment  Agreement  by and  between  Harbor Oaks  Hospital  and
             Sudhir Lingnurkar; and Pioneer Counseling Center and Sudhir Lingnurkar dated August 1, 1997.
  ####10.127 Asset Purchasing  Agreement  Restrictive  Covenants  Agreement and
             Lease with Option to Purchase by and between Pioneer Counseling of Virginia, Inc. and Dianne Jones-Freement dated August, 1997.
  ####10.128 Employment by and between  Pioneer  Counseling  of Virginia,  Inc.
             and Dianne Jones-Freement dated August, 1997.
      10.129 Secured Term Note, Mortgage, Environmental Indemnity Agreement, Guaranty by PHC, Inc. and Security Agreement by and between Healthcare Financial and PHC, Inc. of Michigan dated 12/97.
      ##16.1 Letter on Change in Independent Public Accountants.
    ****21.1 List of Subsidiaries.
        23.1 Consent of Independent Auditors.
        23.2 Exhibit intentionally omitted.
        23.3 Consent of Arent Fox Kintner Plotkin & Kahn (included in Exhibit 5.1).
        99.1 Cautionary   Statement   for   Purposes   of  the  "Safe   Harbor"
             Provisions  of the  Private  Securities  Litigation  Reform Act of
             1995.
           + Filed as an exhibit to the Company's Registration Statement on Form
             SB-2 dated March 2, 1994 (Commission file number 33-71418).
          ++ Filed as an  exhibit  to the  Company's  quarterly  report  on Form
             10-QSB,   filed  with  the  Securities   and  Exchange   Commission
             (Commission file number 0-23524) on February 14, 1995.
         +++ Filed as an  exhibit  to the  Company's  quarterly  report  on Form
             10-QSB,   filed  with  the  Securities   and  Exchange   Commission
             (Commission file number 0-23524) on May 15, 1995.
        ++++ Filed as an  exhibit  to the  Company's  quarterly  report  on Form
             10-QSB,   filed  with  the  Securities   and  Exchange   Commission
             (Commission file number 0-23524) on December 5, 1996.
       +++++ Filed as an  exhibit  to the  Company's  quarterly  report  on Form
             10-QSB,   filed  with  the  Securities   and  Exchange   Commission
             (Commission file number 0-23524) on February 25, 1997.
           * Filed as an exhibit to the amendment to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission (Commission file number 0-23524) on August 15, 1994.
          ** Filed as an exhibit to the Company's  annual report on Form 10-KSB, filed with the Securities and Exchange Commission (Commission file number 0-23524) on September 28, 1994.
         *** Filed as an exhibit to the Company's  annual report on Form 10-KSB, filed with the Securities and Exchange (Commission Commission file number 0-23524) on October 2, 1995.
        **** Filed as an exhibit to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995 (Commission file number 33-71418).
       ***** Filed as an exhibit to the Company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995 (Commission file number 33-71418).
           # Filed as an exhibit to the Company's Registration Statement on Form
             3 dated March 12, 1996 (Commission file number 33-71418).
          ## Filed as an exhibit to the Company's  report on Form 10-KSB,  filed with the Securities and Exchange Commission on September 28, 1994. ### Filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission (Commission file number 0-23524) on November 5, 1996.
        #### Filed as an exhibit to the Company's  report on Form 10-KSB,  filed with the Securities and Exchange Commission (Commission file number 0-23524) on October 14, 1997.
           x Management contract or compensatory plan or arrangement.
          xx Shown as  Exhibit  10.76 in  Registration  Statement  on Form S-3
             dated  March 12, 1996.
         xxx Filed as an Amendment to SB-2, filed May   1997.
           @ Filed as an exhibit to the Company's Registration Statement on Form SB-2 dated April 15, 1997 (Commission file number 333-25231).

Item 28.  Undertakings

Undertakings Required by Regulation S-B, Item 512(a).

      The undersigned Registrant hereby undertakes

           (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                 (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                 (iii) include any additional or changed material information on the plan of distribution.

           (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


     Undertakings Required by Regulation S-B, Item 512(e).

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Undertakings Required by Regulation S-B, Item 512(f).

      The undersigned Registrant hereby undertakes to:

           (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

           (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

EXHIBIT LIST

 Exhibit             Description

     23.1    Consent of Indepent Auditors

     10.129 Secured Term Note, Mortgage, Environmental Indemnity Agreement, Guaranty by PHC, Inc. and Security Agreement by and between Healthcare Financial and PHC, Inc. of Michigan dated 12/97.

EXHIBIT INDEX

Exhibit 23.1  Consent of Independent Auditors




                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated January 8, 1998 on our audit of the consolidated financial statements of PHC, Inc., as at June 30, 1997 and June 30, 1996 and for each of the years then ended. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts".



Richard A. Eisner & Company, LLP



Cambridge, Massachusetts
January 6, 1998

Exhibit 5.1

                           Arent Fox
                           1050 Connecticut Avenue, NW
                           Washington, DC 20036-5339



Arnold R. Westerman
Tel:    202/857-6243
Fax:    202/857-6395
westerma@arentfox.com
http://www.arentfox.com

                                January 9, 1998


         PHC, Inc.
         200 Lake Street
         Suite 102
         Peabody, Massachusetts 01960

         Gentlemen:

                  We have acted as counsel for PHC, Inc., a Massachusetts corporation ("PHC"), in connection with the issuance by PHC under the Securities Act of 1933, as amended, of up to 429,621 shares of PHC's Class A Common Stock, par value $.01 per share (the "PHC Common Stock"), pursuant to the Form SB-2 Registration Statement to be filed with the Securities and Exchange Commission on January 12, 1998 (the "Registration Statement").

                  On the basis of such investigation as we have deemed necessary, we are of the opinion that the 429,621 shares of PHC Common Stock will be validly issued, fully paid and nonassessable when issued in accordance with the transactions described in the Registration Statement and as specified therein.

                  We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm under the heading "Legal Matters." In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the securities Act of 1933, as amended.


                                                              Very truly yours,

                                                              ARENT FOX
KINTNER PLOTKIN & KAHN


                                                              By:
_______________________________
                                                                      Arnold
R. Westerman

Arent Fox Kintner Plotkin & Kahn
New York, NY - McLean, VA - Bethesda, MD - Budapest, Hungary - Jeddah, Kingdom of Saudi Arabia

Exhibit 99.1

                        CAUTIONARY STATEMENT FOR PURPOSES
                     OF THE "SAFE HARBOR" PROVISIONS OF THE
                      PRIVATE LITIGATION REFORM ACT OF 1995

     PHC, Inc. (the "Company") desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this Exhibit 99.1 in its Form 10-KSB in order to do so.

     The Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause the Company's actual consolidated results for the Company's current quarter and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

     During its last fiscal year and in certain other fiscal years of its operation, the Company has generated losses and there can be no assurance that future losses will not occur.

     The Company has experienced a significant increase in accounts receivable in recent years and there can be no assurance that this trend will not continue, and that if it does, that it will not have a material adverse effect on the Company's cash flow and financial performance.

     The Company historically experiences and expects to continue to experience a decline in revenue in its fiscal quarters ending December 31 due to a seasonality decline in revenue from the Company's substance abuse facilities during such period.

     Payment for the company's substance abuse treatment is provided by private insurance carriers and managed care organizations; payment for long-term and subacute care is provided by private insurance carriers, managed care organizations and the Medicare and Medicaid programs; payment for psychiatric services is provided by private insurance carriers, managed care organizations and the Medicare and Medicaid programs. In general, revenues derived from the Medicare and Medicaid programs in connection with the long-term and subacute care services provided by the Company have been less profitable to the Company than revenues derived from private insurers and managed care organizations in connection with the substance abuse treatment provided by the Company and changes in the sources of the Company's revenues could significantly alter the Company's profitability. Additionally, the Company experiences greater delays in the collection of amounts reimbursable by the Medicare and Medicaid programs than in the collection of amounts reimbursable by private insurers and managed care organizations. Accordingly, a change in the Company's service mix from substance abuse to long-term care could have a materially adverse effect on the Company as would an increase in the percentage of the Company's patients who are insured by Medicare or Medicaid.

     Cost containment pressures from private insurers in the Medicare and Medicaid programs may begin to restrict the amount that the Company can charge for its services.

     There can be no assurance that the Company's existing facilities will continue to meet, or that proposed facilities will meet, the requirements for reimbursement by third party or government payors.

     The Company has substantial receivables from Medicare and Medicaid which constitute a concentration of credit risk should these agencies defer or be unable to make reimbursement payments as due.

     The Company often experiences significant delays in the collection of amounts reimbursable by third-party payors. Although the Company believes it maintains an adequate allowance for doubtful accounts, if the amount of receivables which eventually becomes uncollectible exceeds such allowance, the Company could be materially adversely affected.

     If a growing number of managed care organizations and insurance companies adopt policies which limit the length of stay for substance abuse treatment, the Company's business would be materially adversely affected.

     There can be no assurance that occupancy rates at the Company's facilities will continue at present levels. Similarly, there can be no assurance that the patient census will not decrease in the future. could also have a material adverse effect on the Company's business. ly dependent on access to capital, of which there can be no assurance.

     The Company and the healthcare industry in general are subject to extensive federal, state and local regulation with respect to licensure and conduct of operations. There can be no assurance that the Company will be able to obtain new licenses to affect its acquisition strategy or maintain its existing licenses and reimbursement program participation approvals.

     It is not possible to accurately predict the content or impact of future legislation and regulations affecting the healthcare industry. In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes and there can be no assurances that payments under those programs to the Company will, in the future, remain at a level comparable to the present level or be sufficient to cover the cost allocable to such patients.

     Bruce A. Shear the President and Chief Executive officer of the Company together with his affiliates is able to control all matters requiring approval of the stockholders, including the election of a majority of the directors, as a result of his ownership of the Company's stock.

     There can be no assurance that the Company will be successful in hiring or retaining the personnel it requires for continued growth, or that the Company will be able to continue to attract and retain highly qualified personnel, particularly skilled healthcare personnel. The healthcare business is highly competitive and subject to excess capacity.

     The Company has entered into relationships with large employers, healthcare institutions, labor unions and other key clients to provide treatment for chemical dependency and substance abuse as well as other services and the loss of any of these key clients would require the Company to expend considerable effort to replace patient referrals and would result in revenue losses to the Company and attendant loss in income.

     Existing environmental contamination at certain of the Company's facilities and potential future environmental contamination at facilities acquired by the company could have a materially adverse effect on the Company's operations.

     On October 31, 1994, the Company was served with a summons for a Civil Action in the Superior Court Department of the Trial Court of the Commonwealth of Massachusetts by NovaCare, Inc. ("NovaCare"), an entity which contracted with the Company in 1992 to provide rehabilitation therapy and related administrative services to the Company's long-term care facility (the "Action"). The complaint alleged that the Company owed NovaCare contractual damages in the amount of approximately $587,000, plus interest, attorney fees, costs of collection, and double or triple damages pursuant to a Massachusetts statute prohibiting unfair and deceptive trade practices. The Company filed a counterclaim alleging that NovaCare breached the contract in question and that the Company may be owed damages in excess of the amount sought by NovaCare.

     On February 13, 1996, the company settled the Action by agreeing to pay NovaCare an amount less than its claim. The Company is not paying NovaCare accrued interest, attorney's fees, costs of collection, or multiple damages. A portion of the settlement amount has already been paid. The balance of the settlement amount is payable over twelve (12) months with interest on the unpaid balance at 9.5%. In the event that the Company defaults on its obligation to pay the settlement amount, it has agreed to entry of judgment against it in the amount of $457, 637.46 (the "Judgment"). The Judgment represents the full unpaid balance of NovaCare's claim against the Company, including interest, attorney's fees, and costs of collection. Any amounts paid by the Company to NovaCare after February 9, 1996 shall be deducted from the Judgment. Until the settlement amount is paid, NovaCare will continue to hold a mortgage on a day care property owned by the Company in Saugus, Massachusetts. As of Fiscal Year Ended June 30, 1997, this obligation has been paid in full.

     Interruption by fire, earthquakes or other catastrophic events, power failures, work stoppages, regulatory actions or other causes to any of the Company's operations could have a materially adverse impact on the Company.

     The company has and in the future may enter into transactions in which it acquires businesses or obtains financing for a consideration that includes the issuance of stock, warrants, options or convertible debt at a price less than the value at which the Company's stock may then be trading in the public markets or which are convertible into or exercisable for Common Stock at a conversion rate or exercise price less than such value. Such transactions may result in significant dilution to the existing holders of the Company's stock.

     The Company has authorized 1,000,000 shares of Preferred Stock, the terms of which may be fixed and which may be issued by the Company's Board of Directors, without stockholder approval. The issuance of the Preferred Stock could have the effect of making it more difficult for a third party to acquire the Company and may result in the issuance of stock that dilutes the existing stockholders and has liquidation, redemption, dividend and other preferences superior to the Company's outstanding Class A Common Stock.


NOTE:
     THIS DOES NOT DISCUSS PREFERRED STOCK, REDEMPTION OF WARRANTS, THE EFFECTS OF DE-LISTING FROM NASDAQ, PENNY STOCK RULES OR THIN FLOAT. THOSE SUBJECTS ARE, HOWEVER, INCLUDED IN THE RISK-FACTOR SECTION OF THE 06/97 S-3.

Exhibit 10.129
                                                        December 3, 1997


Mr. Bruce Shear                                 David Currie, Esq.
Pioneer Health Care, Inc.                       Choate, Hall & Stewart
200 Lake Street, Suite 102                      Exchange Place
Peabody, Massachusetts 01960                    53 State Street
                                                Boston, Massachusetts 2109-2891

           Re: Proposed New Secured Term Loan of $500,000 secured by real property in the City of New Baltimore, County of Macomb, and State of Michigan

Dear Bruce:

        In connection with the proposed loan described above, enclosed are the following:

               Secured Term Note (substantially the same, but a slightly different format)
               Mortgage (to be signed and notarized) (virtually identical to the mortgages currently on record)
               Environmental Indemnity Agreement (new document)
               Guaranty by PHC, Inc. (substantially the same, but an expanded format)
               Amendment No. 2 to Loan and Security Agreement (virtually identical to Amendment No. 1)

      Please review the documents and call me with any questions. If the documents are acceptable, please sign them (have the Mortgage notarized) and return them to me by overnight delivery service.

                                          Very truly yours,



                                          Debra M. Van Alstyne



Enclosures
cc: Stephen L. Burlingame.  Esq. w/encls.

H:WP\LEGAL\CLIENTS\PHCMICH\SHEAR7.WPD


File enclosed documents are for discussion purposes only, and do not represent a commitment of HCFP Funding, Inc. to extend credit in any form. Any funding remains subject to due diligence. credit approval and documentation.

           THIS GUARANTY CONTAINS PROVISIONS FOR WAIVER OF JURY TRIAL

                UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE


      THIS UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (the "Guaranty") is dated as of December ______, 1997 and is made by PHC, INC. a Massachusetts corporation with its principal place of business at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960 ("Guarantor"), in favor of HCFP FUNDING II, INC., a Delaware corporation with its principal place of business at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815 ("Lender").

                                   RECITALS

      A. Pursuant to a certain Secured Term Note of even date with this Guaranty (as the agreement may from time to time be amended, modified or supplemented, the "Secured Note"), by PHC of Michigan, Inc., a Massachusetts corporation that is an affiliate of Guarantor ("Borrower"), and Lender, Lender has agreed to lend to Borrower funds in the principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Loan").

      B. Lender is willing to make the Loan pursuant to the Secured Note but only upon the condition, among others, that Guarantor shall have executed and delivered to Lender this Guaranty.

      NOW,  THEREFORE,  in  consideration  of the  premises  and  of the  mutual covenants contained in this Guaranty and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1 . All capitalized terms used but not defined in this Guaranty shall have the respective meanings given them in the Secured Note.

      2. To induce Lender to make the Loan upon the terms and conditions set forth in the Secured Note, and in consideration thereof, Guarantor hereby unconditionally and irrevocably guarantees to Lender, and to its successors, endorsees, transferees and assigns, Borrower's prompt and complete payment when due, whether at the stated maturity, by acceleration or otherwise, of the all of the obligations due under the Secured Note and Borrower's prompt and complete performance of all of its other covenants, obligations and agreements contained in the Secured Note (all of which obligations, covenants, other obligations and agreements are collectively referred to in this Guaranty as the "Obligations").

         3. Guarantor hereby waives notice of the acceptance of this Guaranty and of the extending of credit as above specified and the state of indebtedness of Borrower at any time, and expressly agrees to any extensions, renewals, accelerations or modifications of such credit or any of the terms of such credit, and waives diligence, presentment, demand of payment, protest or notice, whether of non-payment, dishonor, protest or otherwise, of any document or documents and notice of any extension, renewal, modification or default and assent to the release, substitution or variation of any collateral that may at any time be held as security for any credit extended to Borrower, all without relieving Guarantor of any liability under this Guaranty. The obligations of Guarantor under this Guaranty shall be an unconditional obligation to make prompt payment and performance to Lender irrespective of the genuineness, validity, regularity or enforceability of any indebtedness or evidence of indebtedness of Borrower to Lender or of other circumstances that might otherwise under the laws of any jurisdiction constitute a legal or equitable discharge of a surety or a guarantor or a bar (in the nature of a moratorium or otherwise) to the enforcement of Lender's rights either (i) against Borrower on all or any part of its Obligations or (ii) under this Guaranty.

         4. Notwithstanding any payment or payments made by Guarantor under this Guaranty or any setoff or application of funds of Guarantor by Lender, Guarantor shall not be entitled to be subrogated to any of the rights of Lender against Borrower or any collateral security or guarantee or right of offset held by Lender for the payment or performance of the Obligations, nor shall Guarantor seek any reimbursement from Borrower in respect of payments made by Guarantor under this Guaranty, until all amounts then owing and any other performance then due to Lender by Borrower for or on account of the Obligations are paid and satisfied in full. Upon such payment and satisfaction in full, Guarantor shall be subrogated to all rights of Lender against Borrower or any collateral security or guarantee or right of offset held by Lender for the payment and performance of the Obligations.

      5. Any indebtedness of Borrower now or hereafter owed to or held by Guarantor is hereby subordinated to the indebtedness of Borrower to Lender; and such indebtedness of Borrower to Guarantor if Lender so requests shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

      6. This is intended to be and shall be construed as a continuing guarantee and shall remain in full force and effect and shall be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns, and shall inure to the benefit of Lender, and its successors, endorsees, transferees and assigns.

      7. If all or any part of the Obligations of Borrower to Lender are not paid when due, Guarantor hereby guarantees that it will pay the same to Lender, upon demand, without set-off or counterclaim and without reduction by reason of any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature that are now or may hereafter be imposed. levied or assessed by any country, political subdivision or taxing authority, all of which will before the account of and paid by Guarantor, and Lender need not first proceed to preserve, utilize or exhaust any other right or remedy against Borrower or any other guarantor or any security that Lender may have to obtain payment. The payment shall be made in immediately available funds to Lender's office at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815, Attention: Ethan D. Leder, President, or at such other place as Lender may designate in writing.

      8. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege under this Guaranty shall operate as a waiver of the right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of the right, power or privilege, or the exercise of any other power or right. The rights and remedies provided in this Guaranty are cumulative and not exclusive of any rights or remedies provided by law.

      9. Notice or demand to the parties to this Guaranty shall be sufficiently given if in writing and personally delivered, or mailed by registered or certified first class mail, postage prepaid, return receipt requested, or sent by commercial courier against receipt, to the party intended and at the address or addresses specified in the preamble to this Guaranty. Any party may designate a change of address by notice in writing to the other parties, the notice to be effective ten (I 0) days after mailing or delivery as provided in this Section 9.

      10.   Guarantor hereby represents, warrants, and covenants to Lender that:

            (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property, conduct its business as now being conducted and to make and perform this Guaranty and the transactions contemplated by this Guaranty, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of the business conducted by it, or property owned by it, and applicable law require such qualification, except where the failure so to qualify would not have a material adverse effect on the business, operations or financial position of Guarantor.

            (b) The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action and will not violate any provision of law or any order of any court or governmental agency or the certificate of incorporation or other incorporating documents or bylaws of Guarantor, or conflict with, or result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation of any security interest, lien, charge or encumbrance upon any property or assets of Guarantor, pursuant to any agreement, indenture or other instrument to which it is a party or by which it may be bound.

            (c) Except as disclosed to Lender in writing prior to the execution of this Guaranty, no action, suit, investigation or proceeding is pending or known to be threatened against or affecting Guarantor that- if adversely determined, would have a material adverse effect upon its financial condition or operations.

            (d) Guarantor is not in default under any provision of its certificate of incorporation or other incorporating documents, bylaws or stock provisions (or any amendment to such documents or provisions), any indenture relating to borrowed money, any agreement to which it is a party or by which it is bound, any other indenture, or any order, regulation, ruling or requirement of a court or public body or authority by which it is bound, which default would have a material adverse effect on the business, operations or financial position of Guarantor.

             (e) No license, consent or approval of, or filing with, any governmental body or other regulatory authority is required for the making and performance of, or any instrument or transaction contemplated by, this Guaranty. Guarantor holds all certificates and authorizations of all governmental agencies and authorities required by law to enable it to engage in the business currently transacted by it, except those certificates and authorizations as to which the failure to so hold would not, in the aggregate, have a material adverse effect on Guarantor.

      11. No provision of this Guaranty shall be waived, amended or supplemented except by a written instrument executed by Lender.

      12. The obligations of Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Obligations shall have been paid in full or otherwise fully satisfied, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred. No invalidity, irregularity or unenforceability by reason of applicable bankruptcy laws or any other similar law, or any law or order of any government or government agency purporting to reduce, amend or otherwise affect, the Obligations, shall impair, affect, be a defense to or claim against the obligations of Guarantor under this Guaranty.

      13. In addition to its guarantee of Borrower's payment of the Obligations and Borrower's performance of all covenants, obligations and agreements contained in the Loan Documents, Guarantor shall pay all actual costs and expenses (including reasonable attorney's fees) paid or incurred by Lender in connection with the enforcement of this Guaranty.

      14. Guarantor hereby agrees to execute any and all further documents, agreements, and instruments, and take all further actions, that Lender shall reasonably request to effectuate or further preserve, evidence, perfect or protect the rights purported to be created in favor of Lender under this Guaranty.

      15. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part of the Obligations, that diligent inquiry would reveal, and Guarantor hereby agrees that Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to Guarantor, Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, Lender wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to Guarantor.

      16. This Guaranty may be executed in one or more counterpart copies, each of which shall be an original and all of which together shall constitute one and the same instrument, and it is not necessary that all parties' signatures appear on each counterpart.

      17. If any term, covenant or condition of this Guaranty, or the application of such term, covenant or condition to any party or circumstance, shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Guaranty and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon a determination that any such term is invalid, illegal or unenforceable, the parties to this Guaranty shall amend this Guaranty so as to effect the original intent of the parties as closely as possible in an acceptable manner.

      18. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS GUARANTY IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF MARYLAND OR IN THE U.S. DISTRICT COURT FOR THE DISTRICT OF MARYLAND, GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF MARYLAND. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO GUARANTOR AT ITS ADDRESS SET FORTH IN THE PREAMBLE TO THIS GUARANTY.

      19. GUARANTOR HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY GUARANTOR, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS GUARANTY TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF GUARANTOR'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO GUARANTOR THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

      20. GUARANTOR AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF GUARANTOR IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OF PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST GUARANTOR IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS GUARANTY (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING. GUARANTOR AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. GUARANTOR WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON GUARANTOR ANY RIGHT OR P PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST GUARANTOR SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.




H:\WP\LEGAL\CLIENTS\PHCMIChhhh\1Guar.wpd

IN WITNESS THEREOF, Guarantor has caused this Guaranty to be executed as of the date first written above.

ATTEST:                                   PHC, INC.
                                          a Massachusetts corporation


/s/ Paula C. Wurts                       By:  /s/ Bruce A. Shear
Name: Paula C. Wurts                         Name: Bruce A. Shear
                                             Title:  President









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                                      6

                                  $1,500,000.00



                 AMENDMENT NO, 2 TO LOAN AND SECURITY AGREEMENT
                             dated February 3, 1997
                                 by and between
                              PHC OF MICHIGAN, INC.
                                  ("Borrower")
                                       and
                               HCFP FUNDING, INC.
                                   ("Lender")


                             December _______, 1997

                 AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT


      THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made as of this __________ day of December, 1997, by and between PHC OF MICHIGAN, INC., a Massachusetts corporation ("Borrower") and HCFP FUNDING, INC., a Delaware corporation ("Lender").

                                   RECITALS

      A. Pursuant to that certain Loan and Security Agreement dated February 3, 1997 by and between Borrower and Lender (the "Loan Agreement"), the parties have established certain financing arrangements that allow Borrower to borrow funds from Lender and its affiliates in accordance with the terms and conditions set forth in the Loan Agreement.

      B. Borrower has executed in favor of HCFP Funding II, Inc., a Delaware corporation that is an affiliate of Lender ("HCFP II"), that certain Secured Term Note dated on or about the date of this agreement in the principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "December Secured Note") and, in connection therewith Borrower and Lender now desire to amend the Loan Agreement in accordance with the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower have agreed to the following amendments to the Loan Agreement Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement unless otherwise specified.

      1. Amendment to Loan Agreement. Effective as of the date of this Amendment, the Loan Agreement is hereby amended as follows:

            1.01. Section 3.l of the Loan Agreement is hereby amended to provide that the Collateral shall also serve as further security for the payment and performance of all of the obligations of Borrower under the December Secured Note.

            1.02. Section 8.1 of the Loan Agreement (Events of Default) is hereby amended to add the following clause:

            "(x) An Event of Default under the $500,000 Secured Term Note dated December _______ , 1997, will constitute an Event of Default under the Loan Agreement."

            1.03. Section 8.4 of the Loan Agreement is amended in its entirety to read as follows:

      "Section 8.4. Nature of Remedies. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy, in any order, (a) the liabilities and Obligations of Borrower to Lender under this Loan Agreement, or
(b) upon the occurrence of an Event of Default under the Secured Term Note (as the Secured Term Note may be amended (by Allonge or otherwise), replaced or modified), the liabilities and obligations of Borrower to Funding H thereunder, or (c) upon the occurrence of an Event of Default under the December Secured Note (as the December Secured Note may be amended (by Allonge or otherwise), replaced or modified), the liabilities and obligations of Borrower to HCFP II thereunder, or (d) upon the occurrence of an Event of Default under the Loan and Security Agreement dated May 21, 1996 (the "Utah Loan Agreement"), the liabilities and Obligations (as defined in the Utah Loan Agreement) of PHC Utah to Lender thereunder. All rights and remedies granted Lender, for itself and as agent for Funding II and HCFP II, under this Loan Agreement and under any agreement referred to herein, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Loan, and all other existing and future liabilities and obligations of Borrower and PHC Utah to Lender, Funding II and HCFP II, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order."

            1.04. In connection with the execution and delivery of this Amendment, Borrower hereby acknowledges and agrees that all references to the "Loan Agreement" in that certain Revolving Credit Note dated February 3, 1997 executed by Borrower in favor of Lender, in the maximum principal amount of $1,500,000.00, shall be deemed to refer to the Loan Agreement, and Amendment No. 1, and this Amendment.

      2. Conditions to Effectiveness. The obligation of Lender to enter into and perform this Amendment is subject to the following conditions precedent:

            (a)   Lender  shall  have   received  two  (2)   originals  of  this
                  Amendment.

            (b) Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Loan Documents, the Secured Term Note, the December Secured Term Note and the Utah Loan Agreement.

            (c) There shall have occurred no Event of Default and no event which, with the giving of notice or the lapse of time, or both, could constitute such an Event of Default.

      3. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

            (a)  This  Amendment   constitutes  the  legal,  valid  and  binding
      obligation of Borrower and is enforceable against Borrower in accordance with its terms.

            (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

      4.    Reference to the Effect on the Loan Agreement.

            (a) Upon the effectiveness of Section I of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder, it "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

            (b) Except as specifically amended above, the Loan Agreement, and all other Loan Documents, shall remain in full force and effect, and are hereby ratified and confirmed.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments and agreements executed or delivered in connection with the Loan Agreement.

      5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland.

      6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      7. Counterparts. This Amendment may be executed in counterparts, and both counterparts taken together shall be deemed to constitute one and the same instrument.








H:\WP\LEGAL\CLIENTS\PHCMICH\2LOANAMD.WPD

            IN WITNESS WHEREOF, the parties have caused this AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT to be executed as of the date first written above.


ATTEST:                                   HCFP FUNDING, INC.
                                          a Delaware corporation


By:  ________________________       By:  _____________________________
                                    Name:
                                    Title:

ATTEST:                             PHC OF MICHIGAN, INC.
                                    a Massachusetts corporation


By:  /s/ Paula C. Wurts             By: /s/ Bruce A. Shear
Name:   Paula C. Wurts              Name:  Bruce A. Shear
Title:  CFO                         Title: President






H:\WP\LEGAL\CLIENTS\PHCMICH\2LOANAMD.WPD

                      ENVIRONMENTAL INDEMNITY AGREEMENT


      THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the "Agreement") is made this _________ day of December by PHC OF MICHIGAN, INC., a Massachusetts corporation ("Borrower"), in favor of HCFP FUNDING II, INC., a Delaware corporation having its principal office at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815 ("Lender").

                                   RECITALS

      A. Borrower is the owner of certain real and personal property, including, but not limited to, the parcel of real estate more particularly described in Exhibit "A" attached to and by this reference made a part of this Agreement (the real estate, together with all improvements now or hereafter located on the real estate, being referred to as the "Property").

      B. Pursuant to a certain Secured Term Note of even date with this Agreement executed by Borrower in favor of Lender (as it may be amended, restated or modified from time to time, the "Note"), which obligation is secured by a mortgage in favor of Lender of even date with this Agreement encumbering the real property at 35031 23 Mile Road, New Baltimore, Maryland (the "Mortgage"). Lender is lending to Borrower funds in the maximum principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Loan").

      C. As consideration for making the Loan, Lender requires that Borrower provide certain indemnities concerning existing and future Toxic Substances and Storage Containers (as each of such terms is defined in this Agreement).

      D. To induce the Lender to make the Loan, Borrower has agreed to execute and deliver this Agreement.

                                  AGREEMENT

      NOW,  THEREFORE,  in  consideration  of the  premises  and other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, Borrower hereby agrees as follows:

      1.          For the purposes of this Agreement:

"Environmental Laws" shall mean all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any Governmental Authority concerning the protection of, or regulation of the discharge of substances into, the environmental or concerning the health or safety of persons with respect to environmental hazards, and includes, without limitation, the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986,42 U.S.C. (sub-section) 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984,42 U.S.C. (sub-section) 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. (section) 1251 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. (sub-section) 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. (sub-section) 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. (sub-section) 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986,42 U.S.C. (sub-section) 11001 et seq., the National Environmental Policy of 1975, 42 U.S.C. (sub-section) 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. (sub-section) 300 (f) et seq., and any similar or implementing law of the State of Michigan, and all amendments, rules, and regulations promulgated thereunder, and

            "Hazardous Constituent" shall have the meaning assigned to that term under 40 C.F.R. (section) 260.10.

            "Hazardous Substances" shall mean at any time any substance, waste, pollutant, contaminant or material, in solid, liquid or gaseous form, which: (i) is a substance regulated or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic pursuant to any law, by any local, state, territorial or federal governmental authority; (ii) is a substance with respect to which such a governmental authority otherwise requires environmental investigation, monitoring, reporting, or remediation; including but not limited to, (A) all substances, wasters, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state counterparts, as well as these statutes' implementing regulations: the Hazardous Materials Transportation Act, 42 U.S.C. (sub-section) 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (sub-section) 6901 et seq. ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (sub-section) 9601 et seq. ("CERCLA"), the Clean Water Act, 33 U.S.C. (sub-section) 1251 et seq., the Safe Drinking Water Act (sub-section) 2011 et seq., the Toxic Substances Control Act, 15 U.S.C. (sub-section) 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (sub-section) 7401 et seq., and the Emergency Planning and Community Right to Know, 42 U.S.C. (sub-section) 11011 et seq.; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) radioactive substances;
(F) asbestos; (G) urea formaldehyde; and (H) polychlorinated biphenyls.

            "Solid Wastes." shall have the meaning assigned thereto in C.F.R. (section) 261.2.

            "Storage  Containers"  shall mean existing and future containers for
Toxic  Substances  and  above  ground  and  underground   storage  tank  systems
(including underground piping, conduits or sumps).

            "Toxic   Substances"   shall   mean,    collectively,    Hazardous
Substances, Hazardous Constituent, Solid Wastes, petroleum products and used oil.

      2. Borrower covenants and agrees, as its sole cost and expense, to indemnify, protect and save Lender harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursements) that may at any time be imposed upon, incurred by or asserted or awarded against Lender (unless resulting from any act or omission by Lender constituting gross negligence or willful misconduct) and arising from or out of

            (a) any Toxic Substances or Storage Containers on, in, under or affecting all or any portion of the Property or any surrounding areas, including, without limitation, (i) the costs of "removal," as defined in 42 U.S.C. 9601, as amended from time to time, of any and all Toxic Substances and Storage Containers from all or any portion of the Property or any surrounding areas, (ii) additional costs required to take necessary precautions to protect against the "release," as defined in 42 U.S.C. 9601, as amended from time to time, of Toxic Substances on, in, under or affecting the Property into the air, any body of water, any other public domain or any surrounding areas, and (iii) costs incurred to comply, in connection with all or any portion of the Property or any surrounding areas, with all applicable laws, orders, judgments or regulations with respect to Toxic Substances and Storage Containers, or

            (b) the enforcement of this Agreement, whether any of such matters arise before or after foreclosure of the mortgage or other taking of title to all or any portion of any Property by Lender. Lender's rights under this Agreement shall be in addition to all rights of Lender under the Mortgage, the Note and any guaranty or guaranties (whether of payment and/or performance) given to Lender in connection with the Loan and under any other documents or instruments evidencing or securing the Loan (the Mortgage, the Note, any such guaranty or guaranties and such other documents or instruments, as the same may be amended, restated or modified from time to time, are collectively referred to as the "Loan Documents"), and payments by Borrower under this Agreement shall not reduce Borrower's obligations and liabilities under any of the Loan Documents.

      3. The liability of Borrower under this Agreement shall in no way be limited by (i) any extensions of time for performance required by any of the Loan Documents, (ii) any sale, assignment or foreclosure of the Note or the Mortgage or any sale or transfer of all or part of the Property, (iii) any exculpatory provision in any of the Loan Documents limiting Lender's recourse to property encumbered by any mortgage or to any other security, or limiting the Lender's rights to a deficiency judgment against Borrower, (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower under any of the Loan Documents, (v) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, the Lender's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Lender's failure to record any Mortgage or file any UCC financing statements (or Lender's improper recording or filing of any such financing statement) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note.

      4. Borrower hereby waives any right or claim of right to cause a marshaling of Borrower's assets or to cause or the Lender to proceed against any of the security for the Loan before proceeding under this Agreement against Borrower. Moreover, Borrower agrees that any payments required to be made under this Agreement shall become due on demand. In addition, with respect to this Agreement, Borrower expressly waives and relinquishes all rights and remedies (including any rights of subrogation) accorded by applicable law to indemnitors or guarantors.

      5. No failure or delay on Lender's part to exercise any right, power or privilege under any of the Loan Documents shall operate as a waiver of any such right, power or privilege.

      6. Any one or more of Borrower or any other party liable upon or in respect of this Agreement or the Loan may be released without affecting the liability of any party not so released.

      7. No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      8. Except as provided in this Agreement, this Agreement shall be binding upon Borrower, and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns. Notwithstanding the foregoing, Borrower may not, without the prior written consent of Lender in each instance, assign, transfer or set over to another, in whole or in part, all or any part of Borrower's benefits, rights, duties and obligations under this Agreement, including, but not limited to, performance of and compliance with the conditions of this Agreement. However, this shall not limit the right of Borrower to contract with others for any appropriate or necessary remediation.

      9. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

      10. The provisions of this Agreement shall be in addition to any and all other obligations and liabilities Borrower may have to Lender under the Note, the Mortgage, the other Loan Documents, and under common law, and shall survive
(i) the repayment of all sums due pursuant to the Note, (ii) the satisfaction of all of the other obligations of Borrower under any Loan Documents, (iii) the discharge of any Mortgage held by Lender, and (iv) the foreclosure of any Mortgage held by Lender or acceptance of a deed in lieu of foreclosure of any property encumbered by a Mortgage.

      11. Waiver of Trial by Jury. EACH OF BORROWER AND LENDER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUES TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH OF BORROWER AND LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS NOTE, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF BORROWER AND LENDER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.








H:\WP\LEGAL\CLIENTS\PHCMICH\Environind.agt.wpd

IN WITNESS WHEREOF, Borrower has executed this Agreement as of the day and year first above written.

                                    BORROWER:

                                    PHC OF MICHIGAN, INC.
                                    a Massachusetts corporation

                                    By:  /s/  Bruce A. Shear
                                    Name:   Bruce A. Shear
                                    Title:  President

                                    LENDER:.
                                    (As to Section 11 only)

                                    HCFP FUNDING 11, INC.
                                    a Delaware corporation


                                    By:  ________________________
                                    Name:
                                    Title:








H:\WP\LEGAL\CLIENTS\PHCMICH\environind.agt.wpd

                    ACKNOWLEDGMENT OF BORROWER'S SIGNATURE


STATE OF MASSACHUSETTS )
                       ) Ss:
COUNTY OF ESSEX        )

On this 4th day of December, 1997, before me, the undersigned officer, personally appeared personally known to me, or proved to me on the basis of satisfactory evidence, and who acknowledged that he is the President PHC OF MICHIGAN, INC. and that as such officer, being duly authorized to do so pursuant to the corporation's bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself in his authorized capacity as such officer, as his free and voluntary act and deed and the free and voluntary act and deed of the corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[NOTARIAL SEAL]                         /s/ Paula C. Wurts
                                        Notary Public

                     My Commission Expires November 29, 2002



                                        Paula C. Wurts
                                        Notary Public
                     My Commission Expires November 29, 2002








H:\WP\LEGAL\CLIENTS\PHCMICH\Environind.agt.wpd

                                SECURED TERM NOTE


                                  $500,000.00
December      , 1997


            FOR VALUE RECEIVED, and intending to be legally bound, PHC OF MICHIGAN, INC., a Massachusetts corporation, ("Borrower") hereby promises to pay to the order of HCFP FUNDING II, INC., a Delaware corporation, its successors and assigns ("Lender"), the maximum principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the "Principal Sum") together with interest, costs of collection and other fees as further set forth herein, to be paid in accordance with the terms set forth below.

      1. Commitment Fee. In consideration for the financing provided by Lender as evidenced by this Secured Term Note, Borrower shall pay to Lender (i) an initial Commitment Fee in the amount of Five Thousand and No/100 Dollars ($5,000.00), which shall be paid to Lender through a deduction from the initial funding of the Principal Sum to be advanced on the date of this Secured Term Note, and (ii) an annual Commitment Fee in the amount of one percent (I%) of the Principal Sum outstanding on each anniversary date of this Secured Term Note, to be payable on each such anniversary date.

      2. Principal and Interest. Borrower promises to pay to Lender interest on the Principal Sum at a fluctuating rate per annum (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate plus five percent (Prime plus 5.00%) (the "Base Rate"), provided that after an Event of Default such rate shall be equal to the Base Rate plus five percent (5%) (the "Default Interest Rate"). For purposes of the foregoing, the term "Prime Rate" means that rate of interest designated as such by Fleet National Bank of Connecticut, N.A. (the "Bank"), or any successor to the Bank, as the same may from time to time fluctuate. Interest only shall be payable monthly in arrears on the last Business Day (defined herein) of each month for the first twelve
(12) months that this Secured Term Note remains outstanding, beginning on December 31, 1997 and continuing on the last Business Day of each month thereafter through and including November 30, 1998.

            On December 31, 1998, and on the last Business Day of each month thereafter through and including October 31, 2001, Borrower will make one of thirty-five (35) equal monthly installment payments of principal, each of which is equal to Four Thousand One Hundred Sixty-Six and 67/100 Dollars ($4,166.67) per installment, together with accrued interest on each such installment calculated at the Base Rate. On December ______, 2001 (the "Maturity Date") Borrower shall make a balloon principal installment of the then remaining principal of Three Hundred Fifty-Four Thousand One Hundred Sixty-Six and 55/100 Dollars ($354,166.55), together with all accrued and unpaid interest. After the Maturity Date and until the entire Principal Sum shall be paid in full, the amount of the Principal Sum then outstanding shall bear interest, payable on demand, at the Default Interest Rate, but in no event to exceed the maximum lawful rate.

      3. Additional Payments. Borrower further promises to pay to Lender, immediately upon demand, all reasonable costs, disbursements and reasonable attorneys' fees incurred by Lender in connection with the preparation of this Secured Term Note and all related agreements and documents, or in connection with any action, suit or proceeding to protect, sustain or enforce the rights and remedies of Lender hereunder.

      4.    Borrowing and Prepayment.

            a. Subject to the terms and conditions hereof, Lender shall make available to Borrower the Principal Sum in immediately available funds not later than 12:00 Noon (Washington, D.C. time) on the Business Day on which the following conditions precedent are satisfied: (i) no default shall have occurred under this Secured Term Note, the Revolving Loan Agreement, the Secured Term Note made by Borrower in favor of HealthCare Financial Partners - Funding II, L.P. dated March ______, 1997 (the "March Secured Note") or that certain Loan and Security Agreement by and between PHC of Utah, Inc. (an affiliate of Borrower) and HCFP Funding ((as successor-in-interest to HealthPartners Funding, L.P.) dated May 21, 1996, as amended (the "Utah Loan Agreement"), (ii) all representations and warranties contained in this Secured Term Note, the Revolving Loan Agreement, the Utah Loan Agreement, or otherwise made in writing in connection herewith by or on behalf of Borrower shall be true and correct in all material respects, (iii) PHC, Inc. shall have executed and delivered to Lender a guaranty of the obligations under this Secured Term Note (the "Guaranty"), (iv) Borrower shall have properly executed a mortgage granting to Lender a third priority lien on the real property described on Exhibit A to this Secured Term Note (the "Mortgage"), (v) Borrower shall have delivered the Mortgage, in recordable form, to Lender, and (vi) Borrower shall have received Uniform Commercial Code ("UCC"), judgement and tax lien searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains a place of business, which yield results consistent with the representations and warranties contained herein.

            b. Borrower may prepay all or any part of the Principal Sum outstanding without penalty, together with all interest accrued thereon, and all other sums that are payable pursuant to this Secured Term Note.

      5 . Payment Office. Both the Principal Sum and the interest hereon and any other amounts payable hereunder are payable in lawful money of the United States of America at the office of Lender, at 2 Wisconsin Circle, Suite 320, Chevy Chase, NM 20815, Attention: Mr. Ed Nordberg, or at such other place as Lender may specify in writing to Borrower. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment is made are available to Lender for its use. Any payment hereunder which is stated to be due on a day on which banks in Maryland are required or permitted to be closed for business shall be due and payable on the next business day (each such next day a "Business Day") and such extension of time shall be included in the computation of interest in connection with such payment.

            6. Acceleration: No Presentment. On the Maturity Date or upon the occurrence of an Event of Default (as defined in Section 12 hereof), the outstanding Principal Sum, accrued and unpaid interest thereon and all other sums owed by Borrower to Lender in connection herewith shall immediately become due and payable. Borrower hereby expressly waives any presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest of any kind, except the notices required under Section 12 hereof.

            7.    Secure Agreement.

                 a. This Secured Term Note shall constitute a security agreement as that term is used in the UCC and Borrower hereby grants to Lender, as security for Borrower's obligations hereunder, a security interest in the following, (collectively, the "Collateral"), which security interest shall have first priority and be senior to all other liens and encumbrances except those made in favor of HCFP Funding and in existence prior to the date of this Secured Term Note:

                       (i)    All  of   Borrower's   now-owned  and  hereafter
acquired or arising Accounts, accounts receivable and rights to payment of every kind and description, and any contract rights, chattel paper, documents and instruments with respect thereto;

                       (ii)   All  of  Borrowers   now  owned  and   hereafter
acquired or arising general intangibles of every kind and description pertaining to its Accounts, accounts receivable and other rights to payment, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records, and data;

                       (iii) All of Borrower's now or hereafter acquired deposit accounts into which Accounts are deposited, including the Lockbox Account;

                       (iv) All of Borrower's monies and other property of every kind and nature now or at any time or times hereafter in the possession of or under the control of Lender or a bailee or Affiliate of Lender;

                       (v)    All  of   Borrower's   now  owned  or  hereafter
acquired inventory of every description which is held by the Borrower for sale or lease or is furnished by the Borrower under any contract of service or is held by the Borrower as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof-,

                         (vi) All  of   Borrower's   now  owned  or  hereafter
acquired machinery, equipment. tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired. together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof;

                        (vii) all   of    Borrower's    general    intangibles
(including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of the Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof,

                        (viii) the real property described on Exhibit A to this Secured Term; and

                        (ix) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

      Borrower shall, at Borrower's expense, perform all acts and execute all documents requested by Lender at any time to evidence, perfect, maintain and enforce Lender's security interest and the priority thereof in the Collateral. Upon Lender's request, at any time and from time to time, Borrower shall, at Borrower's sole cost and expense, execute and deliver to Lender one or more financing statements (in form and substance satisfactory to Lender) pursuant to the UCC and, where permitted by law, Borrower hereby authorizes Lender to execute and file one or more financing statements signed only by Lender. Notwithstanding anything to the contrary contained in this Secured Term Note, Borrower and Lender agree that Lender is, and shall be deemed to be, the "secured party" as that term is defined in the UCC and elsewhere with respect to personal property.

                  b. In addition to all other rights, options, and remedies granted to Lender under this Secured Term Note, upon the occurrence of an Event of Default Lender may exercise all other rights granted to it hereunder and all rights under the Uniform Commercial Code 'in effect in the applicable jurisdiction(s) and under any other applicable law, and exercise the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                       (i) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without Judicial process, and to exercise all rights and remedies available to Lender with respect to the Collateral under the Uniform Commercial Code in effect in the Jurisdiction(s) in which such Collateral is located;

                       (ii) The right to (by its own means or with judicial assistance) enter any of Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection c. below, without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action;

                       (iii) The right to require Borrower at Borrower's expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender;;and

                        (iv)  The  right  to   relinquish   or   abandon   any
Collateral or any security interest therein.

                  c. Borrower  agrees that a notice received by it at least five
(5) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral following an Event of Default.

                  d. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy the liabilities and obligations of Borrower to Lender in any order. All rights and remedies granted Lender hereunder and under any agreement referred to herein, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Principal Sum, all interest, costs, expenses and other charges due hereunder, and all other existing and future liabilities and obligations of Borrower to Lender, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

            9. Use of Funds. Borrower covenants and agrees that the loan of the Principal Sum or any portion thereof shall be used for working capital or other commercial purposes of Borrower.

            10. Representations. Borrower hereby warrants and represents to Lender that:

                  a. This Secured Term Note constitutes a valid and binding obligation of Borrower. enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws generally affecting creditors' rights or remedies, and judicial doctrines concerning waivers of rights.

                  b. Except as may be provided in instruments executed by Borrower in favor of HCFP Funding or Funding H or except as otherwise provided in Schedule 10(h), the execution, delivery or performance of or under this Secured Term Note will not violate or conflict with any law, rule, regulation, order, judgment, indenture, instrument, or agreement by which Borrower or Borrower's properties or assets are bound or affect, or conflict or be inconsistent with, or result in any breach of, any of the terms, covenants or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Borrower, pursuant to the terms of any indenture, mortgage, deed of @ agreement or other instrument to which Borrower is a party or by which Borrower's properties or assets may be bound or to which they may be subject other than a lien, security interest, charge or other encumbrance in favor of Lender or its affiliates, successors or assigns.

                  c. Except as provided in Schedule 10(c), there are no actions, suits or other proceedings pending, including, without limitation, any condemnation proceeding, or to the knowledge of Borrower threatened, against or adversely affecting Borrower's properties or assets or the validity or enforceability of this Secured Term Note. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority. There is no litigation or proceeding, including, without limitation, any condemnation proceeding, pending or, to the knowledge of Borrower, threatened against or affecting Borrower's properties or assets, or any circumstances existing which would in any manner materially adversely affect Borrower's properties or assets, or the validity or ability of Borrower to perform any obligations under this Secured Term Note.

                  d. The financial statements of Borrower previously delivered to Lender are true, correct and complete and fairly present the financial condition of Borrower as of the date thereof. No material adverse change in the financial condition of Borrower has occurred since the date of such financial statements of Borrower delivered to Lender.

                  e. Except for liens, security interests, charges or encumbrances in favor of HCFP Funding or HCFP Funding II or as otherwise provided in Schedule 10e attached hereto and made a part hereof, Borrower is the sole owner of all right, title and interest in and to all of the Collateral free and clear of any lien, security interest, charge or encumbrance.

      Borrower shall deliver to Lender: (i) its monthly financial statements, prepared in accordance with the financial statements of such party previously delivered to Lender, consistently applied, and certified by such party to Lender to be true and correct and accurately reflecting such party's financial condition as of the date thereof, (ii) prompt written notice of any event or occurrence (including any pending or threatened litigation) of which such party has knowledge which may materially adversely affect the financial condition of Borrower; and (iii) any other information relating to Borrower reasonably requested by Lender.

            11. Covenants. Borrower covenants and agrees that until this Secured Term Note shall be repaid in full, it shall be bound by, and shall comply fully with, all of the affirmative and negative covenants set forth in Article VI and
Article VU of the Revolving Loan Agreement, all of which covenants are hereby incorporated by reference into this Secured Term Note..

            12. Events of D. The following events are each an "Event of Default" hereunder:

                  a. Borrower fails to make any payment of principal when due or fails to make any payment of interest, fees or other amounts owed to or for the account of Lender hereunder and such payment remains unpaid for five (5) Business Days after written notice hereof from Lender to Borrower is received; or

                  b. Borrower has made any representations or warranties in this Secured Term Note or any financial statement delivered to Lender or otherwise in connection herewith or therewith which contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading; or

                  c. Borrower shall fail to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in this Secured Term Note and such failure shall have continued for a period of ten (I 0) days after written notice thereof, or

                  d. Borrower shall (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator; or (ii) file a voluntary petition seeking relief under the Bankruptcy Code, or be unable, or admit in writing Borrower's inability, to pay their debts as they become due; or (iii) make a general assignment for the benefit of creditors; or (iv) file a petition or an answer seeking reorganization or an arrangement or a readjustment of debt with creditors, apply for, take advantage, permit or suffer to exist the commencement of any insolvency, bankruptcy, suspension of payments, reorganization, debt arrangement, liquidation, dissolution or similar event, under the law of the United States or of any state in which Borrower is a resident; or (v) file an answer admitting the material allegations of a petition filed against Borrower in any such bankruptcy, reorganization or insolvency case or proceeding or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or

                  e. (i) an involuntary case is commenced against Borrower and the petition is not controverted within ten (10) days or is not dismissed within thirty (30) days after the commencement of the case or (ii) an order, judgment or decree shall be entered by any court of competent Jurisdiction on the application of a creditor adjudicating Borrower bankrupt or insolvent, or appointing a receiver, trustee or liquidation of Borrower or of all or substantially all of the assets of Borrower and such order, judgment or decree shall continue unstayed and in effect for a period ninety (90) days or shall not be discharged within thirty (30) days after the expiration of any stay thereof, or

                  f. an Event of Default shall have occurred under the March Secured Note, the Revolving Loan Agreement, the Mortgage or the Utah Loan Agreement.

            13.   Lender's Rights

                  a. Upon the occurrence of an Event of Default, Lender may, in addition to the remedies set forth in Section 7 herein, proceed, to the extent permitted by law, to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Secured Term Note or in aid of the exercise of any power granted in this Secured Term Note, or proceed to enforce the payment of this Secured Term Note or to enforce any other legal or equitable right of Lender. No right or remedy herein or in other agreement or instrument to the benefit of Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the outstanding Principal Sum, or any of the other obligations of Borrower to Lender shall not be paid when due, Lender shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and Lender shall have the night at any time and from time to time, in any manner and in any order, to enforce its security interests, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances, and apply the proceeds of any collateral to such obligations of Borrower as it determines in its sole discretion.

                  b. If an Event of Default has occurred as provided herein and Borrower has not paid the total outstanding Principal Sum, together with interest accrued thereon upon demand by Lender, then Borrower shall pay to Lender 'interest on such outstanding amounts at a rate per annum equal to the Default Interest Rate from the date such outstanding amounts are due until the date this Secured Term Note is paid in full. Borrower promises to pay all costs of collection, including reasonable attorneys' fees, if this Secured Term Note is referred to an attorney for collection after the Event of Default.

            14. No Waiver. No failure or delay on the part of Lender in exercising any right, power or privilege under this Secured Term Note nor any course of dealing between Borrower and Lender, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any right, power or privilege.

            15. Writing Required. No modification or waiver of any provisions of this Secured Term Note, nor consent to any departure by Borrower, shall in any event be effective, irrespective of any course of dealing between the parties. unless the same shall be in a writing executed by Lender and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall thereby entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

            16. Usury Limitation. Notwithstanding anything contained herein to the contrary, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event Lender receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the Principal Sum; and if the Principal Sum is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable in any specific case exceeds the highest lawful rate, Lender and Borrower shall to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) "spread" the total amount of interest throughout the entire term of the obligation so that the interest rate is deemed to have been uniform throughout said entire term.

            17. Notices. Any notice or demand given under this Secured Term Note shall be given by delivering it, sending by telecopier (with a confirming copy by regular mail), or by mailing it by certified or registered mail, postage prepaid, return receipt requested, or sent by prepaid overnight courier service addressed to Borrower at: 200 Lake Street, Suite 102, Peabody, MA 01960
Attention: Paula Wurts, Chief Financial Officer, (fax) (508) 536-2677, with a copy to Willie E. Washington, Esquire, Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, MA 02109, (fax) (617) 248-4000. Any notice to be given to Lender under this Secured Term Note shall be given by delivering it, sending by telecopier (with a confirming copy by regular mail), or mailing it by certified or registered mail, return receipt requested, or sent by prepaid overnight courier service, addressed to Lender at: 2 Wisconsin Circle, Fourth Floor, Chevy Chase, MD 20815 Attention: Ethan D. Leder, President, or at such other place as Lender may specify in writing to Borrower. Each party may designate a change of address by notice to the other given in accordance herewith at least fifteen (1 5) days before such change of address is to become effective. A notice given under this Secured Term Note shall be deemed received five (5) days after it is sent by regular mail, or upon receipt when it is delivered or sent by telecopier according to the requirements of this paragraph, or if sent by courier on the next Business Day following deposit with the courier.

            18. Section Headings. The headings of the several paragraphs of this Secured Term Note are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision.

            19. Severability. Any provision contained in this Secured Term Note which is prohibited or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            20. Survival of Terms. All covenants, agreements, representations and warranties made in this Secured Term Note or in any financial statements delivered pursuant hereto shall survive Borrower's execution and delivery of this Secured Term Note to Lender and shall continue in full force and effect so long as this Secured Term Note or any other obligation hereunder shall be outstanding and unpaid or any other obligation of Borrower hereunder shall remain unperformed.

            21. Choice of Law: Consent to Jurisdiction, THIS SECURED TERM NOTE IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT RESPECT TO ANY OTHERWISE APPLICABLE CONFLICTS-OF-LAWS PRINCIPLES, BOTH AS TO INTERPRETATION AND PERFORMANCE, AND THE PARTIES EXPRESSLY CONSENT AND AGREE TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND AND TO THE LAYING OF VENUE IN MARYLAND, W G ALL CLAIMS OR DEFENSES BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENT FORUM OR THE LIKE. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY OF THE SUMMONS TO BORROWER, BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER'S ADDRESS SET FORTH IN SECTION 17 ABOVE. BORROWER FURTHER WAIVES ANY CLAIM FOR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY LENDER IN GOOD FAITH.

            22. Waiver of Trial by Jury. EACH OF BORROWER AND LENDER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUES TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH OF BORROWER AND LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS SECURED TERM NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS SECURED TERM NOTE, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF BORROWER AND LENDER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

            23. Confession of Judgment. IF AN EVENT OF DEFAULT HAS OCCURRED, THE UNDERSIGNED HEREBY AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF THE UNDERSIGNED IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OF PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST THE UNDERSIGNED IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS SECURED TERM NOTE (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS REASONABLE ATTORNEYS' FEES, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING. THE UNDERSIGNED AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE UNDERSIGNED SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.

IN WITNESS THEREOF, the undersigned has executed this Secured Term Note as of the day and year first above written.



ATTEST:                                   PHC OF MICHIGAN, INC.
                                          a Massachusetts corporation


By:  /s/ Paula C. Wurts                   By: /s/ Bruce A. Shear
      Name:  Paula C. Wurts                   Name:  Bruce A. Shear
      Title: CFO                              Title: President






H:\WP'\LEGAL\CLIENTS\PHCMICH\ISECNOTE.WPD

                                   MORTGAGE




                                by and between
                            PHC OF MICHIGAN, INC.
                                 ("Borrower")
                                     and
                            HCFP FUNDING II, INC.
                                  ("Lender")




This document was prepared by Stephen L. Burlingame, Esq., of Fraser Trebilcock Davis & Foster, P.C. on behalf of HCFP Funding II, Inc., a Delaware corporation.

AFTER RECORDING, PLEASE RETURN TO:

      Stephen L. Burlingame, Esq.
      Fraser Trebilcock Davis & Foster, P.C.
      1000 Michigan National Tower
      Lansing, Michigan 48933

                                    MORTGAGE

      This mortgage is made on December ___________ , 1997, between PHC OF MICHIGAN, INC. a Massachusetts corporation, as Mortgagor, and HCFP FUNDING II, INC., a Delaware corporation, having its principal office at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815, as Mortgagee.

      For value received, Mortgagor mortgages and warrants to Mortgagee the property situated in the City of New Baltimore, County of Macomb, and State of Michigan, with a street address of 350'31 23 Mile Road, New Baltimore, Michigan 48047, and legally described as shown on the attached Exhibit A; together with the easements, rights-of-way, licenses, privileges, hereditaments, and appurtenances belonging to the property, and all the rents, issues, leases, and profits, the interest of Mortgagor in the property, either at law or in equity, all buildings, structures, and improvements, and all fixtures located in, on, or affixed to the property, and used or usable in connection with the operation of the property (all of the above-stated property are collectively referred to in this mortgage as the "premises").

      This mortgage is given to secure the following:

(a) payment of the indebtedness evidenced by a promissory note of even date, made and delivered by Mortgagor to Mortgagee, in the principal sum of Five Hundred Thousand Dollars ($500,000.00), payable with interest ("Secured Term Note");

(b) payment by Mortgagor to Mortgagee of all sums expended or advanced by Mortgagee pursuant to any term or provision of this mortgage;

(c) performance of the covenants, conditions, and agreements contained in this mortgage and in the Secured Term Note and in any other documents securing the indebtedness shown above;

(d) all other indebtedness and obligations of Mortgagor presently or subsequently owing to Mortgagee, including but not limited to all future advances under this mortgage or on the Secured Term Note, loan agreements, security agreements, pledge agreements, assignments, mortgages, leases, guarantees, and any other agreements, instruments, or documents previously or subsequently signed by Mortgagor, whether the indebtedness or obligations are direct or indirect, absolute or contingent, primary or secondary, or related or unrelated to the premises or the transaction of which this mortgage is a part, and any and all partial or full extensions or renewals of this indebtedness or other indebtedness and obligations (all of the foregoing are collectively referred to as the "indebtedness").

     Mortgagor warrants, covenants, and agrees that:

     Mortgagor is seized of the premises. in fee simple. Mortgagor had the right and power to mortgage and wan-ant the premises as set forth in this Mortgage. The premises are free from all liens and encumbrances except easements and restrictions of record disclosed in (i) the first priority mortgage of Health Care Financial Partners- Funding 11, L.P., which mortgage has been assigned to U.S. Bank National Association, as Trustee;
     (ii) the second priority mortgage of HCFP Funding, Inc., and (iii) Lawyers Title Insurance Corporation Title Commitment No. _______ LTC dated _______ 1997, relating to the premises. Mortgagor will defend the premises against all claims and demands.

2. Payment of Indebtedness. Mortgagor will pay all indebtedness when due, including the principal and interest, as provided in the Secured Term Note.

3. Taxes and Assessments. Until the indebtedness is fully satisfied, Mortgagor will pay all taxes, assessments, and other similar charges and encumbrances levied on the premises before they become delinquent, and will promptly deliver to Mortgagee, without demand, receipts showing the payment.

4. Tax and Insurance Escrow. On request, at the option of Mortgagee, Mortgagor will pay to Mortgagee monthly, in addition to each monthly payment required by this mortgage or under the Secured Term Note, a sum equivalent to one-twelfth of the amount estimated by Mortgagee to be sufficient to enable Mortgagee to pay, at least 30 days before they become due, all taxes, assessments, and other similar charges levied against the premises, and all insurance premiums on any policy or policies of insurance required by this mortgage. The additional payments may be commingled with the general funds of Mortgagee, and no interest shall be payable on those payments. On demand by Mortgagee, Mortgagor will deliver and pay over to Mortgagee any additional sums necessary to make up any deficiency in the amount necessary to enable
     Mortgagee to fully pay when due any of the preceding items. In the event of any default by Mortgagor in performing any of the terms of this mortgage, Mortgagee may apply against the indebtedness, in the manner that Mortgagee may determine, any funds of Mortgagor then held by Mortgagee under this paragraph.

5. Change of Law. If, after the date of this Mortgage, any statute or ordinance is passed that changes in any way the laws now in force for the taxation of mortgages or mortgaged debts or the manner in which those taxes are collected, so as to affect this mortgage or the interest of Mortgagee, the whole of the principal sum secured by this mortgage, with all interest and charges, if any, at the option of Mortgagee, shall become due and payable.

6. Insurance. Mortgagor will procure, deliver to, and maintain for the benefit of Mortgagee during the term of this Mortgage:

     (a) a policy of hazard insurance, providing an all-risk extended coverage endorsement, in an amount equal to the highest replacement value of the premises;

     (b) a policy of comprehensive public liability insurance insuring against bodily injury, with a coverage limit of at least $1,000,000, and against property damage, with a coverage limit of at least $250,000, from any accident or occurrence with respect to the premises.

            All policies of insurance required by this paragraph shall be in a form, with companies, and in amounts acceptable to Mortgagee, and shall contain a mortgagee endorsement clause acceptable to Mortgagee, with loss payable to Mortgagee. Mortgagor will pay when due the premium-, on any policy of insurance required by Mortgagee, and will deliver to Mortgagee renewals of all policies at least I 0 days before their expiration date(s). Duplicates of all policies shall be delivered to Mortgagee.

            In the event of any loss or damage to the premises, Mortgagor will give immediate written notice to Mortgagee, and Mortgagee may then make proof of the loss or damage, if it is not promptly made by Mortgagor. All proceeds of insurance shall be payable to Mortgagee, and any affected insurance company is authorized and directed to make payment directly to Mortgagee. Mortgagee is authorized to settle, adjust, or compromise any claims for loss, damage, or destruction under any policy of insurance.

7. Maintenance and Repair. Mortgagor will not cause or permit the commission of waste on the premises and will keep the premises in good condition and repair. No building or other improvement on the premises shall be removed, demolished, or materially altered without the prior written consent of Mortgagee. Mortgagor will comply with all laws, -ordinances, regulations, and orders of all public authorities having jurisdiction over the premises. If the premises, in the sole judgment of Mortgagee, require inspection or repair, Mortgagee may enter upon the premises and inspect and/or repair the premises as Mortgagee may deem advisable, and may take other action as Mortgagee may deem appropriate to preserve the premises. Mortgagor will pay when due all charges for utilities or services contracted for by Mortgagor.

8. Environmental Matters. No use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material (as defined) has occurred or is occurring on or from the property. All Hazardous Material used, treated, stored, transported to or from, generated or handled on the property has been disposed of on or off the property by or on behalf of Borrower in a lawful manner. There are no underground storage tanks present on or under the property. No other environmental, public health or safety hazards exist with respect to the property. "Hazardous Material" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any federal, state or local governmental authority.

9. Waste. The failure of Mortgagor to meet its maintenance obligations or to pay any taxes assessed against the premises or any insurance premium on policies covering any property located on the premises shall constitute waste as provided by MCLA 600.2927, MSA 27A.2927, and shall entitle Mortgagee to appoint a receiver of the property for the purpose of preventing the waste. The receiver may collect the rents and income from the premises.

10. Condemnation. If the premises, or any part, are taken under the power of eminent domain, the entire award, to the full extent of the indebtedness, shall be paid to Mortgagee. Mortgagee is empowered in the name of Mortgagor to receive and give acquittance for any award, whether it is joint or several. However, Mortgagee shall not be held responsible for failing to collect any award.

11. Mortgagee Expenses. If Mortgagor fails to meet any of its obligations under this mortgage, Mortgagee shall have the right, but not the obligation, to perform in the place of Mortgagor. If Mortgagee incurs or expends any sums, including reasonable attorney fees, whether or not in connection with any action or proceeding, to (a) sustain the lien of this mortgage or its priority, (b) protect or enforce any of Mortgagee's rights, (c) recover any part of the indebtedness, (d) meet an obligation of Mortgagor under this mortgage, or (e) collect insurance or condemnation proceeds, then those sums shall become immediately due and payable by Mortgagor with interest at the default rate set forth in the Secured Term Note from the date of Mortgagee's payment until paid by Mortgagor. The sums expended in this manner by Mortgagee shall be secured by this mortgage and be a lien on the premises prior to any right, title, or interest on the premises attaching or accruing subsequent to the lien of this mortgage.

12. Assignment of Contracts and Licenses. Mortgagor assigns to Mortgagee, as further security for payment of the indebtedness, Mortgagor's interest in all agreements, contracts (including any contracts for the lease or sale of the premises), licenses, and permits affecting the premises. The assignment shall not be construed as a consent by Mortgagee to any agreement, contract, license or permit so assigned, or to impose any obligations on Mortgagee. Mortgagor shall not cancel, amend, permit, or cause a default or termination of any of the agreements, contracts, licenses, and permits used in conjunction with the operation of the premises without the written approval of Mortgagee.

13. Assignment of Rents and Leases. As additional security for the payment of the indebtedness, Mortgagor assigns and transfers to Mortgagee, pursuant to 1953 PA 210, as amended by 1966 PA 151 (MCLA 554.231 et seq., MSA 26.1137(l) et seq.), all the rents, profits, and income under all leases, occupancy agreements, or arrangements upon or affecting the premises (including any extensions or amendments) now in existence or coming into existence during the period this mortgage is in effect. This assignment shall run with the land and be good and valid as against Mortgagor and those claiming under or through Mortgagor. This assignment shall continue to be operative during foreclosure or any other proceedings to enforce this mortgage. If a foreclosure sale results in a deficiency, this assignment shall stand as security during the redemption period for the payment of the deficiency. This assignment is given only as collateral security and shall not be construed as obligating Mortgagee to perform any of the covenants or undertakings required to be performed by Mortgagor in any leases.

            In the event of default in any of the terms or covenants of this mortgage, Mortgagee shall be entitled to all of the rights and benefits of MCLA 554.231B.233, MSA 26.1137(1)B(3) and 1966 PA 15 1, and Mortgagee
      shall be entitled to collect the rents and income from the premises, to rent or lease the premises on the terms that it may deem best, and to maintain proceedings to recover rents or possession of the premises from any tenant or trespasser.

            Mortgagee shall be entitled to enter the premises for the purpose of delivering notices or other communications to the tenants and occupants. Mortgagee shall have no liability to Mortgagor as a result of those acts. Mortgagee may deliver all of the notices and communications by ordinary first-class U.S. mail.

            If Mortgagor obstructs Mortgagee in its efforts to collect the rents and income from the premises or unreasonably refuses or neglects to assist Mortgagee in collecting the rent and income, Mortgagee shall be entitled to appoint a receiver for the premises and the income, rents, and profits, with powers that the court making the appointment may confer.

            Mortgagor shall at no time collect advance rent in excess of one month under any lease g to the premises, and Mortgagee shall not be bound by any rent prepayment made or received in violation of this paragraph. Mortgagee shall not have any obligation to collect rent or to enforce any other obligations of any tenant or occupant of the premises to Mortgagor. No action taken by Mortgagee under this paragraph shall cause Mortgagee to become a "mortgagee in possession."

14. Performance of Leases. Mortgagor shall observe and perform all obligations contained in any lease affecting the premises. Mortgagor shall not default in performing any of the obligations imposed on Mortgagor by any lease; such a default gives the lessee the right to terminate or cancel the lease or offset against rentals- Upon request, Mortgagor shall furnish to Mortgagee a statement, in any reasonable detail that Mortgagee may request, of all leases relating to the premises and executed counterparts of any and all leases.

15. Records. With respect to the premises and its operations, Mortgagor shall keep proper books in accordance with generally accepted accounting principles consistently applied. Mortgagee shall have the right to examine the books at reasonable times as Mortgagee may elect. Upon request, Mortgagor shall furnish to Mortgagee within 60 days after the end of each calendar year, a financial statement of Mortgagor for the calendar year, in reasonable detail and stating in comparative form the figures as of the end of the previous calendar year, including statements of income and expense relating to operations of the premises, certified by an independent certified public accountant acceptable  to  Mortgagee.  In  addition,  Mortgagor  shall  furnish  to
      Mortgagee, in a form acceptable to Mortgagee, interim financial statements that Mortgagee may request, certified by Mortgagor.

16. Waiver. If Mortgagee (i) grants any extension of time with respect to the payment of any part of the indebtedness, (ii) takes other or additional security for the payment of the indebtedness, (iii) waives or fails to exercise any right granted by this mortgage or the Secured Term Note, (iv) grants any release on any part of the security held for the payment of the indebtedness, or (v) amends any of the terms and provisions of this mortgage or the Secured Term Note, that act or omission  shall  not  release  Mortgagor  under  any  covenant  of  this mortgage or the Secured Term Note, nor preclude Mortgagee from exercising any right or power granted, nor impair the lien or priority of this mortgage.

17. Use of Premises. Mortgagor shall not make, or permit, without the prior written consent of Mortgagee, (i) any use of the premises for any purpose other than that for which they are now used; (ii) any alterations of the buildings, improvements, and fixtures located on the premises; (iii) any purchase, lease of, or agreement for any fixtures to be placed on the premises under which title is reserved in the vendor. Mortgagor shall execute and deliver documents that may be requested by Mortgagee to confirm the lien of this mortgage on any fixtures, machinery, and equipment.

18. Events of Default The occurrences listed below shall be deemed events of default and shall entitle Mortgagee, at its option and without notice except as required by law, to exercise any one or any combination of remedies under this mortgage or permitted by law:

     (a) the failure by Mortgagor to (i) make any payment when due under the Secured Term Note, or (ii) to perform any of the other terms, covenants, or conditions of this mortgage within a period of ten (10) days after written notice from Mortgagee of Mortgagor's failure to perform an obligation;

     (b) the institution of foreclosure or other proceedings to enforce any junior lien or encumbrance on the premises;

     (c) the appointment by a court of a receiver or trustee of Mortgagor or for any property of Mortgagor;

     (d) a decree by a court adjudicating Mortgagor a bankrupt or insolvent, or for the sequestration of any of Mortgagor's property;

     (e) the filing of a petition in bankruptcy by or against Mortgagor under the federal Bankruptcy Code or any similar statute that is in effect;

     (f) an assignment by Mortgagor for the benefit of creditors or a written admission by Mortgagor of the inability to pay debts generally as they become due;

      (g) the failure to comply with all of the terms and covenants of any leases or other agreements, documents, or restrictions that now encumber, affect, or pertain to the premises;

      (h) Mortgagor, without the written consent of Mortgagee, sells, conveys, or transfers the premises, any interest in the premises, or any rents or profits from the premises, or causes or allows any mortgage, lien, or other encumbrance, or any writ of attachment, garnishment, execution, or other legal process to be placed on the premises, or any part of the premises is transferred by operation of law;

      (i) all or any part of the premises is damaged or destroyed by fire or other casualty, regardless of insurance coverage, or is taken by power of eminent domain.

 19. Default Remedies. Upon the occurrence of any event of default of this mortgage, Mortgagee shall have the option, in addition to and not in lieu of all other rights and remedies provided by law, to do any or all of the following:

      (a) Without notice, except as expressly required by law, to declare the principal sum secured by the Mortgage, together with all interest and all other sums secured by this mortgage, to be immediately due and payable; to demand any installment payment due under the Secured Term Note; and to institute any proceedings that Mortgagee deems necessary to collect and otherwise to enforce the indebtedness and obligations secured by this mortgage and to protect the lien of this mortgage.

      (b) Commence foreclosure proceedings against the premises pursuant to applicable laws. Mortgagee's commencement of a foreclosure shall be deemed an exercise by Mortgagee of its option to accelerate the due date of all sums secured by this mortgage. Mortgagor grants to Mortgagee, in the event of the occurrence of an event of default, the power to sell the premises at public auction by advertisement, without notice or hearing, except as required by Michigan statutes.

      (c) To enter into peaceful possession of the premises and/or to receive the rent, income, and profits, and to apply those in accordance with paragraph 13.

      Mortgagor acknowledges having been advised that Mortgagee believes that the value of the security covered by this mortgage is inextricably intertwined with the effectiveness of the management, maintenance, and general operation of the premises, and that Mortgagee would not make the loan secured by this mortgage unless it could be assured that it would have the right to take possession of the premises in order to manage, control management, and enjoy the income, rents, and profits. immediately upon default by Mortgagor, notwithstanding that foreclosure proceedings may not have been instituted, or are pending, or that the redemption period may not have expired. Accordingly, Mortgagor knowingly and voluntarily waives all right to possession of the premises from and after the date of default, upon demand for possession by Mortgagee.

20. Sale of Premises as a Whole or in Parcels. Upon any foreclosure sale of the premises, the premises may be sold either as a whole or in parcels, as Mortgagee may elect, and if in parcels, to be divided as Mortgagee may elect, or, at the election of Mortgagee, the p may be offered first in parcels and then as a whole, with the offer producing the highest price for the entire property to prevail.

21. Assignment. Mortgagor shall not make a conveyance of any interest in the premises. A "conveyance" of Mortgagor's interest in the premises shall include without limitation any voluntary or involuntary disposition or dilution of legal or beneficial title to the premises by any means. If ownership of the premises, or any part, becomes vested in a person other than Mortgagor (with or without Mortgagee's consent), Mortgagee may, without notice to Mortgagor, deal with the successors in interest with reference to this mortgage or the Secured Term Note without in any way releasing or otherwise affecting Mortgagor's liability under the Secured Term Note and mortgage.

22. Application of Proceeds. In the event of the payment to Mortgagee, pursuant to this mortgage, of any rents or profits, or proceeds of any insurance or condemnation award, or proceeds from the sale of the premises upon foreclosure, Mortgagee shall have the right to apply the rents, profits, or proceeds, in amounts and proportions that Mortgagee shall, in its sole discretion, determine, against the cost and expenses incurred by Mortgagee in exercising its rights under this mortgage, payment of the interest and principal due under the Secured Term Note, payment of any other portion of the indebtedness, and payment of expenses incurred in preserving the premises. Application by Mortgagee of any proceeds toward the last maturing installments of principal and interest to become due under the Secured Term Note shall not excuse Mortgagor from making the regularly scheduled payments due under the Secured Term Note and this mortgage, nor shall the application reduce the amount of the payments. In the event of the payment of proceeds as a result of an insurance or condemnation award, Mortgagee shall have the right, but not the obligation, to require all or part of the proceeds of any insurance or condemnation award to be used to restore any part of the premises damaged or taken by reason of the occurrence which gave rise to the payment of the proceeds.

            CAUTION:  PARAGRAPH 23 CONTAINS A WAIVER OF IMPORTANT LEGAL RIGHTS

23. Waiver of Rights. This mortgage contains a power of sale which permits Mortgagee to cause the premises to be sold in the event of a default.
      Mortgagee may elect to cause the premises to be sold by advertisement rather than pursuant to court action, and Mortgagor voluntarily and knowingly waives any right Mortgagor may have by virtue of any applicable constitutional provision or statute to any notice or court hearing prior to the exercise of the power of sale, except as may be expressly required by the Michigan statute governing foreclosures by advertisement. In addition, Mortgagor knowingly and voluntarily waives any right Mortgagor may have to remain in possession of the premises or to collect any rents or income therefrom during the pendency of any foreclosure proceedings and during any applicable redemption period. Also, paragraphs 18 and 21 above entitle Mortgagee to require immediate payment of the balance of the indebtedness in full if the premises are sold or otherwise transferred. By execution of this mortgage, Mortgagor represents and acknowledges that the meaning and consequences of these paragraphs have been discussed as fully as desired by Mortgagor with Mortgagor's legal counsel.

24. Environmental Matters. Mortgagor agrees to indemnify Mortgagee against, and hold it harmless from, all obligations and liabilities relating to the premises arising out of claims made or suits brought for investigation, study, remedial work, monitoring, or other costs and expenses arising from or associated with response to any environmental matters, including but not limited to any (a) water pollution, air pollution, noise, odor, spills, leaks, or inadvertent discharges, emissions, or releases, or the generation, transportation, storage, treatment,  or  disposal  of solid  waste,  including  hazardous  waste, hazardous substances, pollutants and contaminants; (b) injury, sickness, disease, or death of any person; or (c) damage to any property, regardless of whether the cause of the injury or damage occurred before or after the date of this mortgage. Mortgagor further agrees that Mortgagee shall have no liability for any environmental contamination associated with Mortgagor's business or the premises, and that any involvement of Mortgagee with Mortgagor's business to protect its security interest in the premises shall not constitute Mortgagor as an "owner or operator" of Mortgagor's business for purposes of determining environmental liability. In any event, if Mortgagee becomes obligated, by judicial or administrative judgment or settlement of a claim, to pay any amounts for response to any environmental contamination associated or connected with Mortgagor's business or the premises, any payment by Mortgagee shall be deemed additional indebtedness secured by the lien of this mortgage, shall be immediately due and payable to Mortgagee, and shall bear interest until paid at the default interest rate specified in the Secured Term Note.

25. Covenants Run with Land. All of the terms and covenants of this mortgage shall run with the land and shall be binding on and inure to the benefit of the respective legal representatives and successors of the parties.

26. Release of Mortgage. If Mortgagor pays to Mortgagee the money required by the Secured Term Note, in the manner and at the times provided in the Secured Term Note, and all other sums of the indebtedness payable by Mortgagor to Mortgagee, and keeps and performs the terms, covenants, and agreements of Mortgagor with Mortgagee, then this mortgage shall be satisfied, and Mortgagee shall release the mortgage.

27. Notice. All notices, demands, and requests required or permitted to be given to Mortgagor or by law shall be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to Mortgagor or Mortgagee at their last known addresses.

28. Severability. If any provision of this mortgage is in conflict with any statute or rule of law of the State of Michigan or is otherwise unenforceable for any reason, then that provision shall be deemed null and void to the extent of the conflict or unenforceability, but shall be deemed separable from and shall not invalidate any other provision of this Mortgage.

29. Venue and Jurisdiction. All provisions of this mortgage shall be governed by and construed in accordance with the laws of the State of Michigan. Venue shall be in Macomb County, Michigan for any action brought with regard to this mortgage. Mortgagor consents to personal jurisdiction over it by any Michigan courts to the extent that personal jurisdiction may be necessary to enforce any of the provisions of this mortgage.

This Mortgage has been signed on the date set forth above.

WITNESSES:                          MORTGAGOR:

                                    PHC OF MICHIGAN, INC.,
                                    a Massachusetts corporation


 /s/ Paula C. Wurts                By:  /s/ Bruce A. Shear
   Paula Wurts                      Name:  Bruce A. Shear
                                    Its:   President





STATE OF MASSACHUSETTS )
COUNTY OF ESSEX        )   Ss:

     The foregoing instrument was acknowledged before me on December 4, 1997, by Bruce A. Shear, the President of PHC of Michigan, Inc., a Massachusetts corporation, on behalf of the corporation.


Paula C. Wurts
Notary Public, Essex County
My commission expires November 29, 1002





H:\WP\LEGAL\CLIENTS\PHCMICH\3MORTG.WPD

                          Schedule 10(b)

                               None

                          Schedule 10(c)

                               None

                          Schedule 10(e)

     The matters referred to in Section 1 of the Mortgage securing this Note.